PLAN AND AGREEMENT TO MERGE

                                TABLE OF CONTENTS

1.    Effective Date                                                                                              1
2.    Events Preceding Effectiveness                                                                              1
3.    Representations and Warranties of Shore Bancshares                                                          2
     3.1.    Organization, Standing, and Capitalization of Shore Bancshares and the Shore
             Subsidiaries                                                                                         2
     3.2.    Financial Statements                                                                                 4
     3.3.    Taxes                                                                                                4
     3.4.    No Undisclosed Liabilities                                                                           4
     3.5.    Absence of Certain Changes or Events                                                                 5
     3.6.    Complete and Accurate Disclosure                                                                     5
     3.7.    Title to Properties; Absence of Liens and Encumbrances; Compliance with Laws                         5
     3.8.    Contracts6
     3.9.    Litigation, Etc.                                                                                     7
     3.10.   Environmental Matters                                                                                8
     3.11.   Labor Matters                                                                                       10
     3.12.   Pension and Welfare Matters                                                                         10
     3.13.   Related Party Transactions                                                                          13
     3.14.   No Conflict with Other Documents                                                                    14
     3.15.   Compliance with Laws; Governmental Authorizations                                                   14
     3.16.   Authority; Enforceability                                                                           15
     3.17.   Insurance15
     3.18.   Financial Institutions Bond                                                                         15
     3.19.   Brokers; Financial Advisor                                                                          15
     3.20.   Beneficial Ownership of Talbot Bancshares Common Stock                                              15
     3.21.   Year 200016
     3.22.   Reports                                                                                             16
     3.23.   Agreements with Regulatory Agencies                                                                 16
     3.24.   State Takeover Laws and Control Share Acquisition Act                                               17
4.    Representations and Warranties of Talbot Bancshares                                                        17
     4.1.    Organization, Standing, and Capitalization of Talbot Bancshares and the Talbot
             Subsidiaries                                                                                        17
     4.2.    Financial Statements                                                                                18
     4.3.    Taxes                                                                                               18

                                     - i -

     4.4.    No Undisclosed Liabilities                                                                          19
     4.5.    Absence of Certain Changes or Events                                                                19
     4.6.    Complete and Accurate Disclosure                                                                    19
     4.7.    Title to Properties; Absence of Liens and Encumbrances; Compliance with Laws                        20
     4.8.    Contracts20
     4.9.    Litigation, Etc.                                                                                    21
     4.10.   Environmental Matters                                                                               22
     4.11.   Labor Matters                                                                                       23
     4.12.   Pension and Welfare Matters                                                                         24
     4.13.   Related Party Transactions                                                                          27
     4.14.   No Conflict with Other Documents                                                                    27
     4.15.   Compliance with Laws; Governmental Authorizations                                                   27
     4.16.   Authority; Enforceability                                                                           28
     4.17.   Insurance28
     4.18.   Financial Institutions Bond                                                                         28
     4.19.   Brokers; Financial Advisor                                                                          28
     4.20.   Beneficial Ownership of Shore Bancshares Common Stock                                               29
     4.21.   Year 200029
     4.22.   Reports                                                                                             29
     4.23.   Agreements with Regulatory Agencies                                                                 29
     4.24.   State Takeover Laws and Control Share Acquisition Act                                               30
5.    Covenants of Shore Bancshares                                                                              30
     5.1.    Information                                                                                         30
     5.2.    Events Preceding Effectiveness                                                                      31
     5.3.    Meeting of Stockholders of Shore Bancshares                                                         31
     5.4.    Conduct of Business                                                                                 31
     5.5.    Reservation of Shares                                                                               32
     5.6.    Regulatory Matters; Document Preparation                                                            32
     5.7.    Consents 33
     5.8.    Current Information; Advice of Changes                                                              33
     5.9.    No Solicitation of Other Offers                                                                     33
     5.10.   Affiliate and Support Agreements                                                                    34
     5.11.   Pooling-of-Interests                                                                                34
     5.12.   Taxes                                                                                               35
     5.13.   Public Announcements                                                                                35
6.    Covenants of Talbot Bancshares                                                                             35
                                     - ii -

     6.1.    Information                                                                                         35
     6.2.    Events Preceding Effectiveness                                                                      36
     6.3.    Meeting of Stockholders of Talbot Bancshares                                                        36
     6.4.    Conduct of Business                                                                                 36
     6.5.    Reservation of Shares                                                                               37
     6.6.    Regulatory Matters; Document Preparation                                                            37
     6.7.    Consents 38
     6.8.    Current Information; Advice of Changes                                                              38
     6.9.    No Solicitation of Other Offers                                                                     39
     6.10.   Affiliate and Support Agreements                                                                    39
     6.11.   Pooling-of-Interests                                                                                40
     6.12.   Taxes                                                                                               40
     6.13.   Public Announcements                                                                                40
7.    Conditions Precedent to Shore Bancshares' Obligations                                                      40
     7.1.    Representations, Warranties, and Covenants                                                          40
     7.2.    No Adverse Changes                                                                                  41
     7.3.    Events Preceding the Effective Date                                                                 41
     7.4.    Other Evidence                                                                                      41
     7.5.    No Adverse Proceedings, Events, or Regulatory Requirements                                          41
     7.6.    Consents, Etc.                                                                                      42
     7.7.    Fairness Opinion                                                                                    42
     7.8.    Opinion of Counsel                                                                                  42
     7.9.    Pooling-of-Interests Accounting                                                                     42
8.    Conditions Precedent to Talbot Bancshares' Obligations                                                     42
     8.1.    Representations, Warranties, and Covenants                                                          42
     8.2.    No Adverse Changes                                                                                  43
     8.3.    Events Preceding the Effective Date                                                                 43
     8.4.    Other Evidence                                                                                      43
     8.5.    No Adverse Proceedings, Events, or Regulatory Requirements                                          43
     8.6.    Consents, Etc.                                                                                      44
     8.7.    Fairness Opinion                                                                                    44
     8.8.    Opinion of Counsel                                                                                  44
     8.9.    Pooling-of-Interests Accounting                                                                     44
9.    Terms of the Merger                                                                                        44
     9.1.    Structure of the Merger                                                                             44
     9.2.    Conversion of Stock                                                                                 44
     9.3.    Exchange Procedure                                                                                  45

                                    - iii -


     9.4.    Stock Options                                                                                       46
     9.5.    Charter of the Successor Bancshares                                                                 46
     9.6.    By-Laws of the Successor Bancshares                                                                 46
10.   Boards of Directors and Employment Matters                                                                 47
11.   Indemnification; Directors' and Officers' Insurance                                                        47
12.   Amendment of this Plan                                                                                     48
13.   Abandonment of this Plan; Effect Thereof                                                                   49
14.   Expenses                                                                                                   50
15.   Notices                                                                                                    50
16.   Entire Agreement; Effect                                                                                   51
17.   Representations, Warranties, and Agreements                                                                51
18.   Governing Law                                                                                              51
19.   General                                                                                                    51
APPENDIX I            List of Information                                                                        53
APPENDIX II           Form of Articles of Merger                                                                 56
APPENDIX III          Form of Shore Bancshares Amended and Restated By-Laws                                      70
APPENDIX IV           Form of Shore Bancshares Stock Option Agreement                                            83
APPENDIX V            Form of Talbot Bancshares Stock Option Agreement                                           92
APPENDIX VI           Shore Bancshares Affiliate Memorandum                                                     101
APPENDIX VII          Talbot Bancshares Affiliate Memorandum                                                    104
APPENDIX VIII         Shore Bancshares Stockholders Support Agreement                                           108
APPENDIX IX           Talbot Bancshares Stockholders Support Agreement                                          113
APPENDIX X            Form of Opinion of Tax Counsel                                                            118
APPENDIX XI           Form of Opinion of Shore Bancshares Counsel                                               120
APPENDIX XII          Form of Opinion of Talbot Bancshares Counsel                                              123
APPENDIX XIII         Form of Employment Agreement                                                              126
APPENDIX XIV          Successor Bancshares Board and Executive Officer Assignments                              134
APPENDIX XV           Form of Termination and Release of Employment Agreement                                   135

                           PLAN AND AGREEMENT TO MERGE

         PLAN and agreement to merge (this "Plan"), dated as of July 25, 2000 by and between TALBOT BANCSHARES, INC. ("Talbot Bancshares"), a Maryland
corporation, and SHORE BANCSHARES, INC. ("Shore Bancshares"), a Maryland corporation.

                              W I T N E S S E T H:

         WHEREAS, Talbot Bancshares is a financial holding company and the holder of all of the issued and outstanding capital stock of The Talbot Bank of Easton, Maryland ("Talbot Bank"), a Maryland commercial bank; and Shore Bancshares is a bank holding company and the holder of all of the issued and outstanding capital stock of The Centreville National Bank of Maryland ("Centreville Bank"), a national banking association; and

         WHEREAS, Shore Bancshares and Talbot Bancshares each desires to have Talbot Bancshares merge with Shore Bancshares in such a manner that, upon the merger becoming effective, Shore Bancshares will be the surviving Maryland corporation; and all of the issued and outstanding shares of the Common Stock of Talbot Bancshares will be converted into the right to receive the Merger Consideration (as defined in Section 9.2) from Shore Bancshares, subject to the terms and conditions and based upon Shore Bancshares' and Talbot Bancshares' representations, warranties, and covenants hereinafter set forth (the "Merger").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and the mutual benefits to be derived herefrom, the parties agree as follows:

         1. Effective Date. Pursuant to MD. GENERAL CORPORATION LAW SS. 3-113(a), the effective date of this Plan and the Merger (the "Effective Date") shall be either (a) the first day of the month following the month in which the last of the events in Section 2, Section 7, and Section 8 occurs; or (b) such other date as Talbot Bancshares and Shore Bancshares may agree upon. Talbot Bancshares and Shore Bancshares will prepare and execute Articles of Merger in substantially the form attached as Appendix II which will set forth the Effective Date, and will file the Articles of Merger with the Maryland State Department of Assessments and Taxation.

         2. Events Preceding Effectiveness. On or before the Effective Date the following shall have occurred:

                  (a) A majority of the Boards of Directors of each of Shore Bancshares and Talbot Bancshares shall have approved and agreed to this Plan and the Merger;

                  (b) A majority of the Board of Directors of each of Shore Bancshares and of Talbot Bancshares, respectively, shall have approved and agreed to the Stock Option Agreements (the "Stock Option Agreements") in the forms attached as Appendix IV and Appendix V; and Shore Bancshares and Talbot Bancshares, respectively, shall have authorized and reserved an adequate number of shares of its Common Stock for issuance upon exercise of the option granted by such Stock Option Agreements, and taken all actions necessary to fulfill its obligations thereunder;

                  (c) the Boards of Directors of each of Shore Bancshares and Talbot Bancshares shall call a meeting of the stockholders of each of Shore Bancshares and Talbot Bancshares. Notice of the time and place of the meeting shall be provided in accordance with MD. GENERAL CORPORATION LAW ss. 2-504, and this Plan and the Merger shall have been ratified and confirmed by the affirmative vote of not less than two-thirds of the issued and outstanding voting stock of Shore Bancshares at its meeting and not less than two-thirds of the issued and outstanding voting stock of Talbot Bancshares at its meeting, in accordance with MD. GENERAL CORPORATION Law ss. 3-105(e);

                  (d) Shore Bancshares and Talbot Bancshares shall have procured the required approval, consent, waiver, or other administrative action with respect to this Plan and the transactions contemplated hereby by the Board of Governors of the Federal Reserve System (the "Federal Reserve") under Section 3(a)(5) of the Bank Holding Company Act of 1956, as amended;

                  (e) Shore Bancshares and Talbot Bancshares shall have procured the required approval, consent, waiver, or other administrative action with respect to this Plan and the transactions contemplated hereby by the Maryland Commissioner of Financial Regulation under MD. FIN. INS. CODEss. 5-904;

                  (f) Talbot Bank shall have procured the required approval, consent, waiver, or other administrative action with respect to this Plan and the transactions contemplated hereby by the Maryland Commissioner of Financial Regulation under MD. FIN. INS. CODEss. 5-403; and

                  (g) the parties shall have procured all other regulatory approvals, consents, waivers, or administrative actions of governmental entities or other persons or agencies that are necessary or appropriate to the consummation of the transactions contemplated by this Plan, and no approval, consent, waiver, or administrative action referred to in this Section 2(g) shall have included any condition or requirement that would result in a materially adverse effect on Talbot Bancshares or Shore Bancshares or Talbot Bank or Centreville Bank.

         3. Representations and Warranties of Shore Bancshares. Shore Bancshares represents and warrants to Talbot Bancshares as follows:

                  3.1. Organization, Standing, and Capitalization of Shore Bancshares and the Shore Subsidiaries. (a) Shore Bancshares is a duly organized and validly existing corporation and is in good standing under the laws of the State of Maryland. Shore Bancshares has the corporate power and authority to own and hold its material properties and to carry on its business as it is now being conducted. Shore Bancshares is a bank holding company under the Bank Holding

Company Act of 1956, as amended. Shore Bancshares has no subsidiaries or directly or indirectly affiliated companies and is not a party to any joint venture or partnership other than as set forth on a list previously provided to Talbot Bancshares (collectively, excluding Delmarva Bank Data Processing Center, Inc., the "Shore Subsidiaries").

                  (b) Centreville Bank is a duly organized and validly existing national banking association and is in good standing under the laws of the United States. The deposits of Centreville Bank are insured under the provisions of the Federal Deposit Insurance Act, as amended (85.3% by the bank insurance fund and 14.7% by the savings association insurance fund). Each of the other Shore Subsidiaries is a duly organized and validly existing corporation or other entity and is in good standing under the laws of the jurisdiction of its incorporation or organization as set forth on the list previously provided to Talbot Bancshares. Centreville Bank does not exercise any fiduciary powers. Each of the Shore Subsidiaries has the power (corporate or other) and authority to own and hold its material properties and to carry on its business as it is now being conducted. All outstanding shares of capital stock or other equity interests of all of the Shore Subsidiaries are validly issued, fully paid, and non-assessable. Except as set forth on a list previously provided to Talbot Bancshares, each of the Shore Subsidiaries is wholly owned by its parent. There are no outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the capital stock or other equity interests of any of the Shore Subsidiaries, and there are no outstanding securities or instruments of any kind that are convertible into shares of the capital stock or other equity interests of any of the Shore Subsidiaries. Except as set forth on a list previously provided to Talbot Bancshares, none of the Shore Subsidiaries is a party to any joint venture or partnership.

                  (c) Copies of all organizational documents and by-laws of Shore Bancshares and each of the Shore Subsidiaries have been previously provided to Talbot Bancshares, and all such copies are true and correct as of the date hereof. The minute books of Shore Bancshares and each of the Shore Subsidiaries, which have been made available to Talbot Bancshares for inspection, are complete in all material respects and accurately record the actions taken by the stockholders and directors of Shore Bancshares and each of the Shore Subsidiaries.

                  (d) The authorized capital stock of Shore Bancshares consists exclusively of 10,000,000 shares of Common Stock, par value $.01 per share, 1,914,132 of which shares are outstanding at July 25, 2000. All outstanding shares of Shore Bancshares Common Stock are validly issued, fully paid, and non assessable. Shore Bancshares has reserved 83,547 shares of its Common Stock for issuance under its stock option and employee stock purchase plans. On July 25, 2000, there were outstanding options to purchase 15,999 shares of Shore
Bancshares Common Stock at prices ranging from $17.85 to $32.00 pursuant to these stock option and employee stock purchase plans. Except for the option to be granted to Talbot Bancshares pursuant to the Stock Option Agreement attached as Appendix IV and as set forth on a list previously provided to Talbot Bancshares, there are no other outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the Common Stock of Shore Bancshares, and there are no outstanding securities or instruments of any kind that are convertible into shares of the Common Stock of Shore Bancshares.

                  3.2. Financial Statements. Shore Bancshares has previously provided to Talbot Bancshares copies of the Consolidated Financial Statements of Shore Bancshares and the Shore Subsidiaries at December 31, 1995, 1996, 1997, 1998, and 1999 and for each of the years then ended, as reported upon by Stegman & Company, and at March 31, 1999 and 2000 and for each of the three month periods then ended, all of which are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such consolidated financial statements and present fairly the financial position, results of operations, cash flows, and changes in stockholders' equity of Shore Bancshares and the Shore Subsidiaries at the dates of and for the periods covered by such financial statements.

                  3.3. Taxes. Copies of the tax returns for federal, state, county, municipal, or foreign taxing authorities for the taxable year ended December 31, 1995 and all taxable years through and including December 31, 1999 for Shore Bancshares and the Shore Subsidiaries have been previously provided to Talbot Bancshares. Shore Bancshares and the Shore Subsidiaries have filed with appropriate federal, state, county, municipal, or foreign taxing authorities all tax returns required to be filed (taking any applicable extensions into consideration) and have paid or reserved for all taxes shown to be due on such returns and all penalties and interest payable in respect thereof. Except as disclosed in writing to Talbot Bancshares, since January 1, 1995 neither Shore Bancshares nor any of the Shore Subsidiaries have received from any taxing authority any notice of deficiency or assessment of additional taxes not paid or any notice of an intention to commence an examination or audit of its tax returns, and no tax audits by any taxing authority are in process. Except as disclosed in writing to Talbot Bancshares, since January 1, 1995 neither Shore Bancshares nor any of the Shore Subsidiaries have granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal, or foreign income tax. The accruals and reserves reflected in the consolidated financial statements which Shore Bancshares has provided to Talbot Bancshares as described in Section 3.2 are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of the operations of Shore Bancshares and the Shore Subsidiaries for all periods prior to the date of such consolidated financial statements. For purposes of this Section 3.3, any reference to the Shore Subsidiaries shall be deemed to include any entity previously identified on the list delivered to Talbot Bancshares pursuant to 3.1(a) and 3.1(b).

                  3.4. No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated financial statements delivered under Section 3.2, neither Shore Bancshares nor any of the Shore Subsidiaries at the dates of such consolidated financial statements had any material liabilities or obligations (whether accrued, absolute, or contingent) required under generally accepted accounting principles to be reflected thereon which would materially and adversely affect the fair presentation of such financial statements. Neither Shore Bancshares nor any of the Shore Subsidiaries has incurred any liability since the date of the consolidated financial statements delivered under Section 3.2 (including any liability for taxes) which would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, or operations of Shore Bancshares and the Shore Subsidiaries, taken as a whole, other than liabilities which have been incurred in the ordinary course of business.

                  3.5.   Absence  of  Certain  Changes  or  Events.   Except  as
previously disclosed in writing to Talbot Bancshares, since December 31, 1999 there has not been:

                           (a) Any materially adverse change in the financial position, results of operations, assets, liabilities, or business of Shore Bancshares or the Shore Subsidiaries, other than changes in the ordinary course of business;

                           (b) any increase in salaries or wages of directors, officers, or employees of Shore Bancshares or the Shore Subsidiaries other than in the ordinary course of business; or any establishment or increase of any employment, compensation, bonus, pension, option, incentive or deferred compensation, retirement payments, profit sharing, or similar agreement or benefit, authorized, granted, or accrued to any directors, officers, or employees of Shore Bancshares or the Shore Subsidiaries other than in the ordinary course of business; or

                           (c) any declaration, payment, or set aside by Shore Bancshares of any dividend or distribution in respect of its Common Stock (other than regular quarterly cash dividends), or any purchase, issuance, or sale by Shore Bancshares of any of its Common Stock.

                  3.6. Complete and Accurate Disclosure. Neither this Plan (insofar as it relates to Shore Bancshares and the Shore Subsidiaries, the Common Stock of Shore Bancshares, and the involvement of Shore Bancshares in the transactions contemplated hereby) nor any financial statement, schedule, certificate, or other statement or document previously disclosed in writing under this Agreement delivered by Shore Bancshares to Talbot Bancshares in connection with this Plan, when considered in the aggregate, contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

                  3.7. Title to Properties;  Absence of Liens and  Encumbrances;
Compliance with Laws. Except as previously disclosed in writing to Talbot Bancshares, Shore Bancshares and each of the Shore Subsidiaries has good and marketable title to all of their respective properties and assets, including those reflected in the consolidated financial statements delivered pursuant to
Section 3.2, except as sold or otherwise disposed of for fair value and only in the ordinary course of business, free and clear of all liens and encumbrances, except (i) with respect to property as to which they are lessees, (ii) with respect to real estate owned by Shore Bancshares or the Shore Subsidiaries, for use, occupancy, and similar restrictions of public record that may be observed by an inspection of the property, and such other utility and other easements and encumbrances as do not materially adversely affect the fair market value of such real property, and (iii) liens to secure borrowings, liens to secure governmental deposits, and liens for current taxes not yet due and payable. Neither Shore Bancshares nor any of the Shore Subsidiaries owns or leases real property except as previously disclosed in writing to Talbot Bancshares, and is not in default under any material lease of real or personal property to which it is a party. As of the date hereof, except as previously disclosed in writing to Talbot Bancshares, the real properties, structures, buildings, equipment, and the tangible personal property owned, operated, or leased by Shore Bancshares or any of the Shore Subsidiaries are (x) in good repair, order, and condition, except for depletion, depreciation, and ordinary wear and tear, (y) suitable for the uses for which they were intended, and (z) free from any known structural defects. As of the date hereof, there are no laws, conditions of record, or other impediments which materially interfere with the intended uses by Shore Bancshares or any of the Shore Subsidiaries of the real property or tangible personal property owned or leased by it, except as previously disclosed in writing to Talbot Bancshares. Neither Shore Bancshares nor any of the Shore Subsidiaries have received any notice of any violation of any applicable law, building code, zoning ordinance, or other similar law. Shore Bancshares and the Shore Subsidiaries own or have the rights to use all real and personal properties and assets that are material to the conduct of the business as now conducted of Shore Bancshares and the Shore Subsidiaries, taken as a whole.

                  3.8. Contracts. Except for the plans, contracts, and agreements of Shore Bancshares and the Shore Subsidiaries (or of any plan under Section 3.8(b)) set forth on the list previously provided to Talbot Bancshares, neither Shore Bancshares nor any of the Shore Subsidiaries (nor any plan under Section 3.8(b)) is a party to or subject to:

                           (a) Any employment, consultation, or compensation contract or arrangement (other than those terminable at will) with any current or former officer, consultant, director, agent or employee (or beneficiary of any of them);

                           (b) any plan, contract, program, understanding, or agreement providing for bonuses, pensions, severance pay, executive compensation, options, stock purchases, or any other form of retirement, incentive or deferred compensation, retirement payments, death benefits, profit sharing, branch closing benefits, workers' compensation, tuition reimbursement or scholarship program, any plans providing benefits or payments in the event of a change in control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of Shore Bancshares or any of the Shore Subsidiaries, or any health, accident, disability, sick leave, vacation pay, life insurance, or other welfare benefit, or any other employee or retired employee benefit (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) in which any current or former officer, consultant, employee, director, or agent (or beneficiary of any of them) of Shore Bancshares or any of the Shore Subsidiaries is or was, within the last six years, entitled to participate;

                           (c)  any contract or agreement with any labor union;

                           (d) any lease of real or personal property with annual rentals in excess of $15,000;

                           (e) any agreement for services in excess of $30,000 per year (other than any employment, arbitration or compensation contract or arrangement with any current or former officer, consultant, director, agent or employee) or any agreement for the purchase or disposition of any equipment or supplies except individual purchase orders for office supplies incurred in the ordinary course of business of $10,000 or less;

                           (f) any instrument evidencing or relating to indebtedness for borrowed money except for customer accounts, deposits, certificates of deposit, federal funds purchased, repurchase agreements and the like which may be construed as borrowings and except for loans made by Centreville Bank as lender in the ordinary course of its business;

                           (g) any lease or other contract containing covenants not to enter into or consummate the transactions contemplated hereby or which provides for payments in excess of $2,000 and will be terminated or violated by the Merger or in respect of which the Merger would cause a default or acceleration of obligations; or

                           (h) any other contract or agreement not of the type covered by any of the other specific terms of this Section 3.8 obligating Shore Bancshares or any Shore Subsidiary to expenditures in excess of $25,000.

Each of the instruments set forth on the list previously provided to Talbot Bancshares is valid and in full force and effect. Neither Shore Bancshares nor any of the Shore Subsidiaries are in default nor have any of them received any notice that they are in default, nor to their actual knowledge is any other party in default, under any material agreements, instruments, or obligations to which Shore Bancshares or any of the Shore Subsidiaries is a party or by which they are bound.

                  3.9. Litigation, Etc. Except as set forth on the list previously provided to Talbot Bancshares, (a) there is no litigation, proceeding, or investigation pending or, to the knowledge of Shore Bancshares, threatened against Shore Bancshares or any of the Shore Subsidiaries which would result in any materially adverse change in the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of Shore Bancshares and the Shore Subsidiaries, taken as a whole; (b) there are no outstanding orders, writs, injunctions, judgments, decrees, directives, consent agreements, or memoranda of understanding issued by any federal, state, or local court or governmental authority or arbitration tribunal issued against or with the consent of Shore Bancshares or any of the Shore Subsidiaries that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects or that in any manner restrict Shore Bancshares' right to carry on its business or that of the Shore Subsidiaries as now conducted; and (c) Shore Bancshares is aware of no fact or condition now existing that might give rise to any litigation, investigation, or proceeding which, if determined adversely to Shore Bancshares or any of the Shore Subsidiaries, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of Shore Bancshares and the Shore Subsidiaries, taken as a whole, or would restrict in any manner Shore Bancshares' right to carry on its business or that of the Shore Subsidiaries as now conducted. Shore Bancshares has set forth on the list previously provided to Talbot Bancshares all litigation in which Shore Bancshares or any of the Shore Subsidiaries is involved as a party (other than bankruptcy proceedings in which Shore Bancshares or any of the Shore

Subsidiaries has filed proofs of claim or routine collection and foreclosure suits initiated in the ordinary course of business).

                  3.10. Environmental Matters. (a) The following terms shall have the indicated meaning:

                           "Property" or "Properties" means all branch properties now or formerly owned or operated, all other real property now owned or operated, and any real properties owned or operated on or after January 1, 1990 and subsequently disposed of.

                           "Environmental Law" means (i) any applicable federal, state, or local statute, law, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, directive, requirement, or agreement with any court, governmental authority, or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") concerning protection or preservation of the environment, human health or natural resources, including without limitation, those relating to the use, storage, treatment, generation, transportation, processing, handling, labeling, production, release, or disposal of Hazardous Substances, each as amended, or (ii) any common law that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

                           "Hazardous Substance" means any substance, whether liquid, solid, or gas, listed, defined, designated, or classified as hazardous, toxic, radioactive, or dangerous under any applicable Environmental Law, whether by type or by quantity, and any other substance, waste or material (regardless of physical form or concentration) which is hazardous, dangerous, damaging or toxic to living things or the environment. Hazardous Substance includes, without limitation, any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and any other substance regulated or subject to any Environmental Law, including, but not limited to the Toxic Substance
         Control Act, Clean Water Act, Clean Air Act, Oil Pollution Act and Resource Conservation and Recovery Act, or a similar state statute, regardless of the amount of the Hazardous Substance.

                  (b) Except as previously disclosed in writing to Talbot Bancshares or as would not individually or in the aggregate have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Shore Bancshares and the Shore Subsidiaries, taken as a whole:

                           (i) neither Shore Bancshares nor any of the Shore Subsidiaries has received any written notices, demand letters, or written requests for information from any Governmental Entity or any third party indicating that Shore Bancshares or any Shore Subsidiary may be in violation of, or liable under, any Environmental Law;

                           (ii) there are no civil,  criminal, or administrative
         actions, suits, demands, claims, hearings, investigations, or proceedings pending or to the knowledge of Shore Bancshares threatened against Shore Bancshares or any Shore Subsidiary alleging that they may be in violation of, or liable under, any Environmental Law;

                           (iii) no reports have been filed with any Governmental Entity, nor to the knowledge of Shore Bancshares are any reports required to be filed with any Governmental Entity, concerning the release of any Hazardous Substance or the violation of any Environmental Law on or at any of the Properties of Shore Bancshares or any of the Shore Subsidiaries;

                           (iv) except as previously disclosed in writing to Talbot Bancshares, there are no underground storage tanks on, in, or under any of the Properties of Shore Bancshares or any of the Shore Subsidiaries, and no underground storage tanks have been closed or removed from any Property of Shore Bancshares or any of the Shore Subsidiaries while such Property was owned or operated by Shore Bancshares or any of the Shore Subsidiaries;

                           (v) except as previously disclosed in writing to Talbot Bancshares, no Hazardous Substance has been generated, used, stored, processed, disposed of, or discharged on or into any of the Properties of Shore Bancshares or any of the Shore Subsidiaries, except for the lawful storage and use of such hazardous substances as are used in the everyday business of a bank office; and

                           (vi) except as previously disclosed in writing to Talbot Bancshares, no materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the Properties of Shore Bancshares or any of the Shore Subsidiaries.

                  (c) There are no permits or licenses or agency filings or reports required under any Environmental Law in respect of any operation of Shore Bancshares or any of the Shore Subsidiaries or in respect of the Properties of Shore Bancshares or any of the Shore Subsidiaries the absence or violation of which could, individually or in the aggregate, have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Shore Bancshares and the Shore Subsidiaries, taken as a whole.

                  (d) Shore Bancshares and each of the Shore Subsidiaries are and have been in compliance with all Environmental Laws except for such noncompliance as would not, individually or in the aggregate, have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business or operations of Shore Bancshares and the Shore Subsidiaries, taken as a whole.

                  (e) Shore Bancshares has previously provided to Talbot Bancshares a copy of any current policy regarding compliance with Environmental Laws and its policies on screening proposed collateral for potential environmental liabilities.

                  (f) Copies of each environmental site assessment report possessed or available to Shore Bancshares prepared in connection with any of the Properties of Shore Bancshares or any of the Shore Subsidiaries have been previously provided to Talbot Bancshares.

                  (g) Neither Shore Bancshares nor any of the Shore Subsidiaries is an "owner or operator" of any property in which it or they hold or have held a security interest, as that term is defined under CERCLA.

                  3.11. Labor Matters. To Shore Bancshares' knowledge, no organization effort with respect to any of the employees of Shore Bancshares or any of the Shore Subsidiaries is pending or threatened, and no labor dispute, strike, work stoppage, employee action, or labor relation problem which may materially affect Shore Bancshares or any of the Shore Subsidiaries currently is pending or threatened. Since January 1, 1995, Shore Bancshares and each of the Shore Subsidiaries have at all times in all material respects complied with all applicable employee termination notice and similar laws. Since January 1, 1995, Shore Bancshares and each of the Shore Subsidiaries have at all times complied in all material respects with all applicable family medical leave and similar laws. If applicable, Shore Bancshares and each of the Shore Subsidiaries have at all times complied in all material respects with all applicable requirements of the Worker Adjustment and Retraining Notification Act and all similar state laws.

                  3.12. Pension and Welfare Matters. With respect to the plans, contracts, programs, understandings, or agreements identified pursuant to Sections 3.8(a) and (b) (for purposes of this Section 3.12, the "plans"):

                           (a) Shore Bancshares has clearly identified on the list previously provided to Talbot Bancshares all of the plans which are (i) Multiemployer Plans (as defined in (l) below), (ii) multiple employer plans subject to Sections 4063 and 4064 of ERISA ("Multiple Employer Plans"), (iii) plans other than Multiemployer Plans and Multiple Employer Plans that are subject to Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), (iv) plans intended to qualify under Section 401(a) of the Code, and (v) "welfare benefit plans" within the meaning of Section 3(1) of ERISA which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except coverage or benefits required by Section 4980B of the Code if paid 100% by the participant;

                           (b) true, correct and complete copies of the following documents, with respect to each of the plans have been made available or delivered to Talbot Bancshares: (i) all plan documents, including trust agreements, insurance policies, loan documents, and service agreements and amendments thereto, (ii) the most recent Forms 5500 and any financial statements attached thereto and those for the
         prior  three   years,   (iii)  the  last   Internal   Revenue   Service
         determination letter and the application with respect thereto, (iv) summary plan descriptions, (v) the most recent actuarial statements and those for the prior three years, (vi) written descriptions of all non-written agreements relating to any such plan, as applicable, for Shore Bancshares and each of the Shore Subsidiaries, and (vii) all filings with a governmental agency or entity within the last three years, including, without limitation, filings under the voluntary compliance programs of the U.S. Department of Labor or the Internal Revenue Service;

                           (c) each of the plans has been operated in all material respects in accordance with its terms and in accordance with all previously and currently effective laws applicable to such plans, including, but not limited to, ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Health Insurance Portability and Accountability Act of 1996, and state health care continuation laws;

                           (d) all reporting and disclosure requirements of ERISA imposed upon each such plan have been complied with in all material respects, and all required governmental filings, including registration and other filings under applicable securities law, have been made with respect to the plans;

                           (e)  none  of  (i)  the   plans,   (ii)   the   Shore
         Subsidiaries, and (iii) Shore Bancshares, and to Shore Bancshares' knowledge, (x) no current or former director, officer, employee, agent, or representative of Shore Bancshares or any of the Shore Subsidiaries, and (y) no fiduciary, "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975 of the
         Code) with respect to any of the plans has engaged in any non-exempt "prohibited transaction" in connection with any of the plans within the meaning of Section 4975 of the Code or Title I, Part 4 of ERISA as to which the applicable statute of limitations has not run;

                           (f) none of the plans has any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to the latest five plan years, nor any liability to the Pension Benefit Guaranty Corporation (the "PBGC") (other than normal premium payments);

                           (g) with respect to plans which are pension plans (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, the assets of each such funded plans equal or exceed the liabilities (as defined in Section 4001(a)(16) of ERISA) under such plans when such liabilities are valued on a termination basis using PBGC interest and other assumptions;

                           (h) no contributions to any of the plans from Shore Bancshares or any of the Shore Subsidiaries are currently past due and, if applicable, all past service and other liabilities currently existing but payable in the future, if any, are reflected in the latest actuarial report in accordance with sound actuarial principles;

                           (i) no audits, proceedings, investigations, filings, or other matters (excluding any determination letter application that has been or may be filed prior to the Effective Date) are pending before the Internal Revenue Service (the "IRS"), the Department of Labor, the PBGC, or other public or quasi-public body in connection with any such plans;

                           (j) each plan intended to qualify under Section 401(a) of the Code is so qualified and the trust maintained pursuant thereto is exempt from taxation under Section 501 of the Code and nothing has occurred with respect to the operation or administration of such plan which would cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the Code that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Shore Bancshares and the Shore Subsidiaries, taken as a whole, or on such plan;

                           (k) except as previously disclosed in writing to Talbot Bancshares, through the Effective Date, there will be no changes in the operation of the plans or in the documents constituting or affecting the plans except for amendments and operational changes required by applicable law which do not materially increase the cost of such plans;

                           (l) no employees, former employees, or retired employees of Shore Bancshares or any of the Shore Subsidiaries, as a result of their employment with Shore Bancshares or any of the Shore Subsidiaries, are participants in any "multiemployer plan" which is a "pension plan," as such terms are defined in Sections 3(37) and 3(2) of ERISA, respectively, ("Multiemployer Plan") and neither Shore Bancshares nor any of the Shore Subsidiaries has any current, contingent or potential liability with respect to any such plan;

                           (m) no "reportable event," as such term is defined in
         Section 4043(c) of ERISA, has occurred with respect to any plan since the effective date of ERISA, other than a reportable event for which the 30 days notice requirement under regulations of the PBGC has been waived;

                           (n) there are no pending or threatened claims by or disputes with any participants or beneficiaries of the plans, except plan benefit claims arising in the normal course of the operations of the plans (other than terminated plans) and as to which no dispute exists;

                           (o) Shore Bancshares has no knowledge of any facts which could give rise to any claims against any plan or any fiduciary of any plan, except for plan benefit claims which arise in the normal course of the operations of the plans (other than terminated plans) and are not disputed;

                           (p)  neither  Shore  Bancshares  nor any of the Shore
         Subsidiaries nor any fiduciary of any plan has given notice to any fiduciary liability insurer of any claims or potential claims in connection with any of the plans;

                           (q) except as previously disclosed in writing to Talbot Bancshares as plans that cannot be amended or terminated, each of the plans may effectively be terminated or amended, in any manner and at any time, without further accrual of liability to its participants, by its sponsoring or participating employer;

                           (r) neither Shore Bancshares nor any of the Shore Subsidiaries has provided, nor is required to provide, security to any pension plan or to any single-employer plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA;

                           (s) there has been no announcement or legally binding commitment by Shore Bancshares or any of the Shore Subsidiaries to create an additional plan, or to amend a plan except for amendments required by applicable law which do not materially increase the cost of such plan;

                           (t) as to any terminated plans, all obligations for plan benefits or other Liabilities have been satisfied in full;

                           (u) none of the plans contains any provision which would prohibit the transactions contemplated by this Plan or which, except as previously disclosed in writing to Talbot Bancshares, would give rise to any severance, termination, or other payments or liabilities, or any forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligations to fund benefits as a result of the transactions contemplated by this Plan; no payment that is owed or may become due any director, officer, employee, independent contractor or agent of Shore Bancshares or any of the Shore Subsidiaries in connection with a plan will be non-deductible to the payor under
         Section 280G of the Code, and none of the Shore Subsidiaries, Talbot Subsidiaries (as defined in Section 4.1), Shore Bancshares and Talbot Bancshares will be required to "gross up" or otherwise compensate any person in connection with a plan because of the imposition of any excise tax under Section 4999 of the Code; and

                           (v) no plan is funded by, associated with, or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                  3.13. Related Party Transactions. Except as disclosed on a list previously provided to Talbot Bancshares, neither Shore Bancshares nor any of the Shore Subsidiaries has any contract, extension of credit, business arrangement, or other relationship of any kind with any of the following persons: (a) any executive officer or director of Shore Bancshares or any of the Shore Subsidiaries; (b) any stockholder owning five percent or more of the outstanding Common Stock of Shore Bancshares; or (c) any "affiliate" (as defined in the Securities and Exchange Commission (the "SEC") Rule 405) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee, or five percent or greater equity owner.

                  3.14. No Conflict with Other Documents. Except as disclosed on a list previously provided to Talbot Bancshares, neither the execution and delivery of this Plan nor the carrying out of the transactions contemplated hereunder will result in any violation, termination, or default or acceleration of, or be in conflict with, any terms of any contract or other instrument to which Shore Bancshares or any of the Shore Subsidiaries is a party, or of any judgment, decree, or order applicable to Shore Bancshares or any of the Shore Subsidiaries, or result in the creation of any lien, charge, or encumbrance upon any of their properties or assets, except for any of the foregoing which would not have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, or operations of Shore Bancshares and the Shore Subsidiaries, taken as a whole.

                  3.15. Compliance with Laws; Governmental Authorizations. (a) Except where noncompliance would not have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, or operations of Shore Bancshares and the Shore Subsidiaries, taken as a whole, (i) Shore
Bancshares and each of the Shore Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants franchises, licenses, and other governmental authorizations or approvals applicable to Shore Bancshares, the Shore Subsidiaries, or any of their properties; and (ii) all permits, concessions, grants, franchises, licenses, and other governmental authorizations and approvals necessary for the conduct of the business of Shore Bancshares and the Shore Subsidiaries as now conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to Shore Bancshares' knowledge, threatened which may result in the revocation, cancellation, suspension, or materially adverse modification of any thereof. Except as disclosed on a list previously provided to Talbot Bancshares, neither Shore Bancshares nor any of the Shore Subsidiaries engages in any business or owns any assets that may not be engaged in or owned by a registered bank holding company, a national banking association, or their subsidiaries or affiliates.

                  (b) Since January 1, 1995, Shore Bancshares has filed all reports that it was required to file with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all of which complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations adopted thereunder. As of their respective dates, each such report, statement, form, or other document, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that information as of a later date shall be deemed to modify information as of an earlier date.

                  3.16. Authority;  Enforceability. The execution, delivery, and performance of this Plan by Shore Bancshares have been duly and validly authorized by its Board of Directors, subject only to requisite approval by the stockholders of Shore Bancshares and appropriate governmental regulatory authorities. This Plan is a valid and binding agreement of Shore Bancshares, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  3.17. Insurance. All insurance policies held by Shore Bancshares and the Shore Subsidiaries relating to their operations (except for title insurance policies), including without limitation all financial institutions bonds, are set forth on a list previously provided to Talbot Bancshares. All such policies are in full force and effect. Neither Shore Bancshares nor any of the Shore Subsidiaries has received any notice of cancellation with respect to any such policies and has no reason to expect that it will receive a notice of cancellation from any of its present insurance carriers; provided, however, that Shore Bancshares makes no representation as to the effect of this Plan or the Merger on its present financial institutions bond or bonds.

                  3.18. Financial Institutions Bond. Since April 1, 1994, Shore Bancshares and the Shore Subsidiaries have continuously maintained in full force and effect one or more financial institutions bonds insuring Shore Bancshares and the Shore Subsidiaries against acts of dishonesty by each of their employees. No claim has been made under any such bond since such date, and Shore Bancshares is not aware of any fact or condition now existing which forms the basis of a claim under any such bond. Shore Bancshares and the Shore Subsidiaries have no reason to expect that their present financial institutions bond or bonds will not be renewed by their carrier on substantially the same terms as those now in effect; provided, however, that Shore Bancshares makes no representation as to the effect of this Plan or the Merger on its present financial institutions bond or bonds.

                  3.19. Brokers; Financial Advisor. All negotiations relating to this Plan and the transactions contemplated hereunder have been carried on by Shore Bancshares directly or through its counsel or financial advisor, and there has been no intervention of any person as the result of any action of Shore Bancshares (and, so far as known to Shore Bancshares, no intervention of any other person) in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment (other than to its financial advisor, Garland McPherson & Associates, Inc. ("GM&A")). A copy of the agreement with GM&A which has been engaged by Shore Bancshares as its financial advisor and to deliver an opinion as to the fairness of the transactions contemplated by this Plan to Shore Bancshares has been previously delivered to Talbot Bancshares.

                  3.20. Beneficial Ownership of Talbot Bancshares Common Stock. As of the date hereof, Shore Bancshares does not beneficially own any shares of Talbot Bancshares Common Stock or have any option, warrant, or right of any kind to acquire the beneficial ownership of any Talbot Bancshares Common Stock.

                  3.21. Year 2000.  Shore Bancshares has carried out a review to evaluate the extent to which the business or operations of Shore Bancshares or any of the Shore Subsidiaries will be affected by the Year 2000 Problem (as defined below). As a result of such review, Shore Bancshares has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Shore Bancshares and the Shore Subsidiaries, taken as a whole. Shore Bancshares reasonably believes that the suppliers, vendors, customers or other material third parties used or served by Shore Bancshares and the Shore Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner. Shore Bancshares is in compliance with all applicable requirements of any Governmental Entity relating to the Year 2000 Problem and has not received any correspondence from or provided any written information to any Governmental Entity relating to the Year 2000 Problem. "Year 2000 Problem" means the risk that computer hardware or software applications will not record, store, process, calculate and present calendar dates falling on and after January 1, 2000, and calculate information dependent upon or relating to such dates, in the same manner and with the same functionality, data integrity and performance as such products record, store, process, calculate and present calendar dates falling on or before December 31, 1999, and calculate information dependent on or relating to such dates.

                  3.22 Reports. Shore Bancshares and each of the Shore Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with (i) the Federal Reserve, (ii) the Federal Deposit Insurance Corporation ("FDIC") and/or Office of the Comptroller of the Currency ("OCC"), (iii) any state banking commissions or any other state regulatory authority (each a "State Regulator") and (iv) and any self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Shore Bancshares and the Shore Subsidiaries, and no Regulatory Agency has initiated any proceeding or investigation into the business or operations of Shore Bancshares or the Shore Subsidiaries since January 1, 1995. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Shore Bancshares or the Shore Subsidiaries.

                  3.23 Agreements with Regulatory Agencies. Neither Shore Bancshares nor the Shore Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each "Company Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Shore Bancshares or the Shore Subsidiaries been advised in writing by any Regulatory Agency or other
Governmental Entity that it is considering issuing or requesting any Company Regulatory Agreement.

                  3.24 State Takeover Laws and Control Share Acquisition Act. The Board of Directors of Shore Bancshares has approved this Plan, the Shore Bancshares Option Agreement and the transactions contemplated hereby prior to the date of this Plan such that the provisions of Sections 3-602 and 3-702 of the MGCL will not apply to this Plan, or the Shore Bancshares Option Agreement or any of the transactions contemplated hereby or thereby.

         4. Representations and Warranties of Talbot Bancshares. Talbot Bancshares represents and warrants to Shore Bancshares as follows:

                  4.1. Organization, Standing, and Capitalization of Talbot Bancshares and the Talbot Subsidiaries. (a) Talbot Bancshares is a duly organized and validly existing corporation and is in good standing under the laws of the State of Maryland. Talbot Bancshares has the corporate power and authority to own and hold its material properties and to carry on its business as it is now being conducted. Talbot Bancshares is a financial holding company under the Bank Holding Company Act of 1956, as amended. Talbot Bancshares has no subsidiaries or directly or indirectly affiliated companies and is not a party to any joint venture or partnership other than as set forth on a list previously provided to Shore Bancshares (collectively, the "Talbot Subsidiaries").

                  (b) Talbot Bank is a duly organized and validly existing Maryland commercial bank and is in good standing under the laws of the State of Maryland. The deposits of Talbot Bank are insured under the provisions of the Federal Deposit Insurance Act, as amended (100% by the bank insurance fund). Each of the other Talbot Subsidiaries is a duly organized and validly existing corporation or other entity and is in good standing under the laws of the jurisdiction of its incorporation or organization as set forth on the list previously provided to Shore Bancshares. Talbot Bank does not exercise any fiduciary powers. Each of the Talbot Subsidiaries has the power (corporate or other) and authority to own and hold its material properties and to carry on its business as it is now being conducted. All outstanding shares of capital stock or other equity interests of all of the Talbot Subsidiaries are validly issued, fully paid, and non-assessable. Except as set forth on a list previously provided to Shore Bancshares, each of the Talbot Subsidiaries is wholly owned by its parent. There are no outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the capital stock or other equity interests of any of the Talbot Subsidiaries, and there are no outstanding securities or instruments of any kind that are convertible into shares of the capital stock or other equity interests of any of the Talbot Subsidiaries. Except as set forth on a list previously provided to Shore Bancshares, none of the Talbot Subsidiaries is a party to any joint venture or partnership.

                  (c) Copies of all organizational documents and by-laws of Talbot Bancshares and each of the Talbot Subsidiaries have been previously provided to Shore Bancshares, and all such copies are true and correct as of the date hereof. The minute books of Talbot Bancshares and each of the Talbot Subsidiaries, which have been made available to Shore Bancshares for inspection, are complete in all material respects and accurately record the actions taken by the stockholders and directors of Talbot Bancshares and each of the Talbot Subsidiaries.

                  (d) The authorized capital stock of Talbot Bancshares consists exclusively of 25,000,000 shares of Common Stock, par value $.01 per share, 1,194,876 of which shares are outstanding at July 25, 2000. All outstanding shares of Talbot Bancshares Common Stock are validly issued, fully paid, and non assessable. Talbot Bancshares has reserved 125,000 shares of its Common Stock for issuance under its stock option plans. On July 25, 2000, there were outstanding options to purchase 37,344 shares of Talbot Bancshares Common Stock at prices ranging from $19.50 to $25.00 pursuant to these stock option plans. Except for the option to be granted to Shore Bancshares pursuant to the Stock Option Agreement attached as Appendix V and as set forth on a list previously provided to Shore Bancshares, there are no other outstanding options, warrants, rights, or obligations of any kind entitling the holder thereof to acquire shares of the Common Stock of Talbot Bancshares, and there are no outstanding securities or instruments of any kind that are convertible into shares of the Common Stock of Talbot Bancshares.

                  4.2. Financial Statements. Talbot Bancshares has previously provided to Shore Bancshares copies of the Consolidated Financial Statements of Talbot Bancshares and the Talbot Subsidiaries at December 31, 1995, 1996, 1997, 1998, and 1999 and for each of the years then ended, as reported upon by Stegman & Company, and at March 31, 1999 and 2000 and for each of the three month periods then ended, all of which are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such consolidated financial statements and present fairly the financial position, results of operations, cash flows, and changes in stockholders' equity of Talbot Bancshares and the Talbot Subsidiaries at the dates of and for the periods covered by such financial statements.

                  4.3. Taxes. Copies of the tax returns for federal, state, county, municipal, or foreign taxing authorities for the taxable year ended December 31, 1995 and all taxable years through and including December 31, 1999 for Talbot Bancshares and the Talbot Subsidiaries have been previously provided to Shore Bancshares. Talbot Bancshares and the Talbot Subsidiaries have filed with appropriate federal, state, county, municipal, or foreign taxing authorities all tax returns required to be filed (taking any applicable extensions into consideration) and have paid or reserved for all taxes shown to be due on such returns and all penalties and interest payable in respect thereof. Except as disclosed in writing to Shore Bancshares, since January 1, 1995 neither Talbot Bancshares nor any of the Talbot Subsidiaries have received from any taxing authority any notice of deficiency or assessment of additional taxes not paid or any notice of an intention to commence an examination or audit of its tax returns, and no tax audits by any taxing authority are in process. Except as disclosed in writing to Shore Bancshares, since January 1, 1995 neither Talbot Bancshares nor any of the Talbot Subsidiaries have granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal, or foreign income tax. The accruals and reserves reflected in the consolidated financial statements which Talbot Bancshares has provided to Shore Bancshares as described in Section 4.2 are adequate to cover all taxes (including interest and penalties, if any, thereon) that are payable or accrued as a result of the operations of Talbot Bancshares and the Talbot Subsidiaries for all periods prior to the date of such consolidated financial statements. For purposes of this Section 4.3, any reference to the Talbot Subsidiaries shall be deemed to include any entity previously identified on the list delivered to Shore Bancshares pursuant to 4.1(a) and 4.1(b).

                  4.4. No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated financial statements delivered under Section 4.2, neither Talbot Bancshares nor any of the Talbot Subsidiaries at the dates of such consolidated financial statements had any material liabilities or obligations (whether accrued, absolute, or contingent) required under generally accepted accounting principles to be reflected thereon which would materially and adversely affect the fair presentation of such financial statements. Neither Talbot Bancshares nor any of the Talbot Subsidiaries has incurred any liability since the date of the consolidated financial statements delivered under Section 4.2 (including any liability for taxes) which would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, or operations of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole, other than liabilities which have been incurred in the ordinary course of business.

                  4.5.   Absence  of  Certain  Changes  or  Events.   Except  as
previously disclosed in writing to Shore Bancshares, since December 31, 1999 there has not been:

                           (a) Any materially adverse change in the financial position, results of operations, assets, liabilities, or business of Talbot Bancshares or the Talbot Subsidiaries, other than changes in the ordinary course of business;

                           (b) any increase in salaries or wages of directors, officers, or employees of Talbot Bancshares or the Talbot Subsidiaries other than in the ordinary course of business; or any establishment or increase of any employment, compensation, bonus, pension, option, incentive or deferred compensation, retirement payments, profit sharing, or similar agreement or benefit, authorized, granted, or accrued to any directors, officers, or employees of Talbot Bancshares or the Talbot Subsidiaries other than in the ordinary course of business; or

                           (c) any declaration, payment, or set aside by Talbot Bancshares of any dividend or distribution in respect of its Common Stock (other than regular quarterly cash dividends), or any purchase, issuance, or sale by Talbot Bancshares of any of its Common Stock.

                  4.6.  Complete  and  Accurate  Disclosure.  Neither  this Plan
(insofar as it relates to Talbot Bancshares and the Talbot Subsidiaries, the Common Stock of Talbot Bancshares, and the involvement of Talbot Bancshares in the transactions contemplated hereby) nor any financial statement, schedule, certificate, or other statement or document previously disclosed in writing under this Agreement delivered by Talbot Bancshares to Shore Bancshares in connection with this Plan, when considered in the aggregate, contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading.

                  4.7. Title to Properties; Absence of Liens and Encumbrances; Compliance with Laws. Except as previously disclosed in writing to Shore Bancshares, Talbot Bancshares and each of the Talbot Subsidiaries has good and marketable title to all of their respective properties and assets, including those reflected in the consolidated financial statements delivered pursuant to
Section 4.2, except as sold or otherwise disposed of for fair value and only in the ordinary course of business, free and clear of all liens and encumbrances, except (i) with respect to property as to which they are lessees, (ii) with respect to real estate owned by Talbot Bancshares or the Talbot Subsidiaries, for use, occupancy, and similar restrictions of public record that may be observed by an inspection of the property, and such other utility and other easements and encumbrances as do not materially adversely affect the fair market value of such real property, and (iii) liens to secure borrowings, liens to secure governmental deposits, and liens for current taxes not yet due and payable. Neither Talbot Bancshares nor any of the Talbot Subsidiaries owns or leases real property except as previously disclosed in writing to Shore Bancshares, and is not in default under any material lease of real or personal property to which it is a party. As of the date hereof, except as previously disclosed in writing to Shore Bancshares, the real properties, structures, buildings, equipment, and the tangible personal property owned, operated, or leased by Talbot Bancshares or any of the Talbot Subsidiaries are (x) in good repair, order, and condition, except for depletion, depreciation, and ordinary wear and tear, (y) suitable for the uses for which they were intended, and (z) free from any known structural defects. As of the date hereof, there are no laws, conditions of record, or other impediments which materially interfere with the intended uses by Talbot Bancshares or any of the Talbot Subsidiaries of the real property or tangible personal property owned or leased by it, except as previously disclosed in writing to Shore Bancshares. Neither Talbot Bancshares nor any of the Talbot Subsidiaries have received any notice of any violation of any applicable law, building code, zoning ordinance, or other similar law. Talbot Bancshares and the Talbot Subsidiaries own or have the rights to use all real and personal properties and assets that are material to the conduct of the business as now conducted of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole.

                  4.8. Contracts. Except for the plans, contracts, and agreements of Talbot Bancshares and the Talbot Subsidiaries (or of any plan under Section 4.8(b)) set forth on the list previously provided to Shore Bancshares, neither Talbot Bancshares nor any of the Talbot Subsidiaries (nor any plan under Section 4.8(b)) is a party to or subject to:

                           (a) Any employment, consultation, or compensation contract or arrangement (other than those terminable at will) with any officer, consultant, director, or employee;

                           (b) any plan, contract, program, understanding, or agreement providing for bonuses, pensions, severance pay, executive compensation, options, stock purchases, or any other form of retirement, incentive or deferred compensation, retirement payments, death benefits, profit sharing, branch closing benefits, workers' compensation, tuition reimbursement or scholarship program, any plans providing benefits or payments in the event of a change in control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of Talbot Bancshares or any of the

         Talbot Subsidiaries, or any health, accident, disability, sick leave, vacation pay, life insurance, or other welfare benefit, or any other employee or retired employee benefit (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) in which any current or former employee, director, or agent (or beneficiary of any of them) of Talbot Bancshares or any of the Talbot Subsidiaries is or was, within the last six years, entitled to participate;

                           (c)  any contract or agreement with any labor union;

                           (d) any lease of real or personal property with annual rentals in excess of $15,000;

                           (e) any agreement for services in excess of $30,000 per year or for the purchase or disposition of any equipment or supplies except individual purchase orders for office supplies incurred in the ordinary course of business of $10,000 or less;

                           (f) any instrument evidencing or relating to indebtedness for borrowed money except for customer accounts, deposits, certificates of deposit, federal funds purchased, repurchase agreements and the like which may be construed as borrowings and except for loans made by Talbot Bank as lender in the ordinary course of its business;

                           (g) any lease or other contract containing covenants not to enter into or consummate the transactions contemplated hereby or which provides for payments in excess of $2,000 and will be terminated or violated by the Merger or in respect of which the Merger would cause a default or acceleration of obligations; or

                           (h) any other contract or agreement not of the type covered by any of the other specific terms of this Section 4.8 obligating Talbot Bancshares or any Talbot Subsidiary to expenditures in excess of $25,000.

Each of the instruments set forth on the list previously provided to Shore Bancshares is valid and in full force and effect. Neither Talbot Bancshares nor any of the Talbot Subsidiaries are in default nor have any of them received any notice that they are in default, nor to their actual knowledge is any other party in default, under any material agreements, instruments, or obligations to which Talbot Bancshares or any of the Talbot Subsidiaries is a party or by which they are bound.

                  4.9. Litigation, Etc. Except as set forth on the list previously provided to Shore Bancshares, (a) there is no litigation, proceeding, or investigation pending or, to the knowledge of Talbot Bancshares, threatened against Talbot Bancshares or any of the Talbot Subsidiaries which would result in any materially adverse change in the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole; (b) there are no outstanding orders, writs, injunctions, judgments, decrees, directives, consent agreements, or memoranda of understanding issued by any federal, state, or local court or governmental authority or arbitration tribunal issued against or with the consent of Talbot Bancshares or any of the Talbot Subsidiaries that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects or that in any manner restrict Talbot Bancshares' right to carry on its business or that of the Talbot Subsidiaries as now conducted; and (c) Talbot Bancshares is aware of no fact or condition now existing that might give rise to any litigation, investigation, or proceeding which, if determined adversely to Talbot Bancshares or any of the Talbot Subsidiaries, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations, or future prospects of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole, or would restrict in any manner Talbot Bancshares' right to carry on its business or that of the Talbot Subsidiaries as now conducted. Talbot Bancshares has set forth on the list previously provided to Shore Bancshares all litigation in which Talbot Bancshares or any of the Talbot Subsidiaries is involved as a party (other than bankruptcy proceedings in which Talbot Bancshares or any of the Talbot Subsidiaries has filed proofs of claim or routine collection and foreclosure suits initiated in the ordinary course of business).

                  4.10. Environmental Matters. (a) Except as previously disclosed in writing to Shore Bancshares or as would not individually or in the aggregate have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole:

                           (i) neither Talbot Bancshares nor any of the Talbot Subsidiaries has received any written notices, demand letters, or written requests for information from any Governmental Entity or any third party indicating that Talbot Bancshares or any Talbot Subsidiary may be in violation of, or liable under, any Environmental Law;

                           (ii) there are no civil,  criminal, or administrative
         actions, suits, demands, claims, hearings, investigations, or proceedings pending or to the knowledge of Talbot Bancshares threatened against Talbot Bancshares or any Talbot Subsidiary alleging that they may be in violation of, or liable under, any Environmental Law;

                           (iii) no reports have been filed with any Governmental Entity, nor to the knowledge of Talbot Bancshares are any reports required to be filed with any Governmental Entity, concerning the release of any Hazardous Substance or the violation of any Environmental Law on or at any of the Properties of Talbot Bancshares or any of the Talbot Subsidiaries;

                           (iv) except as previously disclosed in writing to Shore Bancshares, there are no underground storage tanks on, in, or under any of the Properties of Talbot Bancshares or any of the Talbot Subsidiaries, and no underground storage tanks have been closed or removed from any Property of Talbot Bancshares or any of the Talbot Subsidiaries while such Property was owned or operated by Talbot Bancshares or any of the Talbot Subsidiaries;

                           (v) except as previously disclosed in writing to Shore Bancshares, no Hazardous Substance has been generated, used, stored, processed, disposed of, or discharged on or into any of the Properties of Talbot Bancshares or any of the Talbot Subsidiaries, except for the lawful storage and use of such hazardous substances as are used in the everyday business of a bank office; and

                           (vi) except as previously disclosed in writing to Shore Bancshares, no materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the Properties of Talbot Bancshares or any of the Talbot Subsidiaries.

                  (b) There are no permits or licenses or agency filings or reports required under any Environmental Law in respect of any operation of Talbot Bancshares or any of the Talbot Subsidiaries or in respect of the Properties of Talbot Bancshares or any of the Talbot Subsidiaries the absence or violation of which could, individually or in the aggregate, have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole.

                  (c) Talbot Bancshares and each of the Talbot Subsidiaries are and have been in compliance with all Environmental Laws except for such noncompliance as would not, individually or in the aggregate, have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business or operations of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole.

                  (d) Talbot Bancshares has previously provided to Shore Bancshares a copy of any current policy regarding compliance with Environmental Laws and its policies on screening proposed collateral for potential environmental liabilities.

                  (e) Copies of each environmental site assessment report possessed or available to Talbot Bancshares prepared in connection with any of the Properties of Talbot Bancshares or any of the Talbot Subsidiaries have been previously provided to Shore Bancshares.

                  (f)  Neither   Talbot   Bancshares   nor  any  of  the  Talbot
Subsidiaries is an "owner or operator" of any property in which it or they hold or have held a security interest, as that term is defined under CERCLA.

                  4.11. Labor Matters. To Talbot Bancshares' knowledge, no organization effort with respect to any of the employees of Talbot Bancshares or any of the Talbot Subsidiaries is pending or threatened, and no labor dispute, strike, work stoppage, employee action, or labor relation problem which may materially affect Talbot Bancshares or any of the Talbot Subsidiaries currently is pending or threatened. Since January 1, 1995, Talbot Bancshares and each of the Talbot Subsidiaries have at all times in all material respects complied with all applicable employee termination notice and similar laws. Since January 1, 1995, Talbot Bancshares and each of the Talbot Subsidiaries have at all times complied in all material respects with all applicable family medical leave and similar laws. If applicable, Talbot Bancshares and each of the Talbot Subsidiaries have at all times complied in all material respects with all applicable requirements of the Worker Adjustment and Retraining Notification Act and all similar state laws.

                  4.12. Pension and Welfare Matters. With respect to the plans, contracts, programs, understandings, or agreements identified pursuant to Sections 4.8(a) and (b) (for purposes of this Section 4.12, the "plans"):

                           (a) Talbot Bancshares has clearly identified on the list previously provided to Shore Bancshares all of the plans which are
         (i) Multiemployer Plans, (ii) Multiple Employer Plans, (iii) plans other than Multiemployer Plans and Multiple Employer Plans that are subject to Section 412 of the Code, (iv) plans intended to qualify under Section 401(a) of the Code, and (v) "welfare benefit plans" within the meaning of Section 3(1) of ERISA which provide for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except coverage or benefits required by Section 4980B of the Code if paid 100% by the participant;

                           (b) true, correct and complete copies of the following documents, with respect to each of the plans have been made available or delivered to Shore Bancshares: (i) all plan documents, including trust agreements, insurance policies, loan documents, and service agreements and amendments thereto, (ii) the most recent Forms 5500 and any financial statements attached thereto and those for the
         prior  three   years,   (iii)  the  last   Internal   Revenue   Service
         determination letter and the application with respect thereto, (iv) summary plan descriptions, (v) the most recent actuarial statements and those for the prior three years, (vi) written descriptions of all non-written agreements relating to any such plan, as applicable, for Talbot Bancshares and each of the Talbot Subsidiaries, and (vii) all filings with a governmental agency or entity within the last three years, including, without limitation, filings under the voluntary or other compliance programs of the U.S. Department of Labor or the Internal Revenue Service;

                           (c) each of the plans has been operated in all material respects in accordance with its terms and in accordance with all applicable laws including, but not limited to, ERISA, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Health Insurance Portability and Accountability Act of 1996, and state health care continuation laws;

                           (d) all reporting and disclosure requirements of ERISA imposed upon each such plan have been complied with in all material respects, and all required governmental filings, including registration and other filings under applicable securities law, have been made with respect to the plans;

                           (e) none of (i) the plans, (ii) the Talbot Subsidiaries, and (iii) Talbot Bancshares, and to Talbot Bancshares' knowledge, (x) no current or former director, officer, employee, agent, or representative of Talbot Bancshares or any of the Talbot Subsidiaries, and (y) no fiduciary, "party in interest" (as defined in

         Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975 of the Code) with respect to any of the plans has engaged in any non-exempt "prohibited transaction" in connection with any of the plans within the meaning of Section 4975 of the Code or Title I, Part 4 of ERISA;

                           (f) none of the plans has any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to the latest five plan years, nor any liability to the PBGC (other than normal premium payments);

                           (g) with respect to plans which are pension plans (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, the assets of each such funded plans equal or exceed the liabilities (as defined in Section 4001(a)(16) of ERISA) under such plans when such liabilities are valued on a termination basis using PBGC interest and other assumptions;

                           (h) no contributions to any of the plans from Talbot Bancshares or any of the Talbot Subsidiaries are currently past due and, if applicable, all past service and other liabilities currently existing but payable in the future, if any, are reflected in the latest actuarial report in accordance with sound actuarial principles;

                           (i) no audits, proceedings, investigations, filings, or other matters (excluding any determination letter application that has been or may be filed prior to the Effective Date) are pending before the IRS, the Department of Labor, the PBGC, or other public or quasi-public body in connection with any such plans;

                           (j) each plan intended to qualify under Section 401(a) of the Code is so qualified and the trust maintained pursuant thereto is exempt from taxation under Section 501 of the Code and nothing has occurred with respect to the operation or administration of such plan which would cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the Code that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole, or on such plan;

                           (k) except as previously disclosed in writing to Shore Bancshares, through the Effective Date, there will be no changes in the operation of the plans or in the documents constituting or affecting the plans except for amendments and operational changes required by applicable law which do not materially increase the cost of such plans;

                           (l) no employees, former employees, or retired employees of Talbot Bancshares or any of the Talbot Subsidiaries, as a result of their employment with Talbot Bancshares or any of the Talbot

         Subsidiaries, are participants in any Multiemployer Plan and neither Talbot Bancshares nor any of the Talbot Subsidiaries has any current, contingent or potential liability with respect to any such plan;

                           (m) no "reportable event," as such term is defined in
         Section 4043(c) of ERISA, has occurred with respect to any plan since the effective date of ERISA, other than a reportable event for which the 30 days notice requirement under regulations of the PBGC has been waived;

                           (n) there are no pending or threatened claims by or disputes with any participants or beneficiaries of the plans, except plan benefit claims arising in the normal course of the operations of the plans (other than terminated plans) and as to which no dispute exists;

                           (o) Talbot Bancshares has no knowledge of any facts which could give rise to any claims against any plan or any fiduciary of any plan, except for plan benefit claims which arise in the normal course of the operations of the plans (other than terminated plans) and are not disputed;

                           (p) neither Talbot Bancshares nor any of the Talbot Subsidiaries nor any fiduciary of any plan has given notice to any fiduciary liability insurer of any claims or potential claims in connection with any of the plans;

                           (q) except as previously disclosed in writing to Shore Bancshares as plans that cannot be amended or terminated, each of the plans may effectively be terminated or amended, in any manner and at any time, without further accrual of liability to its participants, by its sponsoring or participating employer;

                           (r) neither Talbot Bancshares nor any of the Talbot Subsidiaries has provided, nor is required to provide, security to any pension plan or to any single-employer plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA;

                           (s) there has been no announcement or legally binding commitment by Talbot Bancshares or any of the Talbot Subsidiaries to create an additional plan, or to amend a plan except for amendments required by applicable law which do not materially increase the cost of such plan;

                           (t) as to any terminated plans, all obligations for plan benefits or other liabilities have been satisfied in full;

                           (u) none of the plans contains any provision which would prohibit the transactions contemplated by this Plan or which, except as previously disclosed in writing to Shore Bancshares, would give rise to any severance, termination, or other payments or liabilities, or any forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligations to fund benefits as a result of the transactions contemplated by this Plan; no payment that is owed or may become due any director, officer, employee, or agent of Talbot Bancshares or any of the Talbot Subsidiaries in connection with a plan will be non-deductible to the payor under Section 280G of the Code, and none of the Talbot Subsidiaries, Shore Subsidiaries, Talbot Bancshares or Shore Bancshares will be required to "gross up" or otherwise compensate any person in connection with a plan because of the imposition of any excise tax under Section 4999 of the Code; and

                           (v) no plan is funded by, associated with, or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                  4.13. Related Party Transactions. Except as disclosed on a list previously provided to Shore Bancshares, neither Talbot Bancshares nor any of the Talbot Subsidiaries has any contract, extension of credit, business arrangement, or other relationship of any kind with any of the following persons: (a) any executive officer or director of Talbot Bancshares or any of the Talbot Subsidiaries; (b) any stockholder owning five percent or more of the outstanding Common Stock of Talbot Bancshares; or (c) any "affiliate" (as defined in the SEC Rule 405) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee, or five percent or greater equity owner.

                  4.14. No Conflict with Other Documents. Except as disclosed on a list previously provided to Shore Bancshares, neither the execution and delivery of this Plan nor the carrying out of the transactions contemplated hereunder will result in any violation, termination, or default or acceleration of, or be in conflict with, any terms of any contract or other instrument to which Talbot Bancshares or any of the Talbot Subsidiaries is a party, or of any judgment, decree, or order applicable to Talbot Bancshares or any of the Talbot Subsidiaries, or result in the creation of any lien, charge, or encumbrance upon any of their properties or assets, except for any of the foregoing which would not have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, or operations of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole.

                  4.15. Compliance with Laws; Governmental Authorizations. (a) Except where noncompliance would not have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, or operations of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole, (i) Talbot Bancshares and each of the Talbot Subsidiaries are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants franchises, licenses, and other governmental authorizations or approvals applicable to Talbot Bancshares, the Talbot Subsidiaries, or any of their properties; and (ii) all permits, concessions, grants, franchises, licenses, and other governmental authorizations and approvals necessary for the conduct of the business of Talbot Bancshares and the Talbot Subsidiaries as now conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to Talbot Bancshares' knowledge, threatened which may result in the revocation, cancellation, suspension, or materially adverse modification of any thereof. Except as disclosed on a list previously provided to Shore Bancshares, neither Talbot Bancshares nor any of the Talbot Subsidiaries engages in any business or owns any assets that may not be engaged in or owned by a registered bank holding company, a commercial bank, or their subsidiaries or affiliates.

                  (b) Since January 1, 1995 Talbot Bancshares has filed all reports that it was required to file with the SEC under the Exchange Act, all of which complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations adopted thereunder. As of their respective dates, each such report, statement, form, or other document, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that information as of a later date shall be deemed to modify information as of an earlier date.

                  4.16. Authority; Enforceability. The execution, delivery, and performance of this Plan by Talbot Bancshares have been duly and validly authorized by its Board of Directors, subject only to requisite approval by the stockholders of Talbot Bancshares and appropriate governmental regulatory authorities. This Plan is a valid and binding agreement of Talbot Bancshares, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  4.17. Insurance. All insurance policies held by Talbot Bancshares and the Talbot Subsidiaries relating to their operations (except for title insurance policies), including without limitation all financial institutions bonds, are set forth on a list previously provided to Shore Bancshares. All such policies are in full force and effect. Neither Talbot Bancshares nor any of the Talbot Subsidiaries has received any notice of cancellation with respect to any such policies and has no reason to expect that it will receive a notice of cancellation from any of its present insurance carriers; provided, however, that Talbot Bancshares makes no representation as to the effect of this Plan or the Merger on its present financial institutions bond or bonds.

                  4.18. Financial Institutions Bond. Since April 1, 1994, Talbot Bancshares and the Talbot Subsidiaries have continuously maintained in full force and effect one or more financial institutions bonds insuring Talbot Bancshares and the Talbot Subsidiaries against acts of dishonesty by each of their employees. No claim has been made under any such bond since such date, and Talbot Bancshares is not aware of any fact or condition now existing which forms the basis of a claim under any such bond. Talbot Bancshares and the Talbot Subsidiaries have no reason to expect that their present financial institutions bond or bonds will not be renewed by their carrier on substantially the same terms as those now in effect; provided, however, that Talbot Bancshares makes no representation as to the effect of this Plan or the Merger on its present financial institutions bond or bonds.

                  4.19. Brokers; Financial Advisor. All negotiations relating to this Plan and the transactions contemplated hereunder have been carried on by Talbot Bancshares directly or through its counsel or financial advisor, and there has been no intervention of any person as the result of any action of Talbot Bancshares (and, so far as known to Talbot Bancshares, no intervention of any other person) in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment (other than to its financial advisor, Danielson Associates Inc. ("Danielson")). A copy of the agreement with Danielson which has been engaged by Talbot Bancshares as its financial advisor and to deliver an opinion as to the fairness of the transactions contemplated by this Plan to Talbot Bancshares has been previously delivered to Shore Bancshares.

                  4.20. Beneficial Ownership of Shore Bancshares Common Stock. As of the date hereof, Talbot Bancshares does not beneficially own any shares of Shore Bancshares Common Stock or have any option, warrant, or right of any kind to acquire the beneficial ownership of any Shore Bancshares Common Stock.

                  4.21. Year 2000. Talbot Bancshares has carried out a review to evaluate the extent to which the business or operations of Talbot Bancshares or any of the Talbot Subsidiaries will be affected by the Year 2000 Problem. As a result of such review, Talbot Bancshares has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business, or operations of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole. Talbot Bancshares reasonably believes that the suppliers, vendors, customers or other material third parties used or served by Talbot Bancshares and the Talbot Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner. Talbot Bancshares is in compliance with all applicable requirements of any Governmental Entity relating to the Year 2000 Problem and has not received any correspondence from or provided any written information to any Governmental Entity relating to the Year 2000 Problem.

                  4.22.  Reports.  Talbot Bancshares and the Talbot Subsidiaries
have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1995 with (i) the Federal Reserve, (ii) the FDIC and/or OCC, (iii) any State Regulator, and (iv) and any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Talbot Bancshares and the Talbot Subsidiaries, and no Regulatory Agency has initiated any proceeding or investigation into the business or operations of Talbot Bancshares or the Talbot Subsidiaries since January 1, 1995. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Talbot Bancshares or the Talbot Subsidiaries.

                  4.23. Agreements with Regulatory Agencies. Neither Talbot Bancshares nor the Talbot Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any Company Regulatory Agreement with any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Talbot Bancshares or the Talbot Subsidiaries been advised in writing by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Company Regulatory Agreement.

                  4.24. State Takeover Laws and Control Share Acquisition Act. The Board of Directors of Talbot Bancshares has approved this Plan, the Talbot Bancshares Option Agreement and the transactions contemplated hereby prior to the date of this Plan such that the provisions of Sections 3-602 and 3-702 of the MGCL will not apply to this Plan, or the Talbot Bancshares Option Agreement or any of the transactions contemplated hereby or thereby.

         5. Covenants of Shore Bancshares. Except as otherwise consented to in writing by Talbot Bancshares after the date of this Plan, Shore Bancshares covenants to and agrees with Talbot Bancshares as follows:

                  5.1. Information. (a) Shore Bancshares shall, upon reasonable notice, give to Talbot Bancshares and to its officers, accountants, counsel, financial advisors, and other representatives, reasonable access during Shore Bancshares' and the Shore Subsidiaries' normal business hours throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, reports of examination (consistent with applicable law), depositor and stockholder lists, and records. Shore Bancshares and the Shore Subsidiaries will, at their own expense, furnish Talbot Bancshares during such period with all such information concerning their affairs as Talbot Bancshares may reasonably request, including information for use in determining if the conditions of Section 7.1 through Section 7.9 have been satisfied, necessary to prepare the regulatory filings or applications to be filed with governmental regulatory authorities to obtain the approvals referred to in Section 2, and for use in any other necessary filings to be made with appropriate governmental regulatory authorities.

                  (b) Shore Bancshares acknowledges that information received by it concerning Talbot Bancshares and the Talbot Subsidiaries and their operations is subject to the Confidentiality Agreement dated February 15, 2000 between Talbot Bancshares and Shore Bancshares (the "Confidentiality Agreement"). Without limiting the foregoing, Shore Bancshares will not, and will cause its representatives not to, use any information obtained pursuant to Section 6.1 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, Shore Bancshares will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to Section 6.1 unless such information (i) was already known to Shore Bancshares, (ii) becomes available to Shore Bancshares from other sources not known by Shore Bancshares to be bound by a confidentiality obligation, (iii) is disclosed with prior written approval of Talbot Bancshares and the Talbot Subsidiaries, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, Shore Bancshares shall promptly cause all copies of documents or extracts thereof containing information and data as to Talbot Bancshares and the Talbot Subsidiaries to be returned. In the event that this Plan has been terminated or the transactions contemplated hereby shall have failed to be consummated and Shore Bancshares or any of its agents or representatives are requested or required (by oral questions, interrogatories, requests for information, or documents in legal proceedings, subpoena, civil investigative demand, or other similar process) to disclose any of the materials delivered or obtained pursuant to the Plan (the "Talbot Documentation"), Shore

Bancshares shall provide Talbot Bancshares with prompt written notice of any such request or requirement so that Talbot Bancshares may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, Shore Bancshares or any of its agents or representatives are compelled to disclose any of such Talbot Documentation to any tribunal or else stand liable for contempt or suffer other censure or penalty, Shore Bancshares or its agents or representatives may, without liability hereunder, disclose to such tribunal only that portion of the Talbot Documentation which Shore Bancshares' counsel advises Shore Bancshares is legally required to be disclosed, provided, that Shore Bancshares shall exercise its best efforts to preserve the confidentiality of the Talbot Documentation, including, without limitation, by cooperating with Talbot Bancshares to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Talbot Documentation by such tribunal.

                  5.2. Events Preceding Effectiveness. Shore Bancshares and the Shore Subsidiaries will use commercially reasonable efforts to assure that each of the events specified in Section 2 which require action on its part shall occur on or before the Effective Date.

                  5.3. Meeting of Stockholders of Shore Bancshares. Shore Bancshares will duly call and convene a meeting of its stockholders to act upon the transactions contemplated hereby as soon as practicable. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties, Shore Bancshares will recommend approval of this Plan and the Merger to its stockholders, and will use commercially reasonable efforts to obtain a favorable vote thereon. The calling and holding of such meeting and all notices, transactions, documents, and information related thereto will be in material compliance with all applicable laws. Shore Bancshares shall take all such steps as may be required to cause the transactions contemplated by this Plan and any other dispositions of Shore Bancshares equity securities (including derivative securities) or acquisitions of Shore Bancshares equity securities (including derivative securities) in connection with this Plan by each individual who (i) is a director or officer of Shore Bancshares or (ii) at the Effective Time, will become a director or officer of Shore Bancshares, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                  5.4. Conduct of Business. After the date of this Plan and pending the Effective Date, (a) Shore Bancshares and the Shore Subsidiaries will conduct their business only in the ordinary course; (b) Shore Bancshares and the Shore Subsidiaries shall not effect any change or amendment in their respective charters or by-laws; (c) except with respect to Shore Bancshares stock options outstanding on the date of this Plan which are or may become subject to exercise, Shore Bancshares and the Shore Subsidiaries shall not change their authorized, issued, or outstanding capital stock; (d) Shore Bancshares shall not declare cash dividends in respect of its Common Stock (except regular quarterly cash dividends not in excess of $0.20 per share); (e) except as previously disclosed in writing to Talbot Bancshares, Shore Bancshares and the Shore Subsidiaries shall not increase employee compensation or benefit levels (except for annual increases not in excess of amounts established by its regular past practices), shall not establish or make any increase in any employment, compensation, bonus, pension, option, incentive or deferred compensation, retirement, death, profit sharing, or similar agreements or benefits of any of its past, present, or future officers or employees, other than additional premiums to obtain an extension of directors' and officers' liability coverage for six years (which Talbot Bancshares is authorized to obtain), and except as provided in this Plan, shall not modify the existing employment agreements with any officers or employees; (f) Shore Bancshares and the Shore Subsidiaries shall not make any change in any of their accounting policies or practices unless required by generally accepted accounting principles; and (g) Shore Bancshares and the Shore Subsidiaries shall not incur any liability for borrowed money except in the ordinary course of their banking business (i.e., may only incur variable rate loans with terms not greater than one year) or place upon or permit any lien or encumbrance upon any of their properties or assets except liens of the type permitted in the exceptions to Section 3.7. Pending the Effective Date, Shore Bancshares and the Shore Subsidiaries shall (x) use commercially reasonable efforts to preserve their business organization and assets and to keep available the services of their full-time officers and employees, (y) continue in effect the present method of conducting their business, and (z) advise Talbot Bancshares regarding decisions or actions in matters (i) other than those in the ordinary course of business, or (ii) except as previously disclosed in writing to Talbot Bancshares, involving any capital expenditures in excess of $25,000.

                  5.5. Reservation of Shares. Shore Bancshares shall have reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the option granted pursuant to the Stock Option Agreement attached as Appendix IV, which is to be executed by Talbot Bancshares and Shore Bancshares, and shall have taken all other actions necessary to fulfill its obligations thereunder.

                  5.6. Regulatory Matters; Document Preparation. (a) Shore Bancshares and the Shore Subsidiaries, with the assistance of Talbot Bancshares, the Talbot Subsidiaries, and their representatives, will promptly prepare and file with the appropriate governmental regulatory authorities an application requesting the regulatory approvals referred to in Sections 2(d), 2(e), 2(f), and 2(g) and will use commercially reasonable efforts to secure favorable action on such applications, including without limitation commercially reasonable efforts to pursue an appeal of a denial of a regulatory approval. Shore Bancshares shall furnish Talbot Bancshares with copies of all such filings and shall promptly notify Talbot Bancshares of all communications, oral or written, with the governmental regulatory authorities concerning such applications.

                  (b) Shore Bancshares shall furnish Talbot Bancshares with such information concerning Shore Bancshares and the Shore Subsidiaries as is necessary in order to cause the Proxy Statement/Prospectus (as defined in
Section  6.6(b)),  insofar as it relates to such  corporations,  to comply  with
Section 6.6(b). Shore Bancshares agrees promptly to advise Talbot Bancshares if, at any time prior to the Shore Bancshares or Talbot Bancshares stockholders' meetings, any information provided by Shore Bancshares in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Talbot Bancshares with the information needed to correct such inaccuracy or omission. Shore Bancshares shall furnish Talbot Bancshares with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Shore Bancshares and the Shore Subsidiaries, to comply with Section 6.6(b) after the mailing thereof to Shore

Bancshares and Talbot Bancshares stockholders. The information provided and the representations made by Shore Bancshares to Talbot Bancshares in connection with the Proxy Statement/Prospectus, both at the time such information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading. Talbot Bancshares may rely upon all information provided to it by Shore Bancshares and its representatives in the preparation of the Proxy Statement/Prospectus and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Proxy Statement/Prospectus, if such statement is made in reliance upon any information provided to it by Shore Bancshares or by any of its officers or authorized representatives.

                  (c) Shore Bancshares shall promptly furnish Talbot Bancshares with such information regarding the Shore Bancshares stockholders as Talbot Bancshares requires to enable it to determine what filings are required under applicable state securities laws. Shore Bancshares authorizes Talbot Bancshares to utilize in such filings the information concerning Shore Bancshares and the Shore Subsidiaries provided to Talbot Bancshares in connection with, or contained in, the Proxy Statement/Prospectus.

                  5.7. Consents. Shore Bancshares and the Shore Subsidiaries will use commercially reasonable efforts to obtain any consents, approvals, or waivers from third parties required in connection with the transactions contemplated hereunder.

                  5.8. Current Information; Advice of Changes. (a) During the period from the date of this Plan to the Effective Date, Shore Bancshares will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Talbot Bancshares regarding its business, operations, properties, assets, and condition (financial or otherwise) and matters relating to the completion of the transactions contemplated herein. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last calendar quarter of each calendar year) ending after the date of this Plan, Shore Bancshares will deliver to Talbot Bancshares its quarterly reports on Form 10-Q, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the calendar year, Shore Bancshares will deliver to Talbot Bancshares its Annual Report on Form 10-K as filed with the SEC under the Exchange Act.

                  (b) Between the date of this Plan and the Effective Date, Shore Bancshares shall promptly advise Talbot Bancshares in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Plan or of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein untrue in any material respect.

                  5.9. No Solicitation of Other Offers. Shore Bancshares agrees that neither it nor any of the Shore Subsidiaries nor any of their respective officers, directors, and employees shall, and Shore Bancshares shall direct and use its best efforts to cause its and the Shore Subsidiaries' agents and representatives (including, without limitation, any investment banker, attorney, or accountant retained by it or any of the Shore Subsidiaries) not to, directly or indirectly, take any action to solicit or initiate any inquiries or the making of any offer or proposal (including without limitation any proposal to stockholders of Shore Bancshares) with respect to a merger, consolidation, business combination, liquidation, reorganization, sale or other disposition of any significant portion of assets (except problem assets shown on a list previously provided to Talbot Bancshares), sale of shares of capital stock, or similar transactions involving Shore Bancshares or any of the Shore Subsidiaries (any such inquiry, offer, or proposal, a "Shore Acquisition Proposal"), or, except in the opinion of outside counsel to Shore Bancshares as may be legally required to comply with the duties the Board of Directors of Shore Bancshares under applicable law and upon termination of this Plan under Section 13(f), engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to a Shore Acquisition Proposal. As of the time hereof, Shore Bancshares is not engaged in any negotiations or discussions relating to a Shore Acquisition Proposal. Shore Bancshares shall promptly notify Talbot Bancshares orally and in writing of, and keep it fully and currently informed on, any Shore Acquisition Proposal or any inquiries with respect thereto, such written notification to include the identity of the Person making such inquiry or Shore Acquisition Proposal and such other information with respect thereto as is reasonably necessary to apprise Talbot Bancshares of the material terms of such Shore Acquisition Proposal. Shore Bancshares shall give Talbot Bancshares contemporaneous written notice upon engaging in discussions or negotiations with, or providing any information regarding Shore Bancshares or any of the Shore Subsidiaries to, any such person regarding a Shore Acquisition Proposal.

                  5.10. Affiliate and Support Agreements. Within 10 days of the date of this Plan, Shore Bancshares shall deliver or cause to be delivered to Talbot Bancshares memoranda substantially in the form attached as Appendix VI (the "Shore Bancshares Affiliates' Memoranda") and agreements substantially in the form attached as Appendix VIII (the "Shore Bancshares Support Agreements") from each of its executive officers and directors (and shall use commercially reasonable efforts to obtain and deliver such memoranda from each stockholder of Shore Bancshares who may be restricted under the accounting rules applicable to a pooling-of-interests. Under the terms of the Shore Bancshares Affiliates' Memoranda, each such officer, director or stockholder shall acknowledge and agree to abide by all limitations imposed by the accounting rules for the Merger to be accounted for as a pooling-of-interests. Under the terms of the Shore Bancshares Support Agreements, each such officer or director shall agree to support and vote the shares of Common Stock of Shore Bancshares owned or controlled by him or her to ratify and confirm this Plan and the Merger.

                  5.11. Pooling-of-Interests. Shore Bancshares shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants, or other representatives of Shore Bancshares or any of the Shore Subsidiaries to take any action that would preclude Shore Bancshares from treating the Merger as a pooling-of-interests for financial reporting purposes.

                  5.12. Taxes. Shore Bancshares shall have filed with appropriate federal, state, county, municipal, or foreign taxing authorities all tax returns required to be filed (taking any applicable extensions into consideration) on or before the Effective Date and shall have paid (or shall have made adequate provision or set up an adequate actual reserve on the financial statements referred to in Section 3.2 for the payment of) all taxes imposed by any taxing authority with respect to any such returns, together with any interest, additions, or penalties related to any such taxes.

                  5.13. Public Announcements. Between the date of this Plan and the Effective Date, Shore Bancshares and the Shore Subsidiaries will consult with Talbot Bancshares before issuing any press release or otherwise making any public statements with respect to this Plan and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as counsel may advise is required by law.

         6. Covenants of Talbot Bancshares. Except as otherwise consented to in writing by Shore Bancshares after the date of this Plan, Talbot Bancshares covenants to and agrees with Shore Bancshares as follows:

                  6.1. Information. (a) Talbot Bancshares shall, upon reasonable notice, give to Shore Bancshares and to its officers, accountants, counsel, financial advisors, and other representatives, reasonable access during Talbot Bancshares' and the Talbot Subsidiaries' normal business hours throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, reports of examination (consistent with applicable law), depositor and stockholder lists, and records. Talbot Bancshares and the Talbot
Subsidiaries will, at their own expense, furnish Shore Bancshares during such period with all such information concerning their affairs as Shore Bancshares may reasonably request, including information for use in determining if the conditions of Section 8.1 through Section 8.9 have been satisfied, necessary to prepare the regulatory filings or applications to be filed with governmental regulatory authorities to obtain the approvals referred to in Section 2, and for use in any other necessary filings to be made with appropriate governmental regulatory authorities.

                  (b) Talbot Bancshares acknowledges that information received by it concerning Shore Bancshares and the Shore Subsidiaries and their operations is subject to the Confidentiality Agreement. Without limiting the foregoing, Talbot Bancshares will not, and will cause its representatives not to, use any information obtained pursuant to Section 5.1 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, Talbot Bancshares will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to Section 5.1 unless such information (i) was already known to Talbot Bancshares, (ii) becomes available to Talbot Bancshares from other sources not known by Talbot Bancshares to be bound by a confidentiality obligation, (iii) is disclosed with prior written approval of Shore Bancshares and the Shore Subsidiaries, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, Talbot Bancshares shall promptly cause all copies of documents or extracts thereof containing information and data as to Shore Bancshares and the Shore Subsidiaries to be returned. In the event that this Plan has been terminated or the transactions contemplated hereby shall have failed to be consummated and Talbot Bancshares or any of its agents or representatives are requested or required (by oral questions, interrogatories, requests for information, or documents in legal proceedings, subpoena, civil investigative demand, or other similar process) to disclose any of the materials delivered or obtained pursuant to the Plan (the "Shore Documentation"), Talbot Bancshares shall provide Shore Bancshares with prompt written notice of any such request or requirement so that Shore Bancshares may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, Talbot Bancshares or any of its agents or representatives are compelled to disclose any of such Gary Documentation to any tribunal or else stand liable for contempt or suffer other censure or penalty, Talbot Bancshares or its agents or representatives may, without liability hereunder, disclose to such tribunal only that portion of the Gary Documentation which Talbot Bancshares' counsel advises Talbot Bancshares is legally required to be disclosed, provided, that Talbot Bancshares shall exercise its best efforts to preserve the confidentiality of the Gary Documentation, including, without limitation, by cooperating with Shore Bancshares to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Gary Documentation by such tribunal.

                  6.2. Events Preceding Effectiveness. Talbot Bancshares and the Talbot Subsidiaries will use commercially reasonable efforts to assure that each of the events specified in Section 2 which require action on its part shall occur on or before the Effective Date.

                  6.3. Meeting of Stockholders of Talbot Bancshares. Talbot Bancshares will duly call and convene a meeting of its stockholders to act upon the transactions contemplated hereby as soon as practicable. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties, Talbot Bancshares will recommend approval of this Plan and the Merger to its stockholders, and will use commercially reasonable efforts to obtain a favorable vote thereon. The calling and holding of such meeting and all notices, transactions, documents, and information related thereto will be in material compliance with all applicable laws. Talbot Bancshares shall take all such steps as may be required to cause the transactions contemplated by this Plan and any other dispositions of Talbot Bancshares equity securities
(including derivative securities) or acquisitions of Shore Bancshares equity securities (including derivative securities) in connection with this Plan by each individual who (i) is a director or officer of Talbot Bancshares or (ii) at the Effective Time, will become a director or officer of Shore Bancshares, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                  6.4. Conduct of Business. After the date of this Plan and pending the Effective Date, (a) Talbot Bancshares and the Talbot Subsidiaries will conduct their business only in the ordinary course; (b) Talbot Bancshares and the Talbot Subsidiaries shall not effect any change or amendment in their respective charters or by-laws; (c) except with respect to Talbot Bancshares stock options outstanding on the date of this Plan which are or may become subject to exercise, Talbot Bancshares and the Talbot Subsidiaries shall not change their authorized, issued, or outstanding capital stock; (d) Talbot Bancshares shall not declare cash dividends in respect of its Common Stock

(except regular quarterly cash dividends not in excess of $0.50 per share to be paid to holders of record as of the same date as dividends declared by Shore Bancshares); (e) except as previously disclosed in writing to Shore Bancshares, Talbot Bancshares and the Talbot Subsidiaries shall not increase employee compensation or benefit levels (except for annual increases not in excess of amounts established by its regular past practices), shall not establish or make any increase in any employment, compensation, bonus, pension, option, incentive or deferred compensation, retirement, death, profit sharing, or similar agreements or benefits of any of its past, present, or future officers or employees, other than additional premiums to obtain an extension of directors' and officers' liability coverage for six years (which Shore Bancshares is authorized to obtain), and except as provided in this Plan, shall not modify the existing employment agreements with any officers or employees; (f) Talbot Bancshares and the Talbot Subsidiaries shall not make any change in any of their accounting policies or practices unless required by generally accepted accounting principles; and (g) Talbot Bancshares and the Talbot Subsidiaries shall not incur any liability for borrowed money except in the ordinary course of their banking business (i.e., may only incur variable rate loans with terms not greater than one year) or place upon or permit any lien or encumbrance upon any of their properties or assets except liens of the type permitted in the exceptions to Section 3.7. Pending the Effective Date, Talbot Bancshares and the Talbot Subsidiaries shall (x) use commercially reasonable efforts to preserve their business organization and assets and to keep available the services of their full-time officers and employees, (y) continue in effect the present method of conducting their business, and (z) advise Shore Bancshares regarding decisions or actions in matters (i) other than those in the ordinary course of business, or (ii) except as previously disclosed in writing to Shore Bancshares, involving any capital expenditures in excess of $25,000.

                  6.5. Reservation of Shares. Talbot Bancshares shall have reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the option granted pursuant to the Stock Option Agreement attached as Appendix V, which is to be executed by Shore Bancshares and Talbot Bancshares, and shall have taken all other actions necessary to fulfill its obligations thereunder.

                  6.6. Regulatory Matters; Document Preparation. (a) Talbot Bancshares and the Talbot Subsidiaries will provide the information necessary and, where necessary, cooperate with Shore Bancshares' efforts to obtain all necessary regulatory approvals of the transactions contemplated by this Plan.

                  (b) Talbot Bancshares, with the assistance of Shore Bancshares and its representatives, will promptly file a Registration Statement with the SEC which shall include a joint proxy statement for Talbot Bancshares and Shore Bancshares and a prospectus of Shore Bancshares which shall satisfy all applicable requirements of applicable state and federal laws, including the Securities Act, the Exchange Act, and applicable state securities laws and the rules and regulations thereunder (such joint proxy statement and prospectus, together with any and all amendments or supplements thereto, the "Proxy
Statement/Prospectus", and the various documents to be filed under the Securities Act with the SEC to register the Shore Bancshares Common Stock into which shares of Talbot Bancshares Common Stock will be converted, including the Proxy Statement/Prospectus, the "Registration Statement"). Talbot Bancshares will use commercially reasonable efforts to secure the effectiveness of the Registration Statement. Talbot Bancshares shall promptly take all such actions as may be necessary or appropriate in order to comply in all material respects with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Plan and the Merger. Talbot Bancshares shall furnish Shore Bancshares with copies of all such filings and shall promptly notify Shore Bancshares of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.

                  (c)  Talbot   Bancshares   shall   furnish  such   information
concerning Talbot Bancshares and the Talbot Subsidiaries as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with Section 6.6(b). Talbot Bancshares agrees promptly to advise Shore Bancshares if, at any time prior to the Shore Bancshares stockholders' meeting, any information provided by Talbot Bancshares in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Shore Bancshares with the information needed to correct such inaccuracy or omission. Talbot Bancshares shall furnish Shore Bancshares with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Talbot Bancshares and the Talbot Subsidiaries, to comply with Section 6.6(b) after the mailing thereof to Shore Bancshares stockholders. The information provided and the representations made by Talbot Bancshares to Shore Bancshares in connection with the Proxy Statement/Prospectus, both at the time such information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading. Shore Bancshares may rely upon all information provided to it by Talbot Bancshares and its representatives in the preparation of the Proxy Statement/Prospectus and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Proxy Statement/Prospectus, if such statement is made in reliance upon any information provided to it by Talbot Bancshares or by any of its officers or authorized representatives.

                  6.7. Consents. Talbot Bancshares and the Talbot Subsidiaries will use commercially reasonable efforts to obtain any consents, approvals, or waivers from third parties required in connection with the transactions contemplated hereunder.

                  6.8. Current Information; Advice of Changes. (a) During the period from the date of this Plan to the Effective Date, Talbot Bancshares will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Shore Bancshares regarding its business, operations, properties, assets, and condition (financial or otherwise) and matters relating to the completion of the transactions contemplated herein. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last calendar quarter of each calendar year) ending after the date of this Plan, Talbot Bancshares will deliver to Shore Bancshares its quarterly reports on Form 10-Q, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the calendar year, Talbot Bancshares will deliver to Shore Bancshares its Annual Report on Form 10-K as filed with the SEC under the Exchange Act.

                  (b) Between the date of this Plan and the Effective Date, Talbot Bancshares shall promptly advise Shore Bancshares in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Plan or of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein untrue in any material respect.

                  6.9. No Solicitation of Other Offers. Talbot Bancshares agrees that neither it nor any of the Talbot Subsidiaries nor any of their respective officers, directors, and employees shall, and Talbot Bancshares shall direct and use its best efforts to cause its and the Talbot Subsidiaries' agents and representatives (including, without limitation, any investment banker, attorney, or accountant retained by it or any of the Talbot Subsidiaries) not to, directly or indirectly, take any action to solicit or initiate any inquiries or the making of any offer or proposal (including without limitation any proposal to stockholders of Talbot Bancshares) with respect to a merger, consolidation, business combination, liquidation, reorganization, sale or other disposition of any significant portion of assets (except problem assets shown on the list previously provided to Shore Bancshares, sale of shares of capital stock, or similar transactions involving Talbot Bancshares or any of the Talbot
Subsidiaries (any such inquiry, offer, or proposal, a "Talbot Acquisition Proposal"), or, except in the opinion of outside counsel to Talbot Bancshares as may be legally required to comply with the duties the Board of Directors of Talbot Bancshares under applicable law and upon termination of this Plan under
Section 13(f), engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to a Talbot Acquisition Proposal. As of the time hereof, Talbot Bancshares is not engaged in any negotiations or discussions relating to a Talbot Acquisition Proposal. Talbot Bancshares shall promptly notify Shore Bancshares orally and in writing of, and keep it fully and currently informed on, any Talbot Acquisition Proposal or any inquiries with respect thereto, such written notification to include the identity of the Person making such inquiry or Talbot Acquisition Proposal and such other information with respect thereto as is reasonably necessary to apprise Shore Bancshares of the material terms of such Talbot Acquisition Proposal. Talbot Bancshares shall give Shore Bancshares contemporaneous written notice upon engaging in discussions or negotiations with, or providing any information regarding Talbot Bancshares or any of the Talbot Subsidiaries to, any such person regarding a Talbot Acquisition Proposal.

                  6.10. Affiliate and Support Agreements.  Within 10 days of the date of this Plan, Talbot Bancshares shall deliver or cause to be delivered to Shore Bancshares memoranda substantially in the form attached as Appendix VII (the "Talbot Bancshares Affiliates' Memoranda") and agreements substantially in the form attached as Appendix IX (the "Talbot Bancshares Support Agreements") from each of its executive officers and directors (and shall use commercially reasonable efforts to obtain and deliver such memoranda from each stockholder of Talbot Bancshares who (a) may be deemed to be an "affiliate" of Talbot Bancshares, as that term is defined for purposes of the SEC Rules 145 and 405, or (b) may be restricted under the accounting rules applicable to a pooling-of-interests). Under the terms of the Talbot Bancshares Affiliates' Memoranda, each such officer, director or stockholder shall acknowledge and agree (i) to abide by all limitations imposed by the Securities Act and by all rules, regulations, and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of the Common Stock of Shore Bancshares to be received by such person pursuant to the Merger, and (ii) to abide by all limitations imposed by the accounting rules for the Merger to be accounted for as a pooling-of-interests. Under the terms of the Talbot Bancshares Support Agreements, each such officer or director shall agree to support and vote the shares of Common Stock of Talbot Bancshares owned or controlled by him or her to ratify and confirm this Plan and the Merger.

                  6.11. Pooling-of-Interests. Talbot Bancshares shall use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants, or other representatives of Talbot Bancshares or any of the Talbot Subsidiaries to take any action that would preclude Shore Bancshares from treating the Merger as a pooling-of-interests for financial reporting purposes.

                  6.12. Taxes. Talbot Bancshares shall have filed with appropriate federal, state, county, municipal, or foreign taxing authorities all tax returns required to be filed (taking any applicable extensions into consideration) on or before the Effective Date and shall have paid (or shall have made adequate provision or set up an adequate actual reserve on the financial statements referred to in Section 4.2 for the payment of) all taxes imposed by any taxing authority with respect to any such returns, together with any interest, additions, or penalties related to any such taxes.

                  6.13. Public Announcements. Between the date of this Plan and the Effective Date, Talbot Bancshares and the Talbot Subsidiaries will consult with Shore Bancshares before issuing any press release or otherwise making any public statements with respect to this Plan and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as counsel may advise is required by law.

         7. Conditions Precedent to Shore Bancshares' Obligations. Unless waived in writing by Shore Bancshares in its sole discretion, all obligations of Shore Bancshares hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

                  7.1. Representations, Warranties, and Covenants. The representations and warranties of Talbot Bancshares herein contained shall be true in all material respects as of the date hereof, shall be deemed made again at and as of the Effective Date except as contemplated herein, and shall be true in all material respects as so made again; Talbot Bancshares and the Talbot Subsidiaries shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions required by this Plan to be performed or complied with by them on or prior to the Effective Date; and Shore Bancshares shall have received from Talbot Bancshares an officers' certificate to their knowledge, information, and belief in such detail as Shore Bancshares may reasonably request, dated the Effective Date and signed by its Chief Executive Officer and its Secretary, to the foregoing effect.

                  7.2. No Adverse Changes. There shall not have been any materially adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, or business of Talbot Bancshares and the Talbot Subsidiaries, taken as a whole, from December 31, 1999 to the Effective Date, other than any such change attributable to or resulting from (A) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting principles applicable to banks or their holding companies generally, (C) any change in general economic or business conditions affecting banks, thrifts or holding companies generally, provided that such change does not affect Talbot Bancshares to a materially greater extent than banks, thrifts or holding companies generally, and provided further that such change does not have a materially adverse effect on (i) the results of operations or financial condition of Talbot Bancshares, (ii) any action or omission of Talbot Bancshares or the Talbot Subsidiaries taken in contemplation of the Merger with the prior written consent of Shore Bancshares, or (iii) the ability of Talbot Bancshares and the Talbot Subsidiaries to consummate the transactions contemplated by this Plan. For purposes of this Section 7.2, a "materially adverse change" shall also include, without limitation, (a) a reduction of the stockholders' equity of Talbot Bancshares to less than $36,486,000 (plus such additions to stockholders' equity as a result of the issuance of any Common Stock after the date of this Plan), (b) a decrease in the net income of Talbot Bancshares from January 1, 2000 through the Effective Date to less than the net income for the same period but beginning on January 1, 1999, or (c) an increase in Talbot Bancshares' ratio of non-performing assets to total assets to above 0.5%, and a "materially adverse change" shall not include expenses of the transactions under this Plan.

                  7.3. Events Preceding the Effective Date. Each of the events set forth in Section 2 shall have occurred and any other required regulatory approvals shall have been obtained and no more than 10% of the outstanding shares of Talbot Bancshares shall have voted against the Plan and delivered a written demand for appraisal of such shares before the vote on the proposal to adopt the Plan.

                  7.4. Other Evidence. Talbot Bancshares shall have delivered to Shore Bancshares such further certificates and documents evidencing due action in accordance with this Plan, including certified copies of all applicable proceedings of stockholders and directors of Talbot Bancshares and Talbot Bank pertaining to the transactions under this Plan, as Shore Bancshares shall reasonably request.

                  7.5. No Adverse Proceedings, Events, or Regulatory Requirements. No action or proceeding against Shore Bancshares or any of the Shore Subsidiaries or against Talbot Bancshares or any of the Talbot
Subsidiaries shall be pending which seeks to prevent consummation of the transactions contemplated by this Plan; and no order of any court shall have been entered which prohibits consummation of the Merger and the transactions contemplated by this Plan. No approval, consent, waiver, or administrative action shall have included any condition or requirement that would (i) result in a materially adverse effect on Shore Bancshares or Talbot Bancshares, or (ii) so materially and adversely affect the economic or business benefits of the Merger that Shore Bancshares, in the sole judgment of Shore Bancshares, would not have entered into this Plan had such conditions or requirements been known at the date hereof.

                  7.6. Consents, Etc. All requisite consents, approvals, waivers, undertakings, memoranda, agreements, exercises, and terminations by third parties which Talbot Bancshares and the Talbot Subsidiaries have covenanted to use commercially reasonable efforts to obtain under Sections 6.7, 6.10, and 6.11 shall have been obtained by Talbot Bancshares or waived by Shore Bancshares except where the failure to obtain such consent would not, individually or in the aggregate, result in a materially adverse change.

                  7.7 Fairness Opinion. Shore Bancshares shall have received a written opinion from GM&A (or such other recognized investment firm as Shore Bancshares may select), dated contemporaneously with the date of the Proxy Statement/Prospectus, to the effect that the exchange ratio is fair to the stockholders of Shore Bancshares from a financial point of view.

                  7.8. Opinion of Counsel. Shore Bancshares shall have received opinions of tax counsel and counsel to Talbot Bancshares, dated the Effective Date, in forms and substance reasonably satisfactory to Shore Bancshares, covering the matters set forth in Appendix X and Appendix XII, respectively. In rendering such tax opinion, tax counsel shall require delivery of and rely upon certain representation letters delivered by Shore Bancshares, Talbot Bancshares, and certain stockholders of Talbot Bancshares, which letters shall be in form and substance satisfactory to tax counsel.

                  7.9. Pooling-of-Interests Accounting. Shore Bancshares shall have received a letter from Stegman & Company stating the accounting treatment of the transaction if consummated in accordance with this Plan; provided, that such condition shall be void and of no further force and effect if Shore Bancshares has not received such letter because of any action or inaction of Shore Bancshares. In rendering such letter, Stegman & Company shall require delivery of and rely upon certain representation letters delivered by Shore Bancshares and Talbot Bancshares, which letters shall be in form and substance satisfactory to Stegman & Company.

         8. Conditions Precedent to Talbot Bancshares' Obligations. Unless waived in writing by Talbot Bancshares in its sole discretion, all obligations of Talbot Bancshares hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

                  8.1. Representations, Warranties, and Covenants. The representations and warranties of Shore Bancshares herein contained shall be true in all material respects as of the date hereof, shall be deemed made again at and as of the Effective Date except as contemplated herein, and shall be true in all material respects as so made again; Shore Bancshares and the Shore Subsidiaries shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions required by this Plan to be performed or complied with by them on or prior to the Effective Date; and Talbot Bancshares shall have received from Shore Bancshares an officers' certificate to their knowledge, information, and belief in such detail as Talbot Bancshares may reasonably request, dated the Effective Date and signed by its Chief Executive Officer and its Secretary, to the foregoing effect.

                  8.2. No Adverse Changes. There shall not have been any materially adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, or business of Shore Bancshares and the Shore Subsidiaries, taken as a whole, from December 31, 1999 to the Effective Date, other than any such change attributable to or resulting from (A) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting principles applicable to banks or their holding companies generally, (C) any change in general economic or business conditions affecting banks, thrifts or holding companies generally, provided that such change does not affect Shore Bancshares to a materially greater extent than banks, thrifts or holding companies generally, and provided further that such change does not have a materially adverse effect on the results of operations or financial condition of Shore Bancshares or (D) any action or omission of Shore Bancshares or the Shore Subsidiaries taken in contemplation of the Merger with the prior written consent to Talbot Bancshares, or (ii) the ability of Shore Bancshares and the Shore Subsidiaries to consummate the transactions contemplated by this Plan. For purposes of this Section 8.2, a "materially adverse change" shall also include, without limitation, (a) a reduction of the stockholders' equity of Shore Bancshares to less than $22,773,000 (plus such additions to stockholders' equity as a result of the issuance of any Common Stock after the date of this Plan), (b) a decrease in the net income of Shore Bancshares from January 1, 2000 through the Effective Date to less than the net income for the same period but beginning on January 1, 1999, or (c) an increase in Shore Bancshares' ratio of non-performing assets to total assets to above 0.5%, and a "materially adverse change" shall not include expenses of the transactions under this Plan.

                  8.3. Events Preceding the Effective Date. Each of the events set forth in Section 2 shall have occurred and any other required regulatory approvals shall have been obtained and no more than 10% of the outstanding shares of Shore Bancshares shall have been voted against the Plan.

                  8.4. Other Evidence. Shore Bancshares shall have delivered to Talbot Bancshares such further certificates and documents evidencing due action in accordance with this Plan, including certified copies of all applicable proceedings of stockholders and directors of Shore Bancshares and Centreville Bank pertaining to the transactions under this Plan, as Talbot Bancshares shall reasonably request.

                  8.5. No Adverse Proceedings, Events, or Regulatory Requirements. No action or proceeding against Talbot Bancshares or any of the Talbot Subsidiaries or against Shore Bancshares or any of the Shore Subsidiaries shall be pending which seeks to prevent consummation of the transactions contemplated by this Plan; and no order of any court shall have been entered which prohibits consummation of the Merger and the transactions contemplated by this Plan. No approval, consent, waiver, or administrative action shall have included any condition or requirement that would (i) result in a materially adverse effect on Talbot Bancshares or Shore Bancshares, or (ii) so materially and adversely affect the economic or business benefits of the Merger that Talbot Bancshares, in the sole judgment of Talbot Bancshares, would not have entered into this Plan had such conditions or requirements been known at the date hereof.

                  8.6. Consents, Etc. All requisite consents, approvals, waivers, undertakings, memoranda, agreements, exercises, and terminations by third parties which Shore Bancshares and the Shore Subsidiaries have covenanted to use commercially reasonable efforts to obtain under Sections 5.7, 5.10, and
5.11 shall have been obtained by Shore Bancshares or waived by Talbot Bancshares except where the failure to obtain such consent would not, individually or in the aggregate, result in a materially adverse change.

                  8.7 Fairness Opinion. Talbot Bancshares shall have received a written opinion from Danielson (or such other recognized investment firm as Talbot Bancshares may select), dated contemporaneously with the date of the Proxy Statement/Prospectus, to the effect that the consideration to be received in the Merger is fair to the stockholders of Talbot Bancshares from a financial point of view.

                  8.8. Opinion of Counsel. Talbot Bancshares shall have received opinions of tax counsel and counsel to Shore Bancshares, dated the Effective Date, in forms and substance reasonably satisfactory to Talbot Bancshares, covering the matters set forth in Appendix X and Appendix XI, respectively. In rendering such tax opinion, tax counsel shall require delivery of and rely upon certain representation letters delivered by Shore Bancshares, Talbot Bancshares, and certain stockholders of Talbot Bancshares, which letters shall be in form and substance satisfactory to tax counsel.

                  8.9. Pooling-of-Interests Accounting. Talbot Bancshares shall have received a letter from Stegman & Company stating the accounting treatment of the transaction if consummated in accordance with this Plan; provided, that such condition shall be void and of no further force and effect if Talbot Bancshares has not received such letter because of any action or inaction of Talbot Bancshares. In rendering such letter, Stegman & Company shall require delivery of and rely upon certain representation letters delivered by Talbot Bancshares and Shore Bancshares, which letters shall be in form and substance satisfactory to Stegman & Company.

         9.    Terms of the Merger.

                  9.1. Structure of the Merger. At the Effective Date, subject to the terms and conditions of this Plan, Talbot Bancshares will merge with and into Shore Bancshares, the separate corporate existence of Talbot Bancshares shall cease, and Shore Bancshares shall continue as the successor corporation (the "Successor Bancshares"). From and after the Effective Date, the Merger shall have the effects set forth in MD. GENERAL CORPORATION LAW SS. 3-114.

                  9.2. Conversion of Stock. (a) On the Effective Date, each share of the Talbot Bancshares Common Stock outstanding immediately prior to the Effective Date (other than shares ("Dissenters' Shares") with respect to which dissenter's rights shall have been perfected in accordance with MD. GENERAL CORPORATION LAW ss.ss. 3-201 et seq.), shall, without any action on the part of the holder thereof, be canceled and converted into 2.85 shares of Successor Bancshares Common Stock (rounded to the nearest 0.01 share) (the "Merger Consideration"). There will be no issued and outstanding shares of preferred stock of Shore Bancshares on the Effective Date of the Merger.

                  (b) No certificates for fractional shares of Successor Bancshares Common Stock shall be issued; in lieu thereof, each holder otherwise entitled to a fractional interest shall receive an amount in cash based on the market value of Successor Bancshares Common Stock at the Effective Date (determined in good faith by the Board of Directors of Successor Bancshares ). Each such holder shall have no other rights with respect to such fractional interest.

                  (c) Dissenters' Shares shall be paid for in accordance with MD. GENERAL CORPORATION LAW ss.ss. 3-201 et seq. and thereupon shall be cancelled, retired and cease to exist.

                  (d) Notwithstanding any provision of this Plan to the contrary, any Dissenters' Shares, which as of the Effective Date the holder thereof has not withdrawn or lost any right to such appraisal shall not be exchanged, or represent a right to receive shares of Successor Bancshares Common Stock, but the holder shall only be entitled to such rights as are granted by MD. GENERAL CORPORATION LAW ss.ss. 3-201 et seq. If a stockholder of Talbot Bancshares who demands appraisal of his or her shares under MD. GENERAL CORPORATION LAW ss.ss. 3-201 et seq. shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Date or the occurrence of such event, whichever last occurs, that stockholder's shares of the Talbot Bancshares Common Stock shall be exchanged and represent only the right to receive shares of Successor Bancshares Common Stock as provided in Section 9.2(a) pursuant to the procedures in Section 9.3. Notwithstanding any provision of this Plan to the contrary, Shore Bancshares shall have the right to terminate this Plan and be released from all obligations hereunder if, immediately prior to the proposed Effective Date, Talbot Bancshares stockholders have demanded appraisal rights (which demands theretofore have not been withdrawn) in such numbers so as to jeopardize the accounting treatment specified in Section 7.9 and Section 8.9 and Stegman & Company fails or refuses to deliver a letter to Shore Bancshares or Talbot Bancshares to the effect that the Merger qualifies for pooling-of-interests accounting treatment, as provided in Section 7.9 and Section 8.9.

                  9.3. Exchange Procedure. (a) After the Effective Date, certificates representing such shares of Common Stock of Talbot Bancshares shall represent the right to receive certificates representing shares of Common Stock of Successor Bancshares determined in accordance with Section 9.2; such Talbot Bancshares certificates at any time after the Effective Date may be exchanged by the holders thereof for new certificates for the appropriate number of shares of Common Stock of Successor Bancshares by forwarding such Talbot Bancshares Common Stock certificates and the letter of transmittal provided by Successor Bancshares to the transfer agent for Successor Bancshares Common Stock, and the payment of cash in lieu of fractions, dividends, and other distributions on said stock may be withheld until the Talbot Bancshares certificates are surrendered for exchange to the transfer agent for Successor Bancshares Common Stock; when such new certificates are issued, the holders thereof shall be entitled to be paid the amount (without any interest thereon) of all such withheld cash in lieu of fractions, dividends, or other distributions which have theretofore become payable with respect to such shares of Common Stock of Successor Bancshares.

                  (b) As soon as possible after the Effective Date, the transfer agent for Successor Bancshares Common Stock shall send or cause to be sent a notice and transmittal form to each record holder of a certificate theretofore evidencing shares of the Talbot Bancshares Common Stock.

                  (c) All shares of Successor Bancshares Common Stock into which shares of Talbot Bancshares shall have been converted shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Talbot Bancshares Common Stock.

                  9.4. Stock Options. (a) At the Effective Date, all options granted by Talbot Bancshares which are outstanding under all stock option plans previously adopted by Talbot Bancshares to purchase shares of Talbot Bancshares Common Stock, which are outstanding and unexercised immediately prior thereto (each, an "Outstanding Option"), shall be converted as to each whole share subject to such Outstanding Option into an option (each, an "Exchange Option") to purchase a number of shares of Successor Bancshares Common Stock equal to the number of shares of Talbot Bancshares Common Stock which could have been purchased under the Outstanding Option adjusted for the Merger Consideration, with the total for each holder's Exchange Options with the same option price and expiration date rounded down to the next whole share. Promptly after the Effective Time Successor Bancshares shall file a registration statement on Form S-8 or another appropriate form to register the shares of Successor Bancshares Common Stock to be issued in exchange for the Exchange Options under the Securities Act.

                  (b) The per share exercise price of each Exchange Option shall be equal to the price per share set forth in the Outstanding Option adjusted for the Merger Consideration, rounded up to the nearest whole cent.

                  (c) The Exchange Option shall otherwise have the same duration and other terms as the Outstanding Option.

                  (d) The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

                  9.5. Charter of the Shore Bancshares. The Charter of Successor Bancshares in the form attached as Exhibit A to the Articles of Merger set forth in Appendix II shall be the Charter of the Successor Bancshares until thereafter amended as provided by law.

                  9.6. By-Laws of the Successor Bancshares. The By-Laws of Successor Bancshares as amended and restated in the form set forth in Appendix III shall be the By-Laws of the Successor Bancshares until thereafter amended as provided by law.

         10. Boards of Directors and Employment Matters. Upon the Effective Date or as otherwise indicated:

                           (a) At Effective Date, the Board of Directors of Successor Bancshares will be as shown on Appendix XIV.

                           (b) The members the Boards of Directors having board titles and the persons serving as executive officers of Successor Bancshares at the Effective Date are listed on Appendix XIV.

                           (c)  The  directors,   officers,   and  employees  of
         Centreville Bank and Talbot Bank will not change as of the Effective Date.

                           (d) The  President  and Chief  Executive  Officer  of
         Successor Bancshares named in Appendix XIV shall be offered an employment agreement by Successor Bancshares and Talbot Bank in the form of Appendix XIII with terms commencing on the Effective Date. The Executive Vice President of Successor Bancshares named in Appendix XIV shall be offered an employment agreement by Successor Bancshares and Centreville Bank in the form of Appendix XIII with terms commencing on the Effective Date. The President and Chief Executive Officer of Shore Bancshares and Centreville Bank prior to the Effective Date will execute an agreement in the form of Appendix XV pursuant to which he agrees that his current employment agreement will terminate at the Effective Date and that the change in control provisions therein will not be activated by the Merger and the transactions contemplated by this Plan.

                           (e) It is the intention of Shore Bancshares and Talbot Bancshares that the employee benefit plans and policies of Shore Bancshares and Talbot Bancshares will become the employee benefit plans and policies of Successor Bancshares (unless required to continue the qualification of the plans); it is the intention of Shore Bancshares and Talbot Bancshares that that the employee benefit plans and policies of Centreville Bank and Talbot Bank will not change at the Effective Date (unless required to continue the qualification of the plans); however, Successor Bancshares will review the employee benefit plans and policies of Shore Bancshares, Talbot Bancshares, Centreville Bank, and Talbot Bank and in its sole discretion, may amend, freeze, or terminate such employee benefit plans and policies, merge them together, or continue to maintain them.

         11. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Date, Successor Bancshares will indemnify and hold harmless each present and former director and officer of Talbot Bancshares or the Talbot Subsidiaries (the "Indemnified Parties"), against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties, settlements, losses, claims, damages or liabilities incurred in connection with any and all claims, actions, suits, proceedings or investigations, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters arising out of or in connection with such party's position as, or actions taken as, a director or officer of Talbot Bancshares or the Talbot Subsidiaries (collectively, "Claims"), at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent permitted by applicable law (and also advance expenses incurred to the fullest extent permitted by Maryland law and Successor Bancshares' Charter and By-Laws); provided, however, that Successor Bancshares' obligation to provide such indemnification shall not apply to any litigation, proceeding or investigation required to be disclosed pursuant to Section 4.9 that has not been previously disclosed in writing by Talbot Bancshares, nor to Claims asserted or claimed more than six years after the Effective Date. Successor Bancshares shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law or if such obligation is not covered (without considering retention) by the liability insurance policies contemplated in Section 11(c).

                  (b) Any Indemnified Party wishing to claim indemnification under Section 11(a), upon learning of any such claim, action, suit, proceeding or investigation, shall within 30 days thereof notify Successor Bancshares thereof, but the failure to so notify shall not relieve Successor Bancshares of any liability it may have to such Indemnified Party if such failure does not materially prejudice Successor Bancshares. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date) (i) Successor Bancshares shall have the right to assume the defense thereof and Successor Bancshares shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Successor Bancshares elects not to assume such defense, or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Successor Bancshares and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Successor Bancshares shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Successor Bancshares shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld.

                  (c) For a period of six years after the Effective Date, Successor Bancshares shall cause to be maintained in effect an extension of the current policies of directors' and officers' liability insurance maintained by Shore Bancshares and Centreville Bank as contemplated by Section 5.4(e) and Talbot Bancshares and Talbot Bank as contemplated by Section 6.4(e) (provided that Successor Bancshares may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the Effective Date.

         12. Amendment of this Plan. This Plan may be amended at any time prior to the Effective Date in response to comments of governmental regulatory authorities, or otherwise; provided, that any such amendment is in writing and is approved by the Board of Directors of each of the parties hereto.

         13. Abandonment of this Plan; Effect Thereof. Anything herein to the contrary notwithstanding, and notwithstanding any stockholder vote or approval, this Plan may be terminated and abandoned:

                           (a) by mutual consent of the Boards of Directors of Shore Bancshares and Talbot Bancshares;

                           (b) by Talbot Bancshares or Shore Bancshares,  if its
         Board of Directors so determines, in the event of the failure of the stockholders of Talbot Bancshares or the stockholders of Shore Bancshares to approve this Plan at the meetings called to consider such approval, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Plan to perform or observe its agreement set forth herein to be performed or observed by such party at or before the Effective Date;

                           (c) by Talbot Bancshares or Shore Bancshares, if its Board of Directors so determines, in the event of a material breach by the other party hereto of any representation, warranty, covenant, or agreement contained herein which is not cured or not curable within 60 days after written notice of such breach is given to the party committing such breach by the other party;

                           (d) by Talbot Bancshares or Shore Bancshares by written notice to the other party hereto if prior to March 1, 2001 (i) any approval, consent, or waiver of any Governmental Entity required to permit consummation of the transactions contemplated hereby shall have been denied, (ii) any approval, consent, or waiver of any Governmental Entity required to permit consummation of the transactions contemplated hereby shall include any condition or requirement that would (A) result in a materially adverse effect on Talbot Bancshares or Shore Bancshares, or (B) so materially and adversely affect the economic or business benefits of the Merger that Talbot Bancshares, in the sole judgment of Talbot Bancshares, or Shore Bancshares, in the sole judgment of Shore Bancshares, would not have entered into this Plan had such conditions or requirements been known at the date hereof, (iii) any action or proceeding against Talbot Bancshares or any of the Talbot Subsidiaries or against Shore Bancshares or any of the Shore Subsidiaries shall be pending which seeks to prevent consummation of the transactions contemplated by this Plan;

                           (e) by Talbot Bancshares or Shore Bancshares, by action of the Board of Directors of either party and the delivery of written notice by either party to the other, in the event that (i) the Merger is not consummated by March 1, 2001, unless the failure to so consummate by such time is due to the breach of any material representation, warranty, agreement, or covenant contained in this Plan by the party seeking to terminate, or (ii) if prior to March 1, 2001, any court shall have entered an order which prohibits consummation of the Merger and the transactions contemplated by this Plan; or

                           (f) by action of the Board of Directors of Shore Bancshares in their sole discretion if they determine to negotiate a Shore Acquisition Proposal under Section 5.9 or by action of the Board of Directors of Talbot Bancshares in their sole discretion if they determine to negotiate a Talbot Acquisition Proposal under Section 6.9. If this Plan is terminated by the Board of Directors of Shore
         Bancshares  in  order  to  accept a Shore  Acquisition  Proposal  under
         Section 5.9, Shore Bancshares shall be obligated to pay Talbot Bancshares, within five business days of such termination, a fee (the "Termination Fee") in cash in an amount equal to $1.5 million, plus all reasonable expenses, including, without limitation, legal, accounting, valuation, printing, and tax expenses, incurred by Talbot Bancshares in connection with the due diligence investigation of Shore Bancshares, the negotiation and preparation of this Plan, and the transactions contemplated herein. Notwithstanding, if the Plan is terminated under
         Section 5.9, Shore Bancshares shall not be obligated to pay such Termination Fee if Talbot Bancshares exercises the Stock Option Agreement granted by Shore Bancshares. If this Plan is terminated by the Board of Directors of Talbot Bancshares in order to accept a Talbot Acquisition Proposal under Section 6.9, Talbot Bancshares shall be obligated to pay Shore Bancshares, within five business days of such termination, a fee (the "Termination Fee") in cash in an amount equal to $1.5 million, plus all reasonable expenses, including, without limitation, legal, accounting, valuation, printing, and tax expenses, incurred by Shore Bancshares in connection with the due diligence investigation of Talbot Bancshares, the negotiation and preparation of this Plan, and the transactions contemplated herein. Notwithstanding, if the Plan is terminated under Section 6.9, Talbot Bancshares shall not be obligated to pay such Termination Fee if Shore Bancshares exercises the Stock Option Agreement granted by Talbot Bancshares.

Except as provided in Section 17, in the event of the termination of this Plan by either Talbot Bancshares or Shore Bancshares, as provided above, this Plan shall thereafter become void, and, except as provided in Section 13(f), there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach of any other party of any covenant or willful misrepresentation contained in this Plan.

         14. Expenses. Whether or not the transactions hereunder are consummated, each party to the Plan shall pay its own expenses relating hereto, including fees and disbursements of its counsel, accountants, and financial advisor, one half of filing fees in respect of regulatory applications or registration statements required in order to consummate the Merger, and one half of the costs of printing and mailing the Proxy Statement/Prospectus. The foregoing shall not be construed as a limitation of damages in the event of breach.

         15. Notices. All notices, requests, demands, and other communications under or connected with this Plan shall be in writing, and (a) if to Shore Bancshares, shall be addressed to Shore Bancshares, Inc., 109 North Commerce Street, P.O. Box 400, Centreville, Maryland 21617, attention of Daniel T. Cannon, President and Chief Executive Officer, with a copy to its counsel,

Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, The Garrett Building, 233 East Redwood Street, Baltimore, Maryland 21202, attention of Michael A. Refolo, Esquire; or (b) if to Talbot Bancshares, shall be addressed to Talbot Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601, attention of W. Moorhead Vermilye, President and Chief Executive Officer, with a copy to its counsel, Piper Marbury Rudnick & Wolfe LLP, 6225 Smith Avenue, Baltimore, Maryland 21209-3600, attention of James J. Winn, Jr., Esquire. Any such notices, requests, demands, and other communications shall be mailed, postage prepaid, first class mail, or delivered personally and shall be sufficient and effective when delivered to or received at the address as specified. Each of the parties may change the address at which it is to receive communications by like written notice to the other.

         16. Entire Agreement; Effect. Subject to Sections 5.1(b) and 6.1(b), this Plan (including the financial statements, lists, schedules, and documents delivered pursuant hereto, which are made a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transaction contemplated hereunder. This Plan supersedes any and all prior understandings, including prior letters of intent, and it may not be changed, waived, discharged, or terminated orally, but only in writing by a party against which enforcement of the change, waiver, discharge, or termination is sought.

         17. Representations, Warranties, and Agreements. Except as set forth in this Section 17, all representations, warranties, and agreements of Talbot Bancshares and Shore Bancshares made in this Plan, or in any instrument delivered by Talbot Bancshares or Shore Bancshares pursuant to this Plan, shall expire at the Effective Date. In the event of the consummation of the transactions contemplated hereby, the agreements contained in or referred to in Sections 9, 10, and 11 shall survive the Effective Date. In the event of the termination of this Plan in accordance with its terms, the agreements contained in or referred to in Sections 5.1(b), 5.5, 5.9, 6.1(b), 6.5, 6.9 13(f), and 14
or in the Stock Option Agreements and the Support Agreements (which agreements shall only terminate in accordance with their respective terms) shall survive such termination. Except to the extent that representations, warranties, and agreements of Talbot Bancshares and Shore Bancshares made in this Plan, or in any instrument delivered by Talbot Bancshares or Shore Bancshares pursuant to this Plan, shall expire at the Effective Date, nothing contained herein shall be construed to limit the liability of a party to another party for damages caused by a breach of this Plan.

         18. Governing Law. This Plan shall be governed by, and shall be interpreted in accordance with, the laws of the State of Maryland or, to the extent applicable, the federal laws of the United States.

         19. General. The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretations of this Plan. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Plan shall inure to the benefit of and be binding upon the parties hereto and their respective successors but shall not be assigned to and shall not create any rights in favor of any other party. Any purported assignment in violation of this Section 19 shall be void.

         IN WITNESS WHEREOF, Talbot Bancshares and Shore Bancshares have caused this Plan to be duly executed by their respective presidents, and witnessed by their respective secretaries, thereunto duly authorized as of the date first above written.


WITNESS                                 TALBOT BANCSHARES, INC.



                                      By:
-----------------------------             ------------------------------------
                                          W. Moorhead Vermilye
Secretary                                 President and Chief Executive Officer


WITNESS                               SHORE BANCSHARES, INC.



                                      By:
-----------------------------             ------------------------------------
                                          Daniel T. Cannon
Secretary                                 President and Chief Executive Officer

                                                                      APPENDIX I


                       LIST OF INFORMATION TO BE PROVIDED
                              PURSUANT TO THE PLAN


A.       Information to be Provided by Shore Bancshares to Talbot Bancshares.

Section 3.1(a). List of subsidiaries of Shore Bancshares and their places of incorporation.

Section 3.1(b).     Ownership  of  Shore  Subsidiaries,   Joint  Ventures,   and
                    Partnerships.

Section 3.1(c). Charters and By-Laws of Shore Bancshares and each of the Shore Subsidiaries.

Section 3.1(d). List of outstanding options, warrants, rights, restricted stock, or obligations of any kind entitling the holder thereof to acquire shares of the Common Stock of Shore Bancshares or outstanding securities or instruments that are convertible into shares of the Common Stock of Shore Bancshares.

Section 3.2. Consolidated Financial Statements of Shore Bancshares and the Shore Subsidiaries at December 31, 1995, 1996, 1997, 1998, and 1999 and for each of the years then ended, as reported upon by Stegman & Company, and at March 31, 1999 and 2000 and for each of the three month periods then ended.

Section 3.3. Tax Returns of Shore Bancshares to Federal, State, County, Municipal, or Foreign Taxing Authorities for the taxable years December 31, 1995, 1996, 1997, 1998, and 1999.

Section 3.5. Increase of Salaries or Benefits to Directors, Officers, or Employees since December 31, 1999.

Section 3.7.        List of Liens and Encumbrances on Property, Etc.

Section 3.8.        Plans, Contracts, and Agreements.

Section 3.9.        Litigation, Etc.

Section 3.10.       Environmental Matters.

Section 3.12.       Pension and Welfare Matters.

Section 3.13.       Related Party Transactions.

Section 3.14.       No Conflicts with Other Documents.

Section 3.15        Non Permitted Business and Assets.

Section 3.17.       Insurance Policies, including Financial Institutions Bonds.

Section 3.19.       Agreement between Shore Bancshares and GM&A.

Section 3.21.       Year 2000.

Section 5.4(e).     Increases in Employee Compensation or Benefit Levels.

Section 5.4(z)(ii). Capital Expenditures in Excess of $25,000.

Section 5.9. List of Shore Bancshares' loans classified as substandard, doubtful, or loss; and real estate owned; Shore Bancshares' Allowance for Possible Losses.

B.       Information to be Provided by Talbot Bancshares to Shore Bancshares.

Section 4.1(a). List of subsidiaries of Talbot Bancshares and their places of incorporation.

Section 4.1(b).     Ownership  of  Talbot  Subsidiaries,   Joint  Ventures,  and
                    Partnerships.

Section 4.1(c). Charters and By-Laws of Talbot Bancshares and each of the Talbot Subsidiaries.

Section 4.1(d). List of outstanding options, warrants, rights, restricted stock, or obligations of any kind entitling the holder thereof to acquire shares of the Common Stock of Talbot Bancshares or outstanding securities or instruments that are convertible into shares of the Common Stock of Talbot Bancshares.

Section 4.2. Consolidated Financial Statements of Talbot Bancshares and the Talbot Subsidiaries at December 31, 1995, 1996, 1997, 1998, and 1999 and for each of the years then ended, as reported upon by Stegman & Company, and at March 31, 1999 and 2000 and for each of the three month periods then ended.

Section 4.3. Tax Returns of Talbot Bancshares to Federal, State, County, Municipal, or Foreign Taxing Authorities for the taxable years December 31, 1995, 1996, 1997, 1998, and 1999.

Section 4.5. Increase of Salaries or Benefits to Directors, Officers, or Employees since December 31, 1999.

Section 4.7.        List of Liens and Encumbrances on Property, Etc.

Section 4.8.        Plans, Contracts, and Agreements.

Section 4.9.        Litigation, Etc.

Section 4.10.       Environmental Matters.

Section 4.12.       Pension and Welfare Matters.

Section 4.13.       Related Party Transactions.

Section 4.14.       No Conflicts with Other Documents.

Section 4.15        Non Permitted Business and Assets.

Section 4.17.       Insurance Policies, including Financial Institutions Bonds.

Section 4.19.       Agreement between Talbot Bancshares and Danielson.

Section 4.21.       Year 2000.

Section 6.4(e).     Increases in Employee Compensation or Benefit Levels.

Section 6.4(z)(ii). Capital Expenditures in Excess of $25,000.

Section 6.9. List of Talbot Bancshares' loans classified as substandard, doubtful, or loss; and real estate owned; Talbot Bancshares' Allowance for Possible Losses.

                                                                     APPENDIX II

                           FORM OF ARTICLES OF MERGER

                                     BETWEEN

                             TALBOT BANCSHARES, INC.
                            (a Maryland Corporation)

                                       AND

                             SHORE BANCSHARES, INC.
                            (a Maryland Corporation)




         TALBOT BANCSHARES, INC., a corporation duly organized and existing under the laws of the State of Maryland ("Talbot Bancshares"), and SHORE BANCSHARES, INC., a corporation duly organized and existing under the laws of the State of Maryland ("Shore Bancshares"), do hereby certify that:

         FIRST: Talbot Bancshares and Shore Bancshares agree to merge.

         SECOND: The name and place of incorporation of each party to these Articles of Merger are Talbot Bancshares, Inc., a Maryland corporation, and Shore Bancshares, Inc., a Maryland corporation. Shore Bancshares shall survive the merger and shall continue under the name "Shore Bancshares, Inc." as a corporation of the State of Maryland.

         THIRD: Talbot Bancshares has its principal office in the State of Maryland in Talbot County and owns an interest in land in the State of Maryland in _______ County. Shore Bancshares has its principal office in the State of Maryland in Queen Anne's County and owns an interest in land in the State of Maryland in _______ County. Pursuant to these Articles of Merger Shore Bancshares will change its principal office in the State of Maryland to Talbot County.

         FOURTH: The terms and conditions of the transaction set forth in these Articles of Merger were advised, authorized, and approved by Talbot Bancshares or Shore Bancshares, respectively, in the manner and by the vote required by its Charter and the laws of the State of Maryland. The manner of approval was as follows:

                           (a) The Board of Directors of Talbot Bancshares at a meeting held on ______, 2000 adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of stockholders of Talbot Bancshares. Notice which stated that a purpose of the special meeting was to act on the proposed merger was given by Talbot Bancshares as required by law. The proposed merger was approved by the stockholders of Talbot Bancshares at a special meeting of stockholders held ______, 2000 by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

                           (b) The Board of Directors of Shore Bancshares at a meeting held on ______, 2000 adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted for consideration at a special meeting of stockholders of Shore Bancshares. Notice which stated that a purpose of the special meeting was to act on the proposed merger was given by Shore Bancshares as required by law. The proposed merger was approved by the stockholders of Shore Bancshares at a special meeting of stockholders held ______, 2000 by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

         FIFTH: The Charter of Shore Bancshares is to be amended and restated as part of the merger to read as set forth in Exhibit A hereto.

         SIXTH: The total number of shares of capital stock of all classes which Talbot Bancshares or Shore Bancshares, respectively, has authority to issue, the number of shares of each class which Talbot Bancshares or Shore Bancshares, respectively, has authority to issue, and the par value of the shares of each class which Talbot Bancshares or Shore Bancshares, respectively, has authority to issue are as follows:

                           (a) The total number of shares of stock of all classes which Talbot Bancshares has authority to issue is 25,000,000 shares, all of which shares are now classified as Common Stock (par value $.01 per share). The aggregate par value of all the shares of stock of all classes of Talbot Bancshares is $250,000.00.

                           (b) The total number of shares of stock of all classes which Shore Bancshares has authority to issue is 10,000,000 shares, all of which shares are now classified as Common Stock (par value $.01 per share). The aggregate par value of all the shares of stock of all classes of Shore Bancshares is $100,000.00.

         SEVENTH: The merger changes the authorized stock of Shore Bancshares as follows:

                           (a) As of immediately before the merger the total number of shares of stock of all classes which Shore Bancshares has authority to issue is 10,000,000 shares, of which no shares are classified as Preferred Stock and 10,000,000 shares are classified as Common Stock (par value $.01 per share).

                           (b) As changed by the merger the total number of shares of stock of all classes which Shore Bancshares has authority to issue is 35,000,000 shares, of which no shares are classified as Preferred Stock and 35,000,000 shares are classified as Common Stock (par value $.01 per share).

                           (c) The aggregate par value of all shares of stock of all classes of Shore Bancshares is $100,000 before the merger and $350,000 as changed by the merger.

         EIGHTH: The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation or other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

                           (a) Each issued and outstanding share of Common Stock of Shore Bancshares on the effective date of the merger shall continue, without change, to be issued and outstanding share of Common Stock of Shore Bancshares. There will be no issued and outstanding shares of Preferred Stock of Shore Bancshares on the effective date of the merger.

                           (b) Each issued and outstanding share of Common Stock of Talbot Bancshares on the effective date of the merger, shall upon effectiveness and without further act, be automatically converted into, and become 2.85 shares of Common Stock of Shore Bancshares. Cash will be paid in lieu of fractional shares at the rate of $_____ per share. There will be no issued and outstanding shares of Preferred Stock of Talbot Bancshares on the effective date of the merger.

                           (c) After the effective date of the merger, certificates representing shares of Common Stock of Talbot Bancshares shall represent the right to receive certificates representing shares of Common Stock of Shore Bancshares; such Talbot Bancshares certificates at any time after the effective date of the merger may be exchanged by the holders thereof for new certificates for the appropriate number of shares of Common Stock of Shore Bancshares by forwarding such Talbot Bancshares Common Stock certificates and the letter of transmittal provided by Shore Bancshares to the transfer agent for Shore Bancshares Common Stock, and the payment of cash in lieu of fractions, dividends, and other distributions on said stock may be withheld until the Talbot Bancshares certificates are surrendered for exchange to the transfer agent for Shore Bancshares Common Stock; and when such new certificates are issued, the holders thereof shall be entitled to be paid the amount (without any interest thereon) of all such withheld cash in lieu of fractions, dividends, or other distributions which have therefore become payable with respect to such shares of Common Stock of Shore Bancshares.

         NINTH: Other provisions necessary to effect the merger are as follows:

                           (a) In addition to any other purposes and powers set forth herein, after the effective time of the merger Shore Bancshares shall have the all of purposes and powers of both Talbot Bancshares and Shore Bancshares prior to the effective time of the merger.

                           (b) The persons named as directors in Exhibit A hereto shall become the directors of Shore Bancshares at the effective time of the merger

                           (c) The By-Laws of Shore Bancshares is to be amended and restated as a part of the merger to read as set forth in Appendix III to the Plan and Agreement to Merge dated as of July 25, 2000 between Talbot Bancshares and Shore Bancshares.

         TENTH: The merger shall become effective at _________ _.m. ET on ________, 2000.

         IN WITNESS WHEREOF, TALBOT BANCSHARES, INC. and SHORE BANCSHARES, INC. have caused this Articles of Merger to be signed in their respective names and on their respective behalves by their respective presidents and witnessed by their respective secretaries on ____________, 2000.

WITNESS:                               TALBOT BANCSHARES, INC.
                                         (a Maryland corporation)



____________________________________   By: _____________________________________
                                           W. Moorhead Vermilye
     Secretary                             President and Chief Executive Officer


WITNESS:                               SHORE BANCSHARES, INC.
                                        (a Maryland corporation)



____________________________________   By: _____________________________________
                                           Daniel T. Cannon
     Secretary                             President and Chief Executive Officer

         THE UNDERSIGNED, President and Chief Executive Officer of TALBOT BANCSHARES, INC., a Maryland corporation, who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                           -------------------------------------
                                           W. Moorhead Vermilye
                                           President and Chief Executive Officer


         THE UNDERSIGNED, President and Chief Executive Officer of SHORE BANCSHARES, INC., a Maryland corporation, who executed on behalf of the Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                           -------------------------------------
                                           Daniel T. Cannon
                                           President and Chief Executive Officer

                                                                       Exhibit A

                             SHORE BANCSHARES, INC.

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

         FIRST: SHORE BANCSHARES, INC., a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Centreville, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         SECOND:  The name of the Corporation is:

                             SHORE BANCSHARES, INC.

         THIRD: The purposes for which the Corporation is formed are to engage in lawful act or activities permitted by a corporation organized under the laws of the State of Maryland.

         FOURTH: The present address of the principal office of the Corporation in this State is 18 East Dover Street, Easton, Maryland 21601.

         FIFTH: The name and address of the resident agent of the Corporation in this State are W. Moorhead Vermilye, c/o 18 East Dover Street, Easton, Maryland 21601. Said resident agent is a citizen of the State of Maryland who resides there.

         SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 35,000,000 shares of capital stock (par value $.01 per share), amounting in aggregate par value to $350,000.00. All of such shares are initially classified as "Common Stock". The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock. A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that the Corporation has authority to issue.

         (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the
Corporation:

                (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

                (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

                (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

         (c) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

                (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

                (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                (7)  Whether or not there shall be any  limitations  applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

                (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

         (d) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

                (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

         SEVENTH: The number of Directors of the Corporation shall be not less than three (3) nor more than twenty-five (25). The number of Directors may be increased or decreased in accordance with the Bylaws of the Corporation. The Directors shall be divided into three classes with respect to the time for which they shall hold office. Directors of Class I shall hold office for one year or until the first annual meeting of stockholders following their election; Directors of Class II shall hold office for two years or until the second annual meeting of stockholders following their election; and Directors of Class III shall hold office for three years or until the third annual meeting of stockholders following their election; and in each case until their successors are elected and qualify. At each future annual meeting of stockholders, the successors to the Class of Directors whose term shall expire at that time shall be elected to hold office for a term of three years, so that the term of office of one Class of Directors shall expire in each year. The provisions of this Article Seventh may not be amended or modified unless such amendment or modification is authorized by the Board of Directors and approved by holders of 80% of the stock of the Corporation entitled to vote on the matter. As of the date hereof, the Directors of the Corporation are:

                  (1) [Insert names of directors elected to serve until 2001 from Schedule to Plan]

                  (2) [Insert names of directors elected to serve until 2002 from Schedule to Plan]

                  (3) [Insert names of directors elected to serve until 2003 from Schedule to Plan]

         EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

                (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

                (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                (3) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); and to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation.

                (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

                (5) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and
       (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out


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       these  indemnification  provisions  and is expressly  empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

                (7) For any stockholder proposal to be presented in connection with an annual or special meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws. Stockholder proposals to be presented in connection with a special meeting of stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, will be presented by the Corporation only to the extent required by Section 2-502 of the Maryland General Corporation Law and the By-Laws.

                (8) Notwithstanding any other provision in the charter or by-laws, each vacancy on the board of directors resulting from (a) an increase in the size of the board of directors or (b) the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, provided however, that until September 30, 2005 such directors shall be elected from the directors of the same financial institution subsidiary in which the vacating director served. Any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

                (9) The Directors of the Corporation shall consider all factors they deem relevant in evaluating any proposed offer for the Corporation or any of its stock, any proposed merger or consolidation of the Corporation or subsidiary of the Corporation with or into another entity, any proposal to purchase or otherwise acquire all or substantially all the assets of the Corporation or any subsidiary of the Corporation, and any other business combination (as such term is defined in the Maryland General Corporation Law). The Directors shall evaluate whether the proposal is in the best interests of the Corporation and its subsidiaries by considering the best interests of the stockholders and other factors the Directors determine to be relevant, including the social, legal and economic effects on employees, customers, depositors, and communities served by the Corporation and any subsidiary of the Corporation. The Directors shall evaluate the consideration being offered to the stockholders in relation to the then current market value


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        of the Corporation and its  subsidiaries,  the then current market value of the stock of the Corporation or any subsidiary in a freely negotiated transaction, and the Directors' judgment as to the future value of the stock of the Corporation as an independent entity.

                (10) Until September 30, 2005, without the approval of at lease two-thirds of the entire Board of Directors of the Corporation, the Corporation may not (i) merge or consolidate with, transfer all or substantially all of its assets to, or engage in a share exchange with another entity, (ii) may not cause any subsidiary bank of the Corporation to merge or consolidate with, to transfer of all or substantially all of its assets to, or engage in a share exchange with another entity, or
       (iii) sell or otherwise dispose of any stock of any subsidiary bank.

                (11) The Corporation reserves the right from time to time to make any amendments of the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the fair value of his stock; provided, however, that any amendment to, repeal of or adoption of any provision inconsistent with Article SEVENTH or with sub-paragraphs (5), (6) (7), (8), or (10) of this paragraph (a) of this Article EIGHTH or with this sub-paragraph (11) of this paragraph (a) of this Article EIGHTH must be authorized by not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class), by vote at a meeting or in writing with or without a meeting.

         (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

         NINTH: The duration of the Corporation shall be perpetual.

         TENTH: (a) The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter of the Corporation in effect upon acceptance of these Articles of Amendment and Restatement (the "Articles") for record by the State Department of Assessments and Taxation of Maryland, and upon such acceptance these Articles shall constitute the entire Charter of the Corporation and supersede all prior Charter papers.

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

         (b) The foregoing complete Amendment and Restatement of the Charter of the Corporation includes amendments to the Charter duly advised by the Board of Directors and approved by the stockholders of the Corporation in the manner required for a Charter amendment under the Charter and By-laws of the Corporation and the laws of the State of Maryland.

         (c) The Board of Directors of the Corporation at a meeting held on July 25, 2000, adopted a resolution in which was set forth the foregoing complete Amendment and Restatement of the Articles of Incorporation, declaring that said Amendment and Restatement were advisable, and directing that they be submitted to the stockholders of the Corporation for their consideration.

         (d) The stockholders of the Corporation approved the complete Amendment and Restatement of the Articles of Incorporation as hereinabove set forth at a meeting of the stockholders held on _______, 2000.

                                 * * * * * * * *





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                            Consent of Resident Agent


         THE UNDERSIGNED, hereby consents to act as resident agent in Maryland for the entity named in the attached instrument.



---------------------------------------
Signature
Printed Name:  W. Moorhead Vermilye





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


                                                                    APPENDIX III

                         FORM OF SHORE BANCSHARES, INC.

                          AMENDED AND RESTATED BY-LAWS


                                    ARTICLE I
                                  STOCKHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on a day duly designated by the Board of Directors in the month of April in each year, for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

         SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman, the President, or by a majority of the Board of Directors. Subject to the procedures set forth in Article II, Section 4 and this Section, special meetings of the stockholders shall be called by the Secretary upon the request in writing of holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at it. The Secretary shall provide an estimate of the cost of preparing and mailing and, upon payment of such cost, the notice of the meeting shall be mailed by the Corporation. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting. The Board of Directors shall have the sole power to fix the date and time of the special meeting. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at a special meeting of stockholders (a) only pursuant to the Corporation's notice of meeting and, (b) in the case of nominations of persons for election to the Board of Directors, (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation (A) who was a stockholder of record at the time of giving notice provided for in Article II, Section 4, (B) who is entitled to vote at the meeting and (C) who complied with the notice procedures set forth in Article II, Section 4.

         SECTION 3. Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors.

         SECTION 4. Notice of Meetings; Waiver of Notice. Written notice of each meeting of the stockholders shall be mailed, postage pre-paid by the Secretary, to each stockholder entitled to vote thereat at the stockholder's post office address, as it appears upon the books of the Corporation, at least ten (10) days but not more than ninety (90) days before, the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver


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of the notice which is filed with the records of stockholders'  meetings,  or is present at the meeting in person or by proxy.

         SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Charter or by these By-laws. Whether or not a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented to a date not more than 120 days after the original date, without any notice other than by announcement at the meeting. At any adjourned meeting at which a quorum shall attend, any business may be deferred and transacted which might have been transacted if the meeting had been held as originally called.

         SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors or, if the Chairman is not present, the President of the Corporation, or if the President is not present, by a Vice President, or, if none of said officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if the Secretary is not present, any Assistant Secretary shall act as Secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

         SECTION 7. Voting. Unless the Charter provides otherwise, at all meetings of stockholders, every stockholder entitled to vote thereat shall have one (l) vote for each share of stock standing in the stockholder's name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or the stockholder's duly authorized attorney, bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, in the Charter or by these By-laws. Notwithstanding, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

         SECTION 8. Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first


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

anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in Article II, Section 4 or in this Section, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in Article II, Section 4 nor in this Section shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.


                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The property and business of the Corporation shall be managed by the Board of Directors of the Corporation.

         SECTION 2. Number of Directors. The Corporation shall have at least one director. The Corporation shall have the number of directors provided in the Charter until changed as herein provided. Two-thirds of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

         SECTION 3. Election and Term of Office. The Board of Directors shall be divided into classes as described in the Charter. Each Director shall hold office until the expiration of the term for which the Director is elected, except as otherwise stated in these Bylaws, and thereafter until his or her successor has been elected and qualifies. If the number of directors is changed,


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

any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class shall, subject to Article II, Section 5, hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Election of Directors need not be by written ballot, unless required by these Bylaws.

         SECTION 4. Nomination of Directors. Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors and who complies with the notice provisions in this Section. Notice by a stockholder of intention to make any nominations shall be made in writing and shall be delivered or mailed to the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 120 days nor more than 180 days prior to the date of the meeting of stockholders called for the election of Directors which, for purposes of this provision, shall be deemed to be on the same date as the annual meeting of stockholders for the preceding year; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice by the stockholder must be so delivered not earlier than the 180th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. Such notification shall contain the following information (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee;
(d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Corporation owned by the notifying stockholder; (f) the consent in writing of the proposed nominee as to the proposed nominee's name being placed in nomination for Director; (g) a description of all arrangements or understandings between such notifying stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such notifying stockholder, (h) a representation that such notifying stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (i) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee. Nominations not made in accordance herewith shall be disregarded and, upon the chairman's instructions, the teller shall disregard all votes cast for each such nominee.

         SECTION 5. Vacancies; Removal of Director. A vacancy on the Board of Directors may be filled only in accordance with the provisions of the Charter. Any director or the entire Board of Directors may be removed only in accordance with the provisions of the Charter.

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

         SECTION 6. Place of Meeting. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as they may from time to time determine by resolution or by written consent of all the directors. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of Maryland General Corporation Law.

         SECTION 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three (3) days before the first meeting held in pursuance thereof. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders' meeting at which a Board of Directors is elected. Any business may be transacted at any regular meeting of the Board.

         SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman, or the President, and must be called by the Chairman, the President or the Secretary upon written request of a majority of the Board of Directors, by mailing the same at least two (2) days prior to the meeting, or by personal delivery, facsimile transmission, telegraphing or telephoning the same on the day before the meeting, to each director; but such notice may be waived by any director. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting. At any meeting at which every director shall be present, even though without notice, any business may be transacted and any director may in writing waive notice of the time, place and objects of any special meeting.

         SECTION 9. Quorum. A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Corporation's Charter or by these By-laws.

         SECTION 10. Compensation of Directors. Directors may receive a fixed sum and expenses for attendance at regular and special meetings and committee meetings, or any combination of the foregoing as may be determined from time to time by the Board of Directors, and nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

         SECTION 11. Advisory Directors. The Board of Directors may by resolution appoint advisory directors to the Board of Directors, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

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

         SECTION 12. Committees. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, and other committees composed of one or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to authorize dividends on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Until September 30, 2005 the Audit Committee, the Compensation Committee, and the Nominating Committee shall be composed of an even number of directors of half of whom are also directors of The Centreville National Bank of Maryland and half of whom are also directors of The Talbot Bank.

         SECTION 13. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee.

         SECTION 14. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Article II, Section 13. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the


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advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these By-Laws.


                                   ARTICLE III
                                    OFFICERS

         SECTION 1. Election, Tenure, and Compensation. The officers of the Corporation shall be a President, one or more Vice-Presidents (if so elected by the Board of Directors), a Secretary, and a Treasurer, and such other officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. It may also have, and until September 30, 2005 shall have, a Chairman of the Board. The Board of Directors shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Corporation, and may designate a chief operating officer, who shall have supervision of the operations of the Corporation. In the absence of any designation the Chairman of the Board, if there be one, shall serve as chief executive officer and the President shall serve as chief operating officer. In the absence of the Chairman of the Board, or if there be none, the President shall be the chief executive officer. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. The Chairman shall be a director and the other officers may, but need not be, directors. Any two or more of the above officers, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-laws to be executed, acknowledged or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board of Directors.

         Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all officers, agents, and employees, other than officers appointed by the Board of Directors, shall hold office at the discretion of the Board of Directors or of the officers appointing them.

         SECTION 2. Powers and Duties of the Chairman. The Chairman, if one be elected, shall preside at all meetings of the stockholders and of the Board of Directors. Until September 30, 2005 the Chairman of the Board shall be a director that is also a non-employee director of The Centreville National Bank of Maryland. The Chairman shall be ex-officio a member of all the standing committees. The Chairman shall do and perform such other duties as may, from time to time, be assigned to the Chairman by the Board of Directors.

         SECTION 3. Powers and Duties of the President. The President shall be the chief executive officer of the Corporation and shall have general charge and control of all its business affairs and properties. The President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. The President shall do and perform such other duties as may, from


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time to time,  be assigned to the  President  by the Board of  Directors.  Until
September 30, 2005, the President shall be the President of The Talbot Bank unless the entire Board of Directors by two-thirds vote determines otherwise.

         SECTION 4. Powers and Duties of the Vice President. The Board of Directors may elect one or more Vice Presidents. Any Vice President (unless otherwise provided by resolution of the Board of Directors) may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to the Vice President by the Board of Directors or by the Chairman or the President. In case of the absence or disability of the President, the duties of that office shall be performed by any Vice President, and the taking of any action by such Vice President in place of the President shall be conclusive evidence of the absence or disability of the President. Until September 30, 2005, the Corporation shall also have an Executive Vice President, who shall also serve as the Chief Operating Officer, who shall be the President of The Centreville National Bank of Maryland unless the entire Board of Directors by two-thirds vote determines otherwise.

         SECTION 5. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-laws, and in case of the Secretary's absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chairman or the President, or by the directors or stockholders upon whose written requisition the meeting is called as provided in these By-laws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the directors in books provided for that purpose, and shall perform such other duties as may be assigned to him by the directors, the Chairman, or the President. The Secretary shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman, or the President, and attest the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman, and the President.

         SECTION 6. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman, the President and the Board of Directors, whenever any of them so requests, an account of all transactions as Treasurer and of the financial condition of the Corporation.

         The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of the office and for the restoration to the Corporation in case of the Treasurer's death, resignation, retirement or removal from office of all books, papers, vouchers,


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moneys,  and other properties of whatever kind in the Treasurer's  possession or under the Treasurer's control belonging to the Corporation.

         The Treasurer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors, the Chairman, and the President.

         SECTION 7. Assistant Secretary. The Board of Directors may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant
Secretary shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned by the Board of Directors, the Chairman, or the President. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary, and the taking of any action by any such Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

         SECTION 8. Assistant Treasurer. The Board of Directors may appoint an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant
Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such other duties as may be assigned by the Board of Directors, the Chairman or the President. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer, and the taking of any action by any such Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.


                                   ARTICLE IV
                                  CAPITAL STOCK

         SECTION 1. Issue of Certificates of Stock. The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Charter, or its amendments, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman, the President or by any Vice-President and counter-signed by the Secretary, an Assistant Secretary, Treasurer or Assistant Treasurer, and sealed with the seal of the Corporation. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder, shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered, and canceled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both such proof and such bond shall be in a form approved by the general counsel of the Corporation and by the Transfer Agent of the Corporation and by the Registrar of the stock.

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         SECTION 2.  Transfer  of  Shares.  Shares of the  capital  stock of the
Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by the holder's attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

         SECTION 3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of Maryland.

         SECTION 4. Closing Transfer Books. The Board of Directors may fix the period, not exceeding twenty (20) days, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the directors may fix a date not less than ten (10) days nor more than sixty (60) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.

         SECTION 5. Lost Stock Certificates. The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

         SECTION 6. Exemption from Control Share Acquisition Statute. The provisions of Sections 3-701 to 3-709 of the Maryland General Corporation Law shall not apply to any share of the capital stock of the Corporation. Such shares of capital stock are exempted from such Sections to the fullest extent permitted by Maryland law.


                                    ARTICLE V
                             BANK ACCOUNTS AND LOANS

         SECTION 1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or


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behalf of this Corporation,  and made or signed by such officers or agents;  and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the Chairman, the President or a Vice President and counter-signed by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

         SECTION 2. Loans. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all stock, bonds, rights, and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences or debt at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signature of the officers or agents so authorized; and each bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         SECTION 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

         SECTION 2. Notices. Whenever, under the provisions of these By-laws, notice is required to be given to any director, officer or stockholder, unless otherwise provided in these By-laws, such notice shall be deemed given if in writing, and personally delivered, or sent by telefax, or telegram, or by mail,


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by  depositing  the same in a post office or letter  box,  in a postpaid  sealed wrapper, addressed to each stockholder, officer or director, as the case may be, at such address as appears on the books of the Corporation, or in default of any other address, to such director, officer or stockholder, at the general post office in the Town of Centreville, Maryland, and such notice shall be deemed to be given at the time the same is so personally delivered, telefaxed, telegraphed or so mailed. Any stockholder, director or officer may waive any notice required to be given under these By-laws.

         SECTION 3. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the President and the Vice President, or any of them, shall have full power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meetings of stockholders of any corporation in which the Corporation may hold stock. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution. Until September 30, 2005, any such person voting stock of a banking institution registered in the name of the Corporation in the election or removal of directors of such institution must cast votes in favor of the election or against removal of directors of such institution, unless otherwise directed by the affirmative vote of not less than two-thirds of the entire Board of Directors.


                                   ARTICLE VII
                              AMENDMENT OF BY-LAWS

         In accordance with the Charter, these By-Laws may be repealed, altered, amended or rescinded and new by-laws may be adopted (a) by the stockholders of the Corporation (considered for this purpose as one class) by the affirmative vote of not less than a majority of all the votes entitled to be cast by the outstanding shares of capital stock of the Corporation generally in the election of directors which are cast on the matter at any meeting of the stockholders called for that purpose (provided that notice of such proposal is included in the notice of such meeting) or (b) by the Board of Directors by the affirmative vote of not less than two-thirds of the Board of Directors at a meeting held in accordance with the provisions of these By-Laws.


                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 1. Definitions. As used in this Article VIII, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Indemnification Section"), as amended from time to time, shall have the same meaning as provided in the Indemnification Section.

         SECTION 2. Indemnification of Directors and Officers. The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section. Notwithstanding the foregoing, the Corporation shall be required to indemnify a director or officer in connection


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with a proceeding  commenced by such director or officer against the Corporation or its directors or officers only if the proceeding was authorized by the Board of Directors.

         SECTION 3. Indemnification of Other Agents and Employees. With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.





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                                                                     APPENDIX IV

                            FORM OF SHORE BANCSHARES


                             STOCK OPTION AGREEMENT

         This STOCK OPTION AGREEMENT (this "Option Agreement") dated as of July 26, 2000, between SHORE BANCSHARES, INC. ("Shore Bancshares"), a Maryland corporation, and TALBOT BANCSHARES, INC. ("Talbot Bancshares"), a Maryland corporation, recites and provides:

         A. The Board of Directors of Shore Bancshares and Talbot Bancshares have approved a Plan and Agreement to Merge dated July 25, 2000 (the "Plan") providing for the merger (the "Merger") of Shore Bancshares and Talbot Bancshares.

         B. As a condition to and as consideration for Talbot Bancshares' entry into the Plan and to induce such entry, Shore Bancshares has agreed to grant to Talbot Bancshares the option set forth herein to purchase authorized but unissued shares of Shore Bancshares Common Stock.

         NOW, THEREFORE, the parties agree as follows:

         1. Definitions. Capitalized terms defined in the Plan and used herein shall have the same meanings as in the Plan.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Shore Bancshares hereby grants to Talbot Bancshares an option (the "Option") to purchase up to 380,912 shares of Shore Bancshares Common Stock at an exercise price of $14.62 per share payable in cash as provided in Section 4; provided, however, that in the event Shore Bancshares issues or agrees to issue any shares of Shore Bancshares Common Stock (other than as permitted under the Plan) at a price less than $14.62 per share (as adjusted pursuant to Section 6), the exercise price shall be such lesser price.

         3. Exercise of Option. (a) Unless Talbot Bancshares shall have breached in any material respect any covenant or representation contained in the Plan and such breach has not been cured, Talbot Bancshares may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and be continuing; provided, that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Date of the Merger, or (ii) the termination of the Plan in accordance with the provisions thereof prior to the occurrence of a Purchase Event (other than as a result of a willful breach by Shore Bancshares of any Specified Covenant or as a result of failure of Shore Bancshares' stockholders to approve the Plan by the vote required under applicable law or under Shore Bancshares' Charter), or (iii) 12 months after termination of the Plan due to a willful breach by Shore Bancshares of any Specified Covenant or failure of Shore Bancshares' stockholders to approve the Plan by the vote required under applicable law or under Shore Bancshares' Charter; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law,


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including, without limitation, the Bank Holding Company Act of 1956, as amended.
Any exercise of the Option shall be subject to compliance with applicable provisions of law.

                  (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                           (i) Shore Bancshares or The Centreville National Bank of Maryland ("Centreville Bank"), without having received Talbot Bancshares' prior written consent, shall have entered into an agreement with any person (x) to merge or consolidate, or enter into any similar transaction, except as contemplated in the Plan, (y) to purchase, lease, or otherwise acquire all or substantially all of the assets of Shore Bancshares or Centreville Bank, or (z) to purchase or otherwise acquire (including by way of merger, consolidation, share exchange, or any similar transaction) securities representing 15% or more of the voting power of Shore Bancshares or Centreville Bank;

                           (ii) any person (other than Shore Bancshares or Centreville Bank in a fiduciary capacity, or Talbot Bancshares or Talbot Bank in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Shore Bancshares Common Stock after the date hereof (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations promulgated thereunder);

                           (iii) any person shall have made a bona fide proposal to Shore Bancshares by public announcement or written communication that is or becomes the subject of public disclosure to acquire Shore Bancshares or Centreville Bank by merger, consolidation, purchase of all or substantially all of its assets, or any other similar transaction, and following such bona fide proposal the stockholders of Shore Bancshares vote not to adopt the Plan; or

                           (iv) Shore Bancshares shall have willfully breached any Specified Covenant following a bona fide proposal to Shore
         Bancshares or Centreville Bank to acquire Shore Bancshares or Centreville Bank by merger, consolidation, purchase of all or substantially all of its assets, or any other similar transaction, which breach would entitle Talbot Bancshares to terminate the Plan (without regard to the cure periods provided for therein) and such breach shall not have been cured prior to the Notice Date (as defined below).

If more than one of the transactions  giving rise to a Purchase Event under this
Section 3(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

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

                  (c) In the event Talbot Bancshares wishes to exercise the Option, it shall send to Shore Bancshares a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days after the Notice Date for the closing of such purchase ("Closing Date"); provided, that if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, Talbot Bancshares shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

                  (d) As used herein, "Specified Covenant" means any covenant made by Shore Bancshares and contained in Section 5 of the Plan.

         4. Payment and Delivery of Certificates. (a) At the closing referred to in Section 3, Talbot Bancshares shall pay to Shore Bancshares the aggregate purchase price for the shares of Shore Bancshares Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Shore Bancshares.

                  (b) At such closing, simultaneously with the delivery of funds as provided in subsection (a), Shore Bancshares shall deliver to Talbot Bancshares a certificate or certificates representing the number of shares of Shore Bancshares Common Stock purchased by Talbot Bancshares, and Talbot
Bancshares shall deliver to Shore Bancshares a letter agreeing that Talbot Bancshares will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

                  (c) Certificates for Shore Bancshares Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of a Stock Option Agreement between the registered holder hereof and SHORE BANCSHARES, INC. ("SHORE BANCSHARES") and to resale restrictions arising under the Securities Act of 1933, as amended, a copy of which agreement is on file at the principal office of Shore Bancshares. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Shore Bancshares of a written request."

                  It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Talbot Bancshares shall have delivered to Shore Bancshares a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in


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

form and substance satisfactory to Shore Bancshares, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act").

         5.  Representations.   Shore  Bancshares   represents,   warrants,  and
covenants to Talbot Bancshares as follows:

                  (a) Shore Bancshares shall at all times maintain sufficient authorized but unissued shares of Shore Bancshares Common Stock so that the Option may be exercised without authorization of additional shares of Shore Bancshares Common Stock.

                  (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid, and nonassessable.

         6. Adjustment Upon Changes in Capitalization. In the event of any change in Shore Bancshares Common Stock by reason of stock dividends, split-ups, consolidation, recapitalizations, combinations, exchanges of shares, or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Shore Bancshares Common Stock are issued or otherwise become outstanding after the date of this Option Agreement (other than pursuant to this Option Agreement), the number of shares of Shore Bancshares Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Shore Bancshares Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize Shore Bancshares to breach any provision of the Plan.

         7. Registration Rights. If requested by Talbot Bancshares, Shore Bancshares shall as expeditiously as possible file a registration statement on a form of general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Shore Bancshares Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by Talbot Bancshares. Talbot Bancshares shall provide all information reasonably requested by Shore
Bancshares for inclusion in any registration statement to be filed hereunder. Shore Bancshares will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 270 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. Only one registration may be effected under this Section 7 at Shore Bancshares' expense, and which shall not include underwriting commissions and the fees and disbursements of Talbot Bancshares' counsel attributable to the registration of such Shore Bancshares Common Stock. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by Shore Bancshares of Shore Bancshares Common Stock. If requested by Talbot Bancshares, in connection with any such registration, Shore Bancshares will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities, and other agreements customarily included in such underwriting agreements. Upon receiving any request from Talbot Bancshares or assignee thereof under this Section 7, Shore Bancshares agrees to send a copy thereof to


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

Talbot Bancshares and to any assignee thereof known to Shore Bancshares, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

         8. Repurchase of Option at the Election of Talbot Bancshares. (a) At the request of Talbot Bancshares at any time commencing (i) upon the first occurrence of a Repurchase Event (as defined below) and ending 18 months immediately thereafter Shore Bancshares (or any successor entity thereof) shall repurchase from Talbot Bancshares (I) the Option and (II) all shares of Shore Bancshares Common Stock purchased by Talbot Bancshares pursuant hereto with respect to which Talbot Bancshares then has beneficial ownership. The date on which Talbot Bancshares exercises its rights under this Section 8 is referred to as the "Section 8 Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to:

                     (A) the aggregate  Purchase Price paid by Talbot Bancshares for any shares of Shore Bancshares Common Stock acquired pursuant to the Option with respect to which Talbot Bancshares then has beneficial ownership; plus

                     (B) the  excess,  if any, of (x) the  Applicable  Price (as defined below) as of the Section 8 Request Date for a share of Shore Bancshares Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Shore Bancshares Common Stock with respect to which the Option has not been exercised; plus

                     (C) the excess,  if any, of the Applicable  Price as of the
             Section 8 Request Date over the Purchase Price paid (or, in the case of shares of Shore Bancshares Common Stock with respect to which the Option has been exercised but the Effective Date has not occurred, payable (subject to adjustment pursuant to Section 6)) by Talbot Bancshares for each share of Shore Bancshares Common Stock with respect to which the Option has been exercised and with respect to which Talbot Bancshares then has beneficial ownership, multiplied by the number of such shares; plus

                     (D) the amount of the documented  reasonable  out-of-pocket expenses incurred by Talbot Bancshares in connection with the Plan and this Option Agreement and the transactions contemplated thereby and hereby, including reasonable accounting, investment banking and legal fees.

         (b) If Talbot Bancshares exercises its rights under this Section 8, Shore Bancshares shall, within 10 business days after the Section 8 Request Date, pay the Section 8 Repurchase Consideration to Talbot Bancshares in immediately available funds, and Talbot Bancshares shall surrender to Shore Bancshares the Option and the certificates evidencing the shares of Shore Bancshares Common Stock purchased hereunder with respect to which Talbot
Bancshares then has beneficial ownership and Talbot Bancshares shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") or other regulatory authority is required in


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

connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Shore Bancshares shall deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and shall promptly provide the required notice or application for approval and shall expeditiously process the same (and Talbot Bancshares shall cooperate with Shore Bancshares in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the Federal Reserve or any other regulatory authority disapproves of any part of Shore Bancshares proposed repurchase pursuant to this Section 8, Shore Bancshares shall promptly give notice of such fact to Talbot Bancshares and redeliver to Talbot Bancshares the shares issued upon exercise of the Option, it is then prohibited from repurchasing, and Talbot Bancshares shall have the right to exercise the Option as to the number of shares issued upon exercise of the Option for which the Option was exercisable at the Section 8 Request Date less the number of shares as to which payment has been made pursuant to Section 8(a)(B); provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Talbot Bancshares shall nonetheless have the right so to exercise the Option or exercise its rights under Section 3 until the expiration of such period of 30 business days. Notwithstanding anything herein to the contrary, Shore Bancshares shall not be obligated to repurchase the Option or any shares of Shore Bancshares Common Stock pursuant to this Section 8 on more than one occasion.

         (c) For purposes of this Option Agreement, the "Applicable Price," as of any date, means the highest of (i) the highest price per share at which a Tender Offer has been made for shares of Shore Bancshares Common Stock after the date hereof and on or prior to such date, (ii) the price per share to be paid by any third party for shares of Shore Bancshares Common Stock or the consideration per share to be received by holders of Shore Bancshares Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Shore Bancshares entered into on or prior to such date or (iii) the highest bid price per share of Shore Bancshares Common Stock as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Shore Bancshares Common Stock are not quoted thereon, the principal trading market on which such shares are traded as reported by a recognized source during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Talbot Bancshares and reasonably acceptable to Shore Bancshares, which determination shall be conclusive for all purposes of this Option Agreement.

         (d) As used herein, a "Repurchase Event" means the occurrence of any of the Purchase Events specified in Section 3(b).

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

         9. Severability. If any term, provision, covenant, or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, and covenants, and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of Shore Bancshares Common Stock provided in Section 2 (as adjusted pursuant to Section 6), it is the express intention of Shore Bancshares to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         10.  Miscellaneous.

                  (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

                  (b) Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

                  (c) Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing Talbot Bancshares may assign in whole or in part its rights and obligations hereunder; provided, however, that to the extent required by applicable regulatory authorities, Talbot Bancshares may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Shore Bancshares, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Talbot Bancshares' behalf, or (iv) any other manner approved by applicable regulatory authorities.

                  (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in the manner and to the address provided for in or pursuant to Section 15 of the Plan.

                  (e) Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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

                  (f) Specific Performance. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

                  (g) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.

                                      SHORE BANCSHARES, INC.


                                      By: ______________________________________
                                          Daniel T. Cannon
                                          President and Chief Executive Officer


                                     TALBOT BANCSHARES, INC.


                                     By:  ______________________________________
                                          W. Moorhead Vermilye
                                          President and Chief Executive Officer

                                                                      APPENDIX V

                FORM OF TALBOT BANCSHARES STOCK OPTION AGREEMENT

         This STOCK OPTION AGREEMENT (this "Option Agreement") dated as of July 26, 2000, between TALBOT BANCSHARES, INC. ("Talbot Bancshares"), a Maryland corporation, and SHORE BANCSHARES, INC. ("Shore Bancshares"), a Maryland corporation, recites and provides:

         A. The Board of Directors of Talbot Bancshares and Shore Bancshares have approved a Plan and Agreement to Merge dated July 25, 2000 (the "Plan") providing for the merger (the "Merger") of Talbot Bancshares and Shore Bancshares.

         B. As a condition to and as consideration for Shore Bancshares' entry into the Plan and to induce such entry, Talbot Bancshares has agreed to grant to Shore Bancshares the option set forth herein to purchase authorized but unissued shares of Talbot Bancshares Common Stock.

         NOW, THEREFORE, the parties agree as follows:

         1. Definitions. Capitalized terms defined in the Plan and used herein shall have the same meanings as in the Plan.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Talbot Bancshares hereby grants to Shore Bancshares an option (the "Option") to purchase up to 237,780 shares of Talbot Bancshares Common Stock at an exercise price of $45.00 per share payable in cash as provided in Section 4; provided, however, that in the event Talbot Bancshares issues or agrees to issue any shares of Talbot Bancshares Common Stock (other than as permitted under the Plan) at a price less than $45.00 per share (as adjusted pursuant to Section 6), the exercise price shall be such lesser price.

         3. Exercise of Option. (a) Unless Shore Bancshares shall have breached in any material respect any covenant or representation contained in the Plan and such breach has not been cured, Shore Bancshares may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and be continuing; provided, that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Date of the Merger, or (ii) the termination of the Plan in accordance with the provisions thereof prior to the occurrence of a Purchase Event (other than as a result of a willful breach by Talbot Bancshares of any Specified Covenant or as a result of failure of Talbot Bancshares' stockholders to approve the Plan by the vote required under applicable law or under Talbot Bancshares' Charter), or (iii) 12 months after termination of the Plan due to a willful breach by Talbot Bancshares of any Specified Covenant or failure of Talbot Bancshares' stockholders to approve the Plan by the vote required under applicable law or under Talbot Bancshares' Charter; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended. Any exercise of the Option shall be subject to compliance with applicable provisions of law.

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

                  (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

                           (i) Talbot Bancshares or The Talbot Bank of Easton, Maryland ("Talbot Bank"), without having received Shore Bancshares' prior written consent, shall have entered into an agreement with any person (x) to merge or consolidate, or enter into any similar transaction, except as contemplated in the Plan, (y) to purchase, lease, or otherwise acquire all or substantially all of the assets of Talbot Bancshares or Talbot Bank, or (z) to purchase or otherwise acquire (including by way of merger, consolidation, share exchange, or any similar transaction) securities representing 15% or more of the voting power of Talbot Bancshares or Talbot Bank;

                           (ii) any person (other than Talbot Bancshares or Talbot Bank in a fiduciary capacity, or Shore Bancshares or Centreville Bank in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Talbot Bancshares Common Stock after the date hereof (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations promulgated thereunder);

                           (iii) any person shall have made a bona fide proposal to Talbot Bancshares by public announcement or written communication that is or becomes the subject of public disclosure to acquire Talbot Bancshares or Talbot Bank by merger, consolidation, purchase of all or substantially all of its assets, or any other similar transaction, and following such bona fide proposal the stockholders of Talbot Bancshares vote not to adopt the Plan; or

                           (iv) Talbot Bancshares shall have willfully breached any Specified Covenant following a bona fide proposal to Talbot Bancshares or Talbot Bank to acquire Talbot Bancshares or Talbot Bank by merger, consolidation, purchase of all or substantially all of its assets, or any other similar transaction, which breach would entitle Shore Bancshares to terminate the Plan (without regard to the cure periods provided for therein) and such breach shall not have been cured prior to the Notice Date (as defined below).

If more than one of the transactions  giving rise to a Purchase Event under this
Section 3(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (c) In the event Shore Bancshares wishes to exercise the Option, it shall send to Talbot Bancshares a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days after the

Notice Date for the closing of such purchase ("Closing Date"); provided, that if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, Shore Bancshares shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

                  (d) As used herein, "Specified Covenant" means any covenant made by Talbot Bancshares and contained in Section 5 of the Plan.

         4. Payment and Delivery of Certificates. (a) At the closing referred to in Section 3, Shore Bancshares shall pay to Talbot Bancshares the aggregate purchase price for the shares of Talbot Bancshares Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Talbot Bancshares.

                  (b) At such closing, simultaneously with the delivery of funds as provided in subsection (a), Talbot Bancshares shall deliver to Shore Bancshares a certificate or certificates representing the number of shares of Talbot Bancshares Common Stock purchased by Shore Bancshares, and Shore
Bancshares  shall  deliver to Talbot  Bancshares  a letter  agreeing  that Shore
Bancshares will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

                  (c) Certificates for Talbot Bancshares Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of a Stock Option Agreement between the registered holder hereof and TALBOT BANCSHARES, INC. ("TALBOT
         BANCSHARES") and to resale restrictions arising under the Securities Act of 1933, as amended, a copy of which agreement is on file at the principal office of Talbot Bancshares. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Talbot Bancshares of a written request."

                  It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Shore Bancshares shall have delivered to Talbot Bancshares a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance satisfactory to Talbot Bancshares, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act").

         5.  Representations.   Talbot  Bancshares  represents,   warrants,  and
covenants to Shore Bancshares as follows:

                  (a) Talbot Bancshares shall at all times maintain sufficient authorized but unissued shares of Talbot Bancshares Common Stock so that the Option may be exercised without authorization of additional shares of Talbot Bancshares Common Stock.

                  (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid, and nonassessable.

         6. Adjustment Upon Changes in Capitalization. In the event of any change in Talbot Bancshares Common Stock by reason of stock dividends, split-ups, consolidation, recapitalizations, combinations, exchanges of shares, or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Talbot Bancshares Common Stock are issued or otherwise become outstanding after the date of this Option Agreement (other than pursuant to this Option Agreement), the number of shares of Talbot Bancshares Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Talbot Bancshares Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize Talbot Bancshares to breach any provision of the Plan.

         7. Registration Rights. If requested by Shore Bancshares, Talbot Bancshares shall as expeditiously as possible file a registration statement on a form of general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Talbot Bancshares Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by Shore Bancshares. Shore Bancshares shall provide all information reasonably requested by Talbot
Bancshares for inclusion in any registration statement to be filed hereunder. Talbot Bancshares will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 270 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. Only one registration may be effected under this Section 7 at Talbot Bancshares' expense, and which shall not include underwriting commissions and the fees and disbursements of Shore Bancshares' counsel attributable to the registration of such Talbot Bancshares Common Stock. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by Talbot Bancshares of Talbot Bancshares Common Stock. If requested by Shore Bancshares, in connection with any such registration, Talbot Bancshares will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities, and other agreements customarily included in such underwriting agreements. Upon receiving any request from Shore Bancshares or assignee thereof under this Section 7, Talbot Bancshares agrees to send a copy thereof to Shore Bancshares and to any assignee thereof known to Talbot Bancshares, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

         8. Repurchase of Option at the Election of Shore Bancshares. (a) At the request of Shore Bancshares at any time commencing (i) upon the first occurrence of a Repurchase Event (as defined below) and ending 18 months immediately thereafter Talbot Bancshares (or any successor entity thereof) shall repurchase from Shore Bancshares (I) the Option and (II) all shares of Talbot Bancshares Common Stock purchased by Shore Bancshares pursuant hereto with respect to which Shore Bancshares then has beneficial ownership. The date on which Shore Bancshares exercises its rights under this Section 8 is referred to as the "Section 8 Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to:

                     (A) the aggregate  Purchase Price paid by Shore  Bancshares for any shares of Talbot Bancshares Common Stock acquired pursuant to the Option with respect to which Shore Bancshares then has beneficial ownership; plus

                     (B) the  excess,  if any, of (x) the  Applicable  Price (as defined below) as of the Section 8 Request Date for a share of Talbot Bancshares Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Talbot Bancshares Common Stock with respect to which the Option has not been exercised; plus

                     (C) the excess,  if any, of the Applicable  Price as of the
             Section 8 Request Date over the Purchase Price paid (or, in the case of shares of Shore Bancshares Common Stock with respect to which the Option has been exercised but the Effective Date has not occurred, payable (subject to adjustment pursuant to Section 6)) by Shore Bancshares for each share of Talbot Bancshares Common Stock with respect to which the Option has been exercised and with respect to which Shore Bancshares then has beneficial ownership, multiplied by the number of such shares; plus

                     (D) the amount of the documented  reasonable  out-of-pocket expenses incurred by Shore Bancshares in connection with the Plan and this Option Agreement and the transactions contemplated thereby and hereby, including reasonable accounting, investment banking and legal fees.

         (b) If Shore Bancshares exercises its rights under this Section 8, Talbot Bancshares shall, within 10 business days after the Section 8 Request Date, pay the Section 8 Repurchase Consideration to Shore Bancshares in immediately available funds, and Shore Bancshares shall surrender to Talbot Bancshares the Option and the certificates evidencing the shares of Talbot Bancshares Common Stock purchased hereunder with respect to which Shore Bancshares then has beneficial ownership and Shore Bancshares shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") or other regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Talbot Bancshares shall deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and shall promptly provide the required notice or application for approval and shall expeditiously process the same (and Shore Bancshares shall cooperate with Talbot Bancshares in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the Federal Reserve or any other regulatory authority disapproves of any part of Talbot Bancshares proposed repurchase pursuant to this Section 8, Talbot Bancshares shall promptly give notice of such fact to Shore Bancshares and redeliver to Shore Bancshares the shares issued upon exercise of the Option it is then prohibited from repurchasing, and Shore Bancshares shall have the right to exercise the Option as to the number of shares issued upon exercise of the Option for which the Option was exercisable at the Section 8 Request Date less the number of shares as to which payment has been made pursuant to Section 8(a)(B); provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Shore Bancshares shall nonetheless have the right so to exercise the Option or exercise its rights under Section 3 until the expiration of such period of 30 business days. Notwithstanding anything herein to the contrary, Talbot Bancshares shall not be obligated to repurchase the Option or any shares of Talbot Bancshares Common Stock pursuant to this Section 8 on more than one occasion.

         (c) For purposes of this Option Agreement, the "Applicable Price," as of any date, means the highest of (i) the highest price per share at which a Tender Offer has been made for shares of Talbot Bancshares Common Stock after the date hereof and on or prior to such date, (ii) the price per share to be paid by any third party for shares of Talbot Bancshares Common Stock or the consideration per share to be received by holders of Talbot Bancshares Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Talbot Bancshares entered into on or prior to such date or (iii) the highest bid price per share of Talbot Bancshares Common Stock as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Talbot Bancshares Common Stock are not quoted thereon, the principal trading market on which such shares are traded as reported by a recognized source during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Shore Bancshares and reasonably acceptable to Talbot Bancshares, which determination shall be conclusive for all purposes of this Option Agreement.

         (d) As used herein, a "Repurchase Event" means the occurrence of any of the Purchase Events specified in Section 3(b).

         9. Severability. If any term, provision, covenant, or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, and covenants, and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of Talbot Bancshares Common Stock provided in Section 2 (as adjusted pursuant to Section 6), it is the express intention of Talbot Bancshares to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         10.  Miscellaneous.

                  (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

                  (b) Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

                  (c) Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing Shore Bancshares may assign in whole or in part its rights and obligations hereunder; provided, however, that to the extent required by applicable regulatory authorities, Shore Bancshares may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Talbot Bancshares, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Shore Bancshares' behalf, or (iv) any other manner approved by applicable regulatory authorities.

                  (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in the manner and to the address provided for in or pursuant to Section 15 of the Plan.

                  (e) Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  (f) Specific Performance. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

                  (g) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.

                               TALBOT BANCSHARES, INC.


                               By: _____________________________________________
                                   W. Moorhead Vermilye
                                   President and Chief Executive Officer


                               SHORE BANCSHARES, INC.


                               By: _____________________________________________
                                   Daniel T. Cannon
                                   President and Chief Executive Officer

                                                                     APPENDIX VI

                     MEMORANDUM TO SHORE BANCSHARES PERSONS
                         deemed to be Affiliated Persons


                                                                   July 25, 2000

         This memorandum summarizes certain technical requirements of the federal securities laws and of the accounting rules relating to treatment as a pooling-of-interests which will apply following completion of the combination of TALBOT BANCSHARES, INC. ("Talbot Bancshares") by SHORE BANCSHARES, INC. ("Shore Bancshares") by effecting the merger of Talbot Bancshares with an into Shore Bancshares (the "Merger").

         Pursuant to the Plan and Agreement to Merge dated as of July 25, 2000 (the "Plan"), shares of the Common Stock of Shore Bancshares will be issued to the stockholders of Talbot Bancshares for each issued and outstanding share of Common Stock of Talbot Bancshares. Shore Bancshares will file a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "SEC") to register shares of its Common Stock to be issued in connection with the Merger.

         Under Section 5.10 of the Plan, Shore Bancshares has agreed to deliver to Talbot Bancshares written letter agreements (the "Shore Bancshares Support Agreements") from each of the officers and directors of Shore Bancshares (and has agreed to use its best efforts to obtain and deliver an Shore Bancshares Support Agreement from each stockholder of Shore Bancshares who may be deemed to be an "affiliate" under the rules of the SEC). Under Section 5.11 of the Plan, Shore Bancshares has agreed to use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of Shore Bancshares, The Centreville National Bank of Maryland, or any of Shore Bancshares' other subsidiaries to take any action that would preclude Shore Bancshares from treating the Merger as a "pooling-of-interests" for financial reporting purposes. The purpose of this memorandum is to more fully describe the sale restrictions imposed by the accounting rules relating to the treatment of the Merger as a pooling-of-interests.

Restrictions   Imposed   by   Accounting   Rules   Regarding   Treatment   as  a
Pooling-of-Interests.

         In order for the Merger to be treated as a pooling-of-interests for accounting purposes, affiliates of Talbot Bancshares and affiliates of Shore Bancshares are required to observe certain restrictions on disposition of their shares of the Common Stock of Talbot Bancshares and of the Common Stock of Shore Bancshares. Specifically, such affiliates must agree not to sell, pledge, transfer or otherwise dispose of any shares of the Common Stock of Talbot Bancshares or of the Common Stock of Shore Bancshares during the 30-day period prior to the effective date of the Merger and until after such time as results covering at least 30 days of operations of Shore Bancshares after the effective date of the Merger have been published by Shore Bancshares in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Forms 10-K, 10-Q or 8-K, or any other public issuance which includes such combined results or operations.

         To signify your consent to these restrictions a copy of an Undertaking and Agreement is attached hereto and is to be executed by you (and where any such shares are owned jointly, by the joint owner or owners) and returned to Shore Bancshares, Inc., 109 North Commerce Street, P.O. Box 400, Centreville, Maryland 21617, attention of Daniel T. Cannon, President and Chief Executive Officer.

                            UNDERTAKING AND AGREEMENT


         The undersigned has received a copy of a memorandum dated July 25, 2000 concerning the provisions of certain accounting rules which relate to the Common Stock of SHORE BANCSHARES, INC. ("Shore Bancshares") in connection with the Merger of Talbot Bancshares into Shore Bancshares. The undersigned hereby undertakes and agrees to comply fully with the restrictions on sales of shares of the Common Stock as outlined in the paragraph entitled "Restrictions Imposed by Accounting Rules Regarding Treatment as a Pooling-of-Interests."

         IN WITNESS WHEREOF, I have hereunto signed my name as of July __, 2000.



                                        ________________________, as joint owner


                                        ________________________, as joint owner



                                        ________________________, as joint owner

                                                                    APPENDIX VII

                     MEMORANDUM TO TALBOT BANCSHARES PERSONS
                         deemed to be Affiliated Persons


                                                                   July 25, 2000

         This memorandum summarizes certain technical requirements of the federal securities laws and of the accounting rules relating to treatment as a pooling-of-interests which will apply following completion of the combination of TALBOT BANCSHARES, INC. ("Talbot Bancshares") by SHORE BANCSHARES, INC. ("Shore Bancshares") by effecting the merger of Talbot Bancshares with and into Shore Bancshares (the "Merger").

         Pursuant to the Plan and Agreement to Merge dated as of July 25, 2000 (the "Plan"), shares of the Common Stock of Shore Bancshares will be issued to the stockholders of Talbot Bancshares for each issued and outstanding share of Common Stock of Talbot Bancshares. Shore Bancshares will file a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "SEC") to register shares of its Common Stock to be issued in connection with the Merger.

         Under Section 6.10 of the Plan, Talbot Bancshares has agreed to deliver to Shore Bancshares written letter agreements (the "Talbot Bancshares Support Agreements") from each of the officers and directors of Talbot Bancshares (and has agreed to use its best efforts to obtain and deliver an Talbot Bancshares Support Agreement from each stockholder of Talbot Bancshares who may be deemed to be an "affiliate" under the rules of the SEC). Under the terms of the Shore Bancshares Support Agreements, each such officer, director or stockholder is to acknowledge and agree to abide by all limitations imposed by the Securities Act and by all rules, regulations and releases promulgated thereunder by the SEC with respect to the sale or other disposition of the shares of the Common Stock of Shore Bancshares to be received by such person pursuant to the Plan. Under
Section 6.11 of the Plan, Talbot Bancshares has agreed to use its best efforts not to permit any of the directors, officers, employees, stockholders, agents, consultants or other representatives of Talbot Bancshares, The Talbot Bank, or any of Talbot Bancshares' other subsidiaries to take any action that would preclude Shore Bancshares from treating the Merger as a "pooling-of-interests" for financial reporting purposes. The purpose of this memorandum is to more fully describe the sale restrictions imposed by the Securities Act and by all rules, regulations and releases promulgated thereunder and the accounting rules relating to the treatment of the Merger as a pooling-of-interests.

Resale Restrictions Imposed by Subparagraph (d) of SEC Rule 145.

         For the one-year period following the effective date of the Merger, a person who is an affiliate of Talbot Bancshares at the time of the Merger may dispose of his shares of the Common Stock of Shore Bancshares only pursuant to SEC Rule 145. The limitations are as follows:

                  1. Such sale must be effected (a) in transactions directly with a market maker or (b) in unsolicited brokerage transactions (i.e., neither you nor the broker handling the sale of your shares may solicit a purchaser for the shares being sold). As there are usually market makers for the Common Stock of Shore Bancshares, this requirement should not impair your ability to find a purchaser. In each case it is quite important to let your broker know that the sale is to be made under SEC Rule 145; otherwise, compliance with the restrictions will not be assured.

                  2. The rule also restricts the number of shares which may be sold during any three-month period. The rule would permit up to 1% of the outstanding shares of the Common Stock of Shore Bancshares to be sold by each affiliate during any three-month period.

                  3. The rule requires current public information on Shore Bancshares to be available at the time of your sales. Shore Bancshares is required by law to file with the SEC reports which are designed to present on a current basis the affairs of Shore Bancshares. The filing of these reports will satisfy the current public information requirements. Since it is possible, however, that a required filing may be late, at the time of any sale you should check with the Secretary of Shore Bancshares to ascertain whether public information on Shore Bancshares is then available.

         After the one-year period has run, so long as (a) you are not an affiliate of Shore Bancshares (that is, not a major stockholder, director, or principal officer of Shore Bancshares) at the time of the sale, (b) Shore Bancshares continues to be required to file certain periodic reports with the SEC, and (c) all such reports required to be filed in the 12 months prior to your sale have been filed, there will be no restriction on the sale of the shares of the Common Stock of Shore Bancshares. Prior to a contemplated sale you should check with the Secretary of Shore Bancshares to determine if requirements
(b) and (c) have been met. In the unlikely event that the three requirements set forth above are not met at the time of your sale, the procedures for sales consummated before the end of the one-year period would still apply.

         After two years from the Effective Date of the Merger, so long as you are not, at the time of sale, and have not been during the preceding three months, an affiliate of Shore Bancshares, you may sell your shares of the Common Stock of Shore Bancshares with no restrictions.

Restrictions   Imposed   by   Accounting   Rules   Regarding   Treatment   as  a
Pooling-of-Interests.

         In order for the Merger to be treated as a pooling-of-interests for accounting purposes, affiliates of Shore Bancshares and affiliates of Talbot Bancshares are required to observe certain restrictions on disposition of their shares of the Common Stock of Shore Bancshares and of the Common Stock of Talbot Bancshares. Specifically, such affiliates must agree not to sell, pledge, transfer or otherwise dispose of any shares of the Common Stock of Shore Bancshares of the Common Stock of Talbot Bancshares during the 30-day period prior to the effective date of the Merger and until after such time as results covering at least 30 days of operations of Shore Bancshares after the effective date of the Merger have been published by Shore Bancshares in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Forms 10-K, 10-Q or 8-K, or any other public issuance which includes such combined results or operations.

         To signify your consent to these restrictions a copy of an Undertaking and Agreement is attached hereto and is to be executed by you (and where any such shares are owned jointly, by the joint owner or owners) and returned to TALBOT BANCSHARES, INC., 18 East Dover Street, Easton, Maryland 21601, attention of W. Moorhead Vermilye, President and Chief Executive Officer.

                            UNDERTAKING AND AGREEMENT


         The undersigned has received a copy of a memorandum dated July 25, 2000 concerning the provisions of the federal securities laws and certain accounting rules which relate to the Common Stock of TALBOT BANCSHARES, INC. ("Talbot Bancshares") and to resales of shares of the Common Stock of Shore Bancshares to be received by the undersigned in connection with the merger of Talbot Bancshares with and into Shore Bancshares. The undersigned hereby undertakes to comply fully with the provisions of the federal securities laws as outlined in the memorandum and hereby agrees to the additional restrictions on sales of the Common Stock of Talbot Bancshares and resale of shares of the Common Stock of Shore Bancshares outlined in the paragraph entitled "Restrictions Imposed by Accounting Rules Regarding Treatment as a Pooling-of-Interests."

         IN WITNESS WHEREOF, I have hereunto signed my name as of July __, 2000.



                                        ________________________, as joint owner



                                        ________________________, as joint owner



                                        ________________________, as joint owner

                                                                   APPENDIX VIII

                   FORM OF SHORE BANCSHARES SUPPORT AGREEMENT

         THIS SUPPORT AGREEMENT (this "Agreement") dated as of July 25, 2000, between TALBOT BANCSHARES, INC., a Maryland corporation ("Talbot Bancshares"), and each of the individuals listed on Schedule A attached hereto (collectively, the "Shore Bancshares Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the Shore Bancshares Stockholders (i) collectively possess the sole or joint right to vote, or direct the voting of, an aggregate of ___________ shares of common stock, par value $___ per share (the "Shares"), of Shore Bancshares, Inc., a Maryland corporation ("Shore Bancshares"), which constitute approximately _____ % of the outstanding capital stock of Shore Bancshares, and (ii) individually possess the right to vote, or to direct the voting of, the number of Shares set forth opposite such Shore Bancshares Stockholder's name on Schedule A hereto; and

         WHEREAS, the Shore Bancshares Stockholders (i) collectively possess the sole or joint power to dispose of, or to direct the disposition of, an aggregate of ___________ Shares, which constitute approximately _____ % of the outstanding capital stock of Shore Bancshares, and (ii) individually possess the power to dispose of, or direct the disposition of, the number of Shares set forth opposite such Shore Bancshares Stockholder's name on Schedule A hereto; and

         WHEREAS, Talbot Bancshares has entered into a Plan and Agreement to Merge with Shore Bancshares, dated as of July 25, 2000 (the "Plan"), pursuant to which Talbot Bancshares would merge with and into Shore Bancshares (the "Merger"), with shares of the Common Stock of Shore Bancshares to be issued to the stockholders of Talbot Bancshares; and

         WHEREAS, pursuant to Section 5.10 of the Plan, Shore Bancshares has covenanted to obtain agreements from each of its executive officers and directors in which the executive officers and directors of Shore Bancshares (in their capacity as Shore Bancshares Stockholders) and would agree to support the Merger; and the Shore Bancshares Stockholders have in accordance with such covenant agreed to support the Merger.

         NOW, THEREFORE, to induce Talbot Bancshares to enter into the Plan and in consideration of the mutual covenants and agreements set forth herein and in the Plan and the mutual benefits to be derived herefrom and therefrom, the parties agree as follows:

         1. Representations of the Shore Bancshares Stockholders. Each of the Shore Bancshares Stockholders, severally, and not jointly, represents that:

                  (a)(1) such Shore Bancshares Stockholder possesses the sole or joint right to vote, or direct the voting of, all of the Shares set forth on Schedule A opposite the Shore Bancshares Stockholder's name,
         (2) such number of Shares constitutes all of the Shares with respect to which the Shore Bancshares Stockholder possesses the sole or joint right to vote, or direct the voting of, as the case may be, and (3) except as to Shares held only under a power of attorney or as guardian or custodian, such Shore Bancshares Stockholder has good and merchantable title to all of the Shares indicated on said list opposite the Shore Bancshares Stockholder's name, free of all restrictions and encumbrances of every kind and character, except as indicated on Schedule A.

                  (b)(1) such Shore Bancshares Stockholder possesses the sole or joint power to dispose of, or direct the disposition of, the Shares set forth on Schedule A opposite the Shore Bancshares Stockholder's name,
         (2) such number of Shares constitutes all of the Shares with respect to which the Shore Bancshares Stockholder possesses or will possess the sole or joint power to dispose of or direct the disposition of, and (3) except as to Shares held only under a power of attorney, such Shore Bancshares Stockholder has good and merchantable title to all of the Shares indicated on said list opposite the Shore Bancshares Stockholder's name free of all restrictions and encumbrances of any kind or character except as indicated on Schedule A.

                  (c) such Shore Bancshares Stockholder does not own, of record or beneficially, any Shares that are not reflected on Schedule A. For the purposes of this Agreement, beneficial ownership has the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

                  (d) such Shore Bancshares  Stockholder has full right,  power, and authority to enter into, deliver and perform this Agreement; this Agreement has been duly executed and delivered by such Shore Bancshares Stockholder; and this Agreement constitutes the legal, valid, and binding obligation of the Shore Bancshares Stockholder, and is enforceable in accordance with its terms.

         2. Covenants of the Shore Bancshares Stockholders. Each of the Shore Bancshares Stockholders, severally and not jointly, covenants as follows:

                  (a) Restrictions on Transfer. With respect to Shares listed on Schedule A, during the term of this Agreement, such Shore Bancshares Stockholder shall not voluntarily pledge, hypothecate, grant a security interest in, sell, transfer, or otherwise dispose of or encumber any of such Shares and will not enter into any agreement, arrangement, or understanding (other than a proxy for the purpose of voting his or her Shares in accordance with Subparagraph 2(c) hereof) which would, during that term (i) restrict, (ii) establish a right of first refusal to, or
         (iii) otherwise relate to the transfer or voting of such Shares; provided, however, this restriction shall not apply to a transfer of any of the Shares by the Shore Bancshares Stockholder to his or her spouse, children, or grandchildren, subject to the conditions that any transferee, recipient, or custodian of any such transferee or recipient must execute an agreement substantially in the form of this Agreement in a form satisfactory to Talbot Bancshares, and Schedule A hereto may be revised by Talbot Bancshares to reflect such transfer.

                  (b) Other Restrictions. During the term of this Agreement, such Shore Bancshares Stockholder, as a Shore Bancshares Stockholder, shall not, directly or indirectly, solicit, initiate, or encourage inquiries or proposals from, or participate in any discussions or negotiations with, or provide any information to, any individual, corporation, partnership, or other person, entity, or group (other than Talbot Bancshares, any of its subsidiaries, and their respective officers, employees, representatives, and agents) concerning any sale of assets, sale of shares of capital stock, merger, consolidation, share exchange, or similar transactions involving Shore Bancshares. Such Shore Bancshares Stockholder shall promptly advise Talbot Bancshares of, and communicate to Talbot Bancshares the terms of, any such inquiry or proposal addressed either to such Shore Bancshares Stockholder or to Shore Bancshares that such Shore Bancshares Stockholder receives or of which such Shore Bancshares Stockholder has knowledge.

                  (c) Merger. With respect to the Shares listed on Schedule A pursuant to Subparagraph 1(a) hereof, each of the Shore Bancshares Stockholders shall vote such Shares to ratify and confirm the Plan and the Merger and the transactions contemplated thereby. Each of the Shore Bancshares Stockholders, as a Shore Bancshares Stockholder, further agrees to use all commercially reasonable efforts to cause the Merger to be effected.

                  (d) Additional Shares. The provisions of subparagraphs (a) and
         (c) above shall apply to all Shares currently owned and hereafter acquired, of record or beneficially, by each of the Shore Bancshares Stockholders.

         3. Termination. This Agreement shall terminate upon the termination of the Plan.

         4. Governing Law. This Agreement shall in all respects be governed by and construed under the laws of Maryland, all rights and remedies being governed by such laws.

         5. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors, and assigns, except that neither party may transfer or assign any of its respective rights or obligations hereunder without the prior written consent of the other party or, if by Talbot Bancshares, in accordance with the Plan.

         6. Counterparts. For convenience of the parties hereto, this Agreement may be executed in several counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

         IN  WITNESS  WHEREOF,   Talbot  Bancshares  and  the  Shore  Bancshares
Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                 TALBOT BANCSHARES, INC.


                                 By:
                                     -------------------------------------------
                                     W. Moorhead Vermilye
                                     President and Chief Executive Officer


                                 SHORE BANCSHARES STOCKHOLDERS:



                                 -----------------------------------------------


                                 -----------------------------------------------


                                 -----------------------------------------------


                                 -----------------------------------------------




                                                        SCHEDULE A

----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
Name                           Number of Shares   Number of Shares   Number oF Shares As    Number of Shares As    Encumbrance
                                 As to which         As to which     to which Holder Has    to Which Holder Has
                               Holder has Sole    Holder  has Joint  Direct or Indirect   Sole or Shared Power to
                                Power to Vote       Power to Vote    Control of Power to     Dispose or Direct
                                                                             Vote                Disposition

----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------


*    Pending confirmation on __________.

                                                                     APPENDIX IX

                   FORM OF TALBOT BANCSHARES SUPPORT AGREEMENT

         THIS SUPPORT AGREEMENT (this "Agreement") dated as of July 25, 2000, between SHORE BANCSHARES, INC., a Maryland corporation ("Shore Bancshares"), and each of the individuals listed on Schedule A attached hereto (collectively, the "Talbot Bancshares Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the Talbot Bancshares Stockholders (i) collectively possess the sole or joint right to vote, or direct the voting of, an aggregate of ___________ shares of common stock, par value $___ per share (the "Shares"), of Talbot Bancshares, Inc., a Maryland corporation ("Talbot Bancshares"), which constitute approximately _____ % of the outstanding capital stock of Talbot Bancshares, and (ii) individually possess the right to vote, or to direct the voting of, the number of Shares set forth opposite such Talbot Bancshares Stockholder's name on Schedule A hereto; and

         WHEREAS, the Talbot Bancshares Stockholders (i) collectively possess the sole or joint power to dispose of, or to direct the disposition of, an aggregate of ___________ Shares, which constitute approximately _____ % of the outstanding capital stock of Talbot Bancshares, and (ii) individually possess the power to dispose of, or direct the disposition of, the number of Shares set forth opposite such Talbot Bancshares Stockholder's name on Schedule A hereto; and

         WHEREAS, Shore Bancshares has entered into a Plan and Agreement to Merge with Talbot Bancshares, dated as of July 25, 2000 (the "Plan"), pursuant to which Talbot Bancshares would merge with and into Shore Bancshares (the "Merger"), with shares of the Common Stock of Shore Bancshares to be issued to the stockholders of Talbot Bancshares; and

         WHEREAS, pursuant to Section 6.10 of the Plan, Talbot Bancshares has covenanted to obtain agreements from each of its executive officers and directors in which the executive officers and directors of Talbot Bancshares (in their capacity as Talbot Bancshares Stockholders) and would agree to support the Merger; and the Talbot Bancshares Stockholders have in accordance with such covenant agreed to support the Merger.

         NOW, THEREFORE, to induce Shore Bancshares to enter into the Plan and in consideration of the mutual covenants and agreements set forth herein and in the Plan and the mutual benefits to be derived herefrom and therefrom, the parties agree as follows:

         1. Representations of the Talbot Bancshares Stockholders. Each of the Talbot Bancshares Stockholders, severally, and not jointly, represents that:

                  (a)(1) such Talbot Bancshares Stockholder possesses the sole or joint right to vote, or direct the voting of, all of the Shares set forth on Schedule A opposite the Talbot Bancshares Stockholder's name,
         (2) such number of Shares constitutes all of the Shares with respect to which the Talbot Bancshares Stockholder possesses the sole or joint right to vote, or direct the voting of, as the case may be, and (3) except as to Shares held only under a power of attorney or as guardian or custodian, such Talbot Bancshares Stockholder has good and merchantable title to all of the Shares indicated on said list opposite the Talbot Bancshares Stockholder's name, free of all restrictions and encumbrances of every kind and character, except as indicated on Schedule A.

                  (b)(1) such Talbot Bancshares Stockholder possesses the sole or joint power to dispose of, or direct the disposition of, the Shares set forth on Schedule A opposite the Talbot Bancshares Stockholder's name, (2) such number of Shares constitutes all of the Shares with respect to which the Talbot Bancshares Stockholder possesses or will possess the sole or joint power to dispose of or direct the disposition of, and (3) except as to Shares held only under a power of attorney, such Talbot Bancshares Stockholder has good and merchantable title to all of the Shares indicated on said list opposite the Talbot Bancshares Stockholder's name free of all restrictions and encumbrances of any kind or character except as indicated on Schedule A.

                  (c) such Talbot Bancshares Stockholder does not own, of record or beneficially, any Shares that are not reflected on Schedule A. For the purposes of this Agreement, beneficial ownership has the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

                  (d) such Talbot Bancshares Stockholder has full right, power, and authority to enter into, deliver and perform this Agreement; this Agreement has been duly executed and delivered by such Talbot
         Bancshares Stockholder; and this Agreement constitutes the legal, valid, and binding obligation of the Talbot Bancshares Stockholder, and is enforceable in accordance with its terms.

         2. Covenants of the Talbot Bancshares Stockholders. Each of the Talbot Bancshares Stockholders, severally and not jointly, covenants as follows:

                  (a) Restrictions on Transfer. With respect to Shares listed on Schedule A, during the term of this Agreement, such Talbot Bancshares Stockholder shall not voluntarily pledge, hypothecate, grant a security interest in, sell, transfer, or otherwise dispose of or encumber any of such Shares and will not enter into any agreement, arrangement, or understanding (other than a proxy for the purpose of voting his or her Shares in accordance with Subparagraph 2(c) hereof) which would, during that term (i) restrict, (ii) establish a right of first refusal to, or
         (iii) otherwise relate to the transfer or voting of such Shares; provided, however, this restriction shall not apply to a transfer of any of the Shares by the Talbot Bancshares Stockholder to his or her spouse, children, or grandchildren, subject to the conditions that any transferee, recipient, or custodian of any such transferee or recipient must execute an agreement substantially in the form of this Agreement in a form satisfactory to Shore Bancshares, and Schedule A hereto may be revised by Shore Bancshares to reflect such transfer.

                  (b) Other Restrictions. During the term of this Agreement, such Talbot Bancshares Stockholder, as a Talbot Bancshares Stockholder, shall not, directly or indirectly, solicit, initiate, or encourage inquiries or proposals from, or participate in any discussions or negotiations with, or provide any information to, any individual, corporation, partnership, or other person, entity, or group (other than Shore Bancshares, any of its subsidiaries, and their respective officers, employees, representatives, and agents) concerning any sale of assets, sale of shares of capital stock, merger, consolidation, share exchange, or similar transactions involving Talbot Bancshares. Such Talbot Bancshares Stockholder shall promptly advise Shore Bancshares of, and communicate to Shore Bancshares the terms of, any such inquiry or proposal addressed either to such Talbot Bancshares Stockholder or to Talbot Bancshares that such Talbot Bancshares Stockholder receives or of which such Talbot Bancshares Stockholder has knowledge.

                  (c) Merger. With respect to the Shares listed on Schedule A pursuant to Subparagraph 1(a) hereof, each of the Talbot Bancshares Stockholders shall vote such Shares to ratify and confirm the Plan and the Merger and the transactions contemplated thereby. Each of the Talbot Bancshares Stockholders, as a Talbot Bancshares Stockholder, further agrees to use all commercially reasonable efforts to cause the Merger to be effected.

                  (d) Additional Shares. The provisions of subparagraphs (a) and
         (c) above shall apply to all Shares currently owned and hereafter acquired, of record or beneficially, by each of the Talbot Bancshares Stockholders.

         3. Termination. This Agreement shall terminate upon the termination of the Plan.

         4. Governing Law. This Agreement shall in all respects be governed by and construed under the laws of Maryland, all rights and remedies being governed by such laws.

         5. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors, and assigns, except that neither party may transfer or assign any of its respective rights or obligations hereunder without the prior written consent of the other party or, if by Shore Bancshares, in accordance with the Plan.

         6. Counterparts. For convenience of the parties hereto, this Agreement may be executed in several counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

         IN  WITNESS  WHEREOF,   Shore  Bancshares  and  the  Talbot  Bancshares
Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                 SHORE BANCSHARES, INC.


                                 By:
                                      ------------------------------------------
                                      Daniel T. Cannon
                                      President and Chief Executive Officer


                                 TALBOT BANCSHARES STOCKHOLDERS:



                                ------------------------------------------------


                                 -----------------------------------------------


                                 -----------------------------------------------


                                 -----------------------------------------------



                                                        SCHEDULE A

----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
Name                           Number of Shares   Number of Shares   Number oF Shares As    Number of Shares As    Encumbrance
                                 As to which         As to which     to which Holder Has    to Which Holder Has
                               Holder has Sole    Holder  has Joint  Direct or Indirect   Sole or Shared Power to
                                Power to Vote       Power to Vote    Control of Power to     Dispose or Direct
                                                                             Vote                Disposition

----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------
----------------------------- ------------------ ------------------ ---------------------  ---------------------- --------------


*    Pending confirmation on __________.

                                                                      APPENDIX X

                         FORM OF OPINION OF TAX COUNSEL


                  (1) The transfer of all of the assets of Talbot Bancshares to Shore Bancshares, and the assumption by Shore Bancshares of the liabilities of Talbot Bancshares pursuant to the terms of the Plan, will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Shore Bancshares and Talbot Bancshares will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code.

                  (2) A holder of Talbot Bancshares Common Stock who receives solely shares of Shore Bancshares Common Stock in exchange for his Talbot Bancshares Common Stock (including fractional shares of Shore Bancshares Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

                  (3) A holder of Talbot Bancshares Common Stock who receives cash in lieu of a fractional share of Shore Bancshares Common Stock will be treated as if he received a fractional share of Shore Bancshares Common Stock pursuant to the Merger and Shore Bancshares then redeemed such fractional share for the cash received. Such a holder will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

                  (4) The basis of the Shore Bancshares Common Stock received by a Talbot Bancshares stockholder (including fractional shares of Shore Bancshares Common Stock deemed issued as described above) will be the same as the basis of the Talbot Bancshares Common Stock surrendered in exchange therefor.

                  (5) The holding period of the Shore Bancshares Common Stock received by the Talbot Bancshares stockholders will include the period during which the Talbot Bancshares Common Stock surrendered in exchange therefor was held, provided that the Talbot Bancshares Common Stock is held as a capital asset in the hands of the Talbot Bancshares stockholders on the date of the exchange.

                  (6) No gain or loss will be recognized by Talbot Bancshares upon the transfer of all of its assets to Shore Bancshares in exchange for shares of the Common Stock of Shore Bancshares and the assumption by Shore Bancshares of the liabilities of Talbot Bancshares.

                  (7) No gain or loss will be recognized by Shore Bancshares upon the receipt by Shore Bancshares of all of the assets of Talbot Bancshares in exchange for shares of the Common Stock of Shore Bancshares and the assumption by Shore Bancshares of the liabilities of Talbot Bancshares.

                  (8) The basis of each asset of Talbot Bancshares in the hands of Shore Bancshares will be the same as the basis of such asset in the hands of

Talbot Bancshares immediately prior to the Merger; the holding period of each such asset in the hands of Shore Bancshares will include the periods during which such asset was held by Talbot Bancshares.

                  (9) The accumulated earnings and profits of Talbot Bancshares on the Effective Date will become the accumulated earnings and profits of Shore Bancshares and will be available for subsequent distributions of dividends within the meaning of Section 316 of the Code.

                                                                     APPENDIX XI

                 FORM OF OPINION OF COUNSEL TO SHORE BANCSHARES

                  (a) Shore Bancshares has been duly organized and is validly existing as a corporation under the laws of the State of Maryland, and Centreville Bank has been duly organized and is validly existing as a national banking association under the laws of the United States.

                  (b) The execution and delivery of the Plan and the Stock Option Agreement by Shore Bancshares and the consummation by Shore Bancshares of the transactions provided for therein have been duly authorized by all requisite corporate and stockholder action on the part of Shore Bancshares. Shore Bancshares has the corporate power and corporate authority to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions contemplated thereby.

                  (c) The Plan and the Stock Option Agreement have been executed and delivered by Shore Bancshares and are valid and binding obligations of Shore Bancshares, enforceable against Shore Bancshares in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions or their holding companies and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (d) The execution and delivery and performance by Shore Bancshares of the Plan and the Stock Option Agreement do not violate the Charter or By-Laws of Shore Bancshares.

                  (e) No consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required under the Subject Laws (as defined below), or any court order or judgment specifically applicable to Shore Bancshares and actually known to such counsel, for Shore Bancshares to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions provided for therein. Such counsel need express no opinion, however, as to any such consent, approval, action or filing which may be required as the result of Talbot Bancshares' involvement in the transactions contemplated by the Plan and the Stock Option Agreement because of such entities' legal or regulatory status or because of other facts specifically pertaining to Talbot Bancshares.

                  (f) Assuming due authorization of the Merger by Talbot Bancshares and the Talbot Bancshares stockholders, upon the filing of an Articles of Merger with the Maryland State Department of Assessments and Taxation in accordance with the Plan, the Merger will be effective in accordance with the laws of the State of Maryland.

                  (g) The Proxy Statement/Prospectus, insofar as it constituted a proxy statement for the special meeting (the "Special Meeting") of Shore


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Bancshares'  stockholders held on  _____________,  2000, as of the date thereof, complied as to form in all material respects to the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, except that such counsel need express no opinion as to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Proxy Statement/Prospectus, (ii) any document incorporated by reference into the Proxy Statement/Prospectus, (iii) the exhibits to any document
incorporated  by  reference  into  the  Proxy  Statement/Prospectus,   (iv)  the
description of the analyses performed by the investment banker in rendering its fairness opinion, or (v) information relating to Talbot Bancshares or the Talbot Subsidiaries which was included in the Proxy Statement/Prospectus. Such counsel need not assume any responsibility for the accuracy, completeness of fairness of the statements contained in the Proxy Statement/Prospectus or any documents incorporated by reference therein except as set forth in the paragraph immediately following this one.

        In connection with the Merger, such counsel shall state that it participated in conferences with certain officers and other representatives of Shore Bancshares and Centreville Bank at which the contents of the Proxy Statement/Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, fairness or completeness of the statements contained in the Proxy Statement/Prospectus and made no independent check or verification of the existence or absence of any matter set forth therein, on the basis of the foregoing, such counsel shall state that no facts have come to its attention that leads it to believe that the Proxy Statement/Prospectus as of the date it was mailed to Shore Bancshares' stockholders and on the date of the Special Meeting contemplated thereby, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Proxy Statement/Prospectus, (ii) the exhibits thereto and the exhibits to any document incorporated by reference into the Proxy Statement/Prospectus, (iii) the documents incorporated by reference therein, (iv) the description of the analyses performed by the investment banker in rendering its fairness opinion, or (v) any information relating to Talbot Bancshares or the Talbot Subsidiaries contained therein. In rendering such statement, such counsel may state that it has served only as special counsel to Shore Bancshares and Centreville Bank, that such representation of such entities has been limited to acting as their special counsel with respect to the Merger and on certain other unrelated matters on which such counsel has been consulted by the management of Shore Bancshares or Centreville Bank, and that such counsel has relied solely upon the examination and inquiries stated therein.

        In rendering such opinion, such counsel may, without independent verification, assume: (i) the genuineness of all signatures and the authenticity of all documents submitted to such counsel as originals, the conformity to original documents of all documents submitted to such counsel as certified, conformed or reproduction copies, and the authenticity of such originals of such latter documents; (ii) the execution of such documents, acknowledgment as indicated thereon and receipt of the consideration recited therein by Talbot Bancshares, (iii) that Talbot Bancshares has the full power, authority and legal right under its charter and other governing documents and applicable laws, as


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the case may be, to execute and to perform its  obligations  under all documents executed by it in connection with the transactions contemplated by the Plan and the Stock Option Agreement; (iv) that the foregoing documents, in the forms submitted to such counsel for review, have not been altered or amended in any respect material to such counsel's opinion as stated herein; (v) that there are no other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder; (vi) the accuracy of the representations and warranties of Shore Bancshares and Centreville Bank as set forth in the Plan; (vii) the accuracy of all certifications made available to such counsel from public officials and officers of Shore Bancshares and Centreville Bank on which such counsel is relying in rendering the opinions set forth above; and (viii) the validity of all laws and regulations applicable to the transactions contemplated by the Plan and the Stock Option Agreement.

        Furthermore, to the extent not inconsistent with the other assumptions, qualifications and limitations set forth in such counsel's opinion, such counsel's opinion shall be governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, such opinion shall be subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and such counsel's opinion should be read in conjunction therewith. The term "actual knowledge" when used in such counsel's opinion shall have the meaning set forth in the Accord. For purposes of the opinion in (e) above, Subject Laws shall mean the Maryland General Corporation Law, the Financial Institutions Article of the Annotated Code of Maryland, The Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder.




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                                                                    APPENDIX XII

                 FORM OF OPINION OF COUNSEL TO TALBOT BANCSHARES

                  (a) Talbot Bancshares has been duly organized and is validly existing as a corporation under the laws of the State of Maryland, and Talbot Bank has been duly organized and is validly existing as a commercial bank under the laws of the State of Maryland.

                  (b) The execution and delivery of the Plan and the Stock Option Agreement by Talbot Bancshares and the consummation by Talbot Bancshares of the transactions provided for therein have been duly authorized by all requisite corporate and stockholder action on the part of Talbot Bancshares. Talbot Bancshares has the corporate power and corporate authority to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions contemplated thereby.

                  (c) The Plan and the Stock Option Agreement have been executed and delivered by Talbot Bancshares and are valid and binding obligations of Talbot Bancshares, enforceable against Talbot Bancshares in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured depository institutions or their holding companies and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (d) The execution and delivery and performance by Talbot Bancshares of the Plan and the Stock Option Agreement do not violate the Charter or By-Laws of Talbot Bancshares.

                  (e) No consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required under the Subject Laws (as defined below), or any court order or judgment specifically applicable to Talbot Bancshares and actually known to such counsel, for Talbot Bancshares to execute and deliver the Plan and the Stock Option Agreement and to consummate the transactions provided for therein. Such counsel need express no opinion, however, as to any such consent, approval, action or filing which may be required as the result of Shore Bancshares' involvement in the transactions contemplated by the Plan and the Stock Option Agreement because of such entities' legal or regulatory status or because of other facts specifically pertaining to Shore Bancshares.

                  (f) Assuming due authorization of the Merger by Shore Bancshares and the Shore Bancshares stockholders, upon the filing of an Articles of Merger with the Maryland State Department of Assessments and Taxation in accordance with the Plan, the Merger will be effective in accordance with the laws of the State of Maryland.

                  (g) The Proxy Statement/Prospectus, insofar as it constituted a proxy statement for the special meeting (the "Special Meeting") of Talbot


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Bancshares'  stockholders held on  _____________,  2000, as of the date thereof, complied as to form in all material respects to the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, except that such counsel need express no opinion as to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Proxy Statement/Prospectus, (ii) any document incorporated by reference into the Proxy Statement/Prospectus, (iii) the exhibits to any document
incorporated  by  reference  into  the  Proxy  Statement/Prospectus,   (iv)  the
description of the analyses performed by the investment banker in rendering its fairness opinion, or (v) information relating to Shore Bancshares or the Shore Subsidiaries which was included in the Proxy Statement/Prospectus. Such counsel need not assume any responsibility for the accuracy, completeness of fairness of the statements contained in the Proxy Statement/Prospectus or any documents incorporated by reference therein except as set forth in the paragraph immediately following this one.

        In connection with the Merger, such counsel shall state that it participated in conferences with certain officers and other representatives of Talbot Bancshares and Talbot Bank at which the contents of the Proxy Statement/Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, fairness or completeness of the statements contained in the Proxy Statement/Prospectus and made no independent check or verification of the existence or absence of any matter set forth therein, on the basis of the foregoing, such counsel shall state that no facts have come to its attention that leads it to believe that the Proxy Statement/Prospectus as of the date it was mailed to Talbot Bancshares' stockholders and on the date of the Special Meeting contemplated thereby, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to (i) the financial statements, schedules and other financial, statistical and tabular data included in or incorporated into the Proxy Statement/Prospectus, (ii) the exhibits thereto and the exhibits to any document incorporated by reference into the Proxy Statement/Prospectus, (iii) the documents incorporated by reference therein, (iv) the description of the analyses performed by the investment banker in rendering its fairness opinion, or (v) any information relating to Shore Bancshares or the Shore Subsidiaries contained therein. In rendering such statement, such counsel may state that it has served only as special counsel to Talbot Bancshares and Talbot Bank, that such representation of such entities has been limited to acting as their special counsel with respect to the Merger and on certain other unrelated matters on which such counsel has been consulted by the management of Talbot Bancshares or Talbot Bank, and that such counsel has relied solely upon the examination and inquiries stated therein.

        In rendering such opinion, such counsel may, without independent verification, assume: (i) the genuineness of all signatures and the authenticity of all documents submitted to such counsel as originals, the conformity to original documents of all documents submitted to such counsel as certified, conformed or reproduction copies, and the authenticity of such originals of such latter documents; (ii) the execution of such documents, acknowledgment as indicated thereon and receipt of the consideration recited therein by Shore Bancshares, (iii) that Shore Bancshares has the full power, authority and legal right under its charter and other governing documents and applicable laws, as the case may be, to execute and to perform its obligations under all documents


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

executed by it in connection with the transactions contemplated by the Plan and the Stock Option Agreement; (iv) that the foregoing documents, in the forms submitted to such counsel for review, have not been altered or amended in any respect material to such counsel's opinion as stated herein; (v) that there are no other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder; (vi) the accuracy of the representations and warranties of Talbot Bancshares and Talbot Bank as set forth in the Plan; (vii) the accuracy of all certifications made available to such counsel from public officials and officers of Talbot Bancshares and Talbot Bank on which such counsel is relying in rendering the opinions set forth above; and (viii) the validity of all laws and regulations applicable to the transactions contemplated by the Plan and the Stock Option Agreement.

        Furthermore, to the extent not inconsistent with the other assumptions, qualifications and limitations set forth in such counsel's opinion, such counsel's opinion shall be governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, such opinion shall be subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and such counsel's opinion should be read in conjunction therewith. The term "actual knowledge" when used in such counsel's opinion shall have the meaning set forth in the Accord. For purposes of the opinion in (e) above, Subject Laws shall mean the Maryland General Corporation Law, the Financial Institutions Article of the Annotated Code of Maryland, The Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder.




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
                                                                   APPENDIX XIII

                          FORM OF EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into this as of __________, 2000, (this "Agreement") by and between [a][The Centreville National Bank of Maryland] [b][The Talbot Bank of Easton, Maryland] (the "Bank") and Shore Bancshares, Inc. ("Shore Bancshares", and with the Bank, collectively, the "Companies") and [a][Daniel T. Cannon] [b][W. Moorhead Vermilye] (the "Employee").

         WHEREAS, Talbot Bancshares, Inc. has merged into Shore Bancshares (the "Merger"); and

         [a][WHEREAS, the Employee has been employed by the Companies as President and Chief Executive Officer; and

         WHEREAS, the Employee has agreed (a) to a termination of the Employment Agreement dated January 1, 1999 between the Companies and the Employee and (b) that the Merger shall not be deemed to be a change in control thereunder; and]

         [b][WHEREAS, the Employee has been employed by the Bank and, prior to the Merger, by Talbot Bancshares, Inc. as President and Chief Executive Officer; and]

         WHEREAS, the parties hereto desire by writing to set forth the continued employment relationship of the Companies and the Employee;

         NOW THEREFORE, it is AGREED as follows:

         1. The Employee is employed as the [a][Executive Vice President of Shore Bancshares and the President and Chief Executive Officer of the Bank] [b][President and Chief Executive Officer of the Companies]. The Employee shall render administrative and management services to the Companies such as are customarily performed by persons situated in similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Companies. The Employee's other duties shall be such as the Boards of Directors of the Companies(the "Boards") may from time to time reasonably direct, including normal duties of an officer of the Companies.

         2. The Companies agree to pay the Employee during the term of this Agreement a salary at the rate of [a][$127,500] [b][$170,000] per annum, in cash not less frequently than twice monthly or at some other reasonable frequency as other employees of the Companies are paid. Such rate of salary, or increased rate of salary, if any, as the case may be, shall be reviewed by the Boards, or by a committee designated by the Boards, no less often than annually and may be increased; which increases may not be unreasonably denied; but not decreased, in such amounts as the Boards in their discretion may decide.

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

         3. The Employee shall be eligible to participate in an equitable manner with all other key management in discretionary bonuses authorized and declared by the Boards to its key management and other employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses when and as declared by the Boards.

         4. (a) The Employee shall be entitled to participate in any plan of the Companies relating to pension, profit sharing, or other retirement benefits and medical coverage or reimbursement plans the Companies may adopt for the benefit of its employees. The Companies may also at their discretion enter into other agreements with the Employee to provide supplemental retirement benefits, additional death benefits, or the like.

                  (b) The Employee shall be eligible to participate in any fringe benefits which may be or become applicable to the Companies' executive employees including participation in any stock option or incentive plans adopted by the Boards, a country club membership, the use of a luxury class automobile, a reasonable expense account, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Companies shall reimburse the Employee for all out of pocket expenses which the Employee shall incur in connection with his services for the Companies.

         5. The initial term of employment under this Agreement shall be for 60 months commencing on the date of this Agreement. Upon the expiration of the 60 month initial term of employment, the term of employment shall automatically be extended for another 60 month period and then for successive 12 month periods without further action by the parties, unless either party shall have served notice upon the other 90 days prior to the commencement of any period, of its intention that this Agreement shall terminate at the end of the then current term of employment.

         6. (a) The Employee shall devote his full time and best efforts to the performance of his employment under this Agreement. During the term of this Agreement, the Employee shall not, at any time or place, either directly or indirectly, engage in any business or activity in competition with the business affairs or interest of the Companies.

            (b) During the term of this Agreement and, in the event of termination prior to expiration of such term, except as otherwise provided in the next sentence, the Employee will not be a director, officer, or employee of, or consultant to, any federal or state financial institution operating in Queen Anne's, Kent, Caroline, Talbot, and Anne Arundel Counties in the State of
Maryland, and Kent County, Delaware, other than the Companies or their subsidiaries or affiliates. Such non compete covenant shall terminate and be of no further force and effect upon the earliest to occur of (i) the expiration date of this Agreement or (ii) termination of the Employee's employment under Subsections 9(c), 9(f), or 9(g).

            (c) Nothing contained in this Section 6 shall be deemed to prevent or limit the right of the Employee to invest in the capital stock or other securities of any business dissimilar from that of the Companies or, solely as a passive and minority investor in any business.

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

         7. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Boards.

         8. At such reasonable times as the Boards shall in their discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

            (a) The Employee shall be entitled to an annual vacation in accordance with the policies as periodically established by the Boards for senior management officials of the Companies, which shall in no event be less than three weeks.

            (b) The Employee shall not be entitled to receive any additional compensation from the Companies on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation from one fiscal year to the next except to the extent authorized by the Boards for senior management officials of the Companies.

            (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Companies for such additional periods of time and for such valid and legitimate reasons as the Boards in their discretion may determine.

            (d) In addition, the Employee shall be entitled to an annual sick leave as established by the Boards for senior management officials of the Companies. In the event any sick leave shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Boards. Upon termination of his employment, the Employee shall not be entitled to receive any additional compensation from the Companies for unused sick leave.

         9. The Employee's9 employment under this Agreement shall be terminated upon the following occurrences:

            (a) The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which the Employee's death shall have occurred (including any bonus under Section 3, pro rated through the last day of such calendar month, to which the Employee would have been eligible to receive had he been alive when bonuses were next declared), and any vested rights and benefits of the Employee pursuant to any plan of the Companies, whether or not written.

            (b) The Boards may terminate the Employee's employment at any time, but any termination by the Boards other than termination for Cause (defined below), shall not prejudice the Employee's right to compensation or other benefits under this, or other, agreements. The Employee shall have no right to receive compensation or other benefits, except at the discretion of the Boards or as may be required by other agreements, after termination for Cause.

Termination for "Cause" shall mean termination for gross negligence or gross neglect or the commission of a felony or gross misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on either of the Companies, or for intentional failure to perform stated duties.

            (c) In the event the Employee's employment under this Agreement is terminated by the Boards without Cause, the Companies shall be obligated to continue to pay the Employee his salary up to the date of termination of the current term of this Agreement. In no event shall the Employee's compensation be continued for a period of less than 24 months upon any termination without Cause.

            (d) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Companies' business by an order issued by the [a][Office of the Comptroller of the Currency] [b][Maryland Commissioner of Financial Regulation], the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or other appropriate supervisory agency, obligations under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

            (e) The voluntary termination by the Employee during the term of this Agreement with the delivery of no less than 90 days written notice to the Boards, in which case the Employee shall be entitled to receive only his compensation, vested rights, and all employee benefits up the date of his termination, unless otherwise provided by law.

            (f)  Notwithstanding  any provision  herein to the contrary  (except
Subsection 9(h)), if the Employee's employment under this Agreement is terminated by the Companies, without the Employee's consent and for a reason other than Cause, in connection with or within 12 months after any Change in Control (defined below) of the Companies, or if the Employee voluntarily terminates employment for any reason during the 30 day period beginning with said Change in Control, the Employee shall be paid an amount equal to the difference between (i) the product of 2.99 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the Change in Control. Said sum shall be paid to the Employee in one lump sum within 10 days of the termination. This Subsection 9(f)is not applicable in the event of a termination of the Employee's employment due to the Employee's death or voluntary termination (other than voluntary termination pursuant to Subsection 9(g)).

         The term "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the Companies' voting stock, (ii) the acquisition of the ability to control the election of a majority of the Companies' directors, (iii) the acquisition of a controlling influence over the management or policies of the Companies by any person or by persons acting as a "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934), (iv) the acquisition of control of the Companies within the meaning of 12 C.F.R. Part 5.50 or its applicable equivalent (except in the case of (i), (ii), (iii), or (iv) of this paragraph, the Companies' mere formation of a holding company shall not itself constitute a Change in Control), or (v) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period


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constitute  the Boards of the  Companies  (the  "Existing  Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

            (g) Notwithstanding any other provision of this Agreement to the contrary (except this Subsection 9(g)), the Employee may voluntarily terminate  the  Employee's  employment  within 12 months  following  a Change in
Control of the Companies, and the Employee shall thereupon be entitled to receive the payment described in Subsection 9(f) of this Agreement, upon the occurrence of any of the following events, or within 90 days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee perform the Employee's principal executive functions more than 35 miles from the Employee's primary office as of the date of the Change in Control; (ii) a reduction in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) the failure by the Companies to continue to provide the Employee with the compensation and benefits provided for under this Agreement, as the same may be changed by mutual agreement from time to time, or with benefits substantially similar to those provided to the Employee under any employee benefit plan in which the Employee is a participant at the time of the Change in Control, or the taking of any action which would materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of the Change in Control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with the Employee's position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Boards of the Companies (if the Employee is serving on the Boards at the time of the Change in Control); or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with the Employee's employment with the Companies.

            (h) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to, and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

            (i) Within 5 business days before or after a Change in Control, as defined in Subsection 9(f), which was not approved in advance by resolution of at least two-thirds of the Continuing Directors of the Companies, the Companies shall (i) deposit, or cause to be deposited, in a grantor trust (the "Trust") meeting the requirements of Revenue Procedure 92-64 and having an independent trustee, an amount equal to 2.99 times the Employee's base amount as defined in Subsection 9(f), and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust.

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

         During the 12 consecutive month period following the date on which the Companies make the deposit referred to in the preceding paragraph, the Employee may provide the trustee with a written notice requesting that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to Subsection 9(f) or 9(g). Within 3 business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Companies via overnight and registered mail return receipt requested. On the 10th business day after mailing said notice to the Companies, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Companies provide the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to Subsections 9(f) or 9(g) hereof. The party responsible for the payment of the costs of such arbitration (including any legal fees and expenses incurred by the Employee) shall be determined by the arbitrator. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his or her determination. The parties and the trustee shall be bound by the results of the arbitration, and within 3 business days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Companies, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

         Upon the earlier of (i) any payment from the Trust to the Employee,  or
(ii) the date 12 months after the date on which the Companies make the deposit referred to in the first paragraph of this Subsection 9(i), the trustee of the Trust shall pay to the Companies the entire balance remaining in the Trust. The Employee shall thereafter have no further rights under this Section 9, no further rights in the Trust pursuant to this Agreement, and no further rights or claims against the Companies pursuant to this Agreement.

         10. (a) The suspension of the Employee from office and/or temporary prohibition from participation in the conduct of the affairs of the Companies pursuant to notice served by the appropriate regulatory agency, unless stayed by appropriate proceedings, shall suspend, as of the date of such service, all obligations of the Companies under the terms of this Agreement.

            (b) In the event the charges specified in a notice served as provided in Section 10(a) shall be dismissed, the Companies shall (i) pay the Employee any compensation withheld from the Employee pursuant to the suspension of the Companies' obligations as required in Section 10(a) and (ii) reinstate the obligations suspended as required in Section 10(a).

         11. If the Employee shall become disabled or incapacitated, as determined by the Employee's physician, to the extent that he is unable to perform the duties provided in Section 1, he shall nevertheless continue to receive the following percentages of his compensation, inclusive of any benefits which may be payable to the Employee under the provisions of any disability insurance in effect for the Employee, under Section 2 for the following periods of disability: 100% for the first 6 months, 75% for the next 12 months, and 50% thereafter for the remainder of the initial term, or any renewal thereof, of this Agreement. Upon returning to active full-time employment, the Employee's full compensation as set forth in this Agreement shall be reinstated. In the


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

event that the Employee returns to active employment on other than a full-time basis, then his compensation as set forth in Section 2 may be reduced in proportion to the time spent in said employment. If he is again unable to perform the duties provided in Section 1 due to illness or other incapacity, benefits under this Section 11 shall (a) begin again at 100% for the first 6 months if he has been engaged in active full-time employment for more than 12 months immediately prior to such later absence or inability or (b) resume where benefits left off if he has been engaged in active full-time employment for 12 months or less immediately prior to such later absence or inability.

         Notwithstanding any provision of this Section to the contrary, the Companies may, after 2 years of the Employee's continuing disability (or immediately if notified by the Employee's physician that, in his opinion, the Employee will not be able to return to active service/duty within a two year period), hire or appoint a successor, and if a successor is so hired or appointed, the Employee is not obligated to return, and is entitled to receive:
(a) the balance of the disability compensation for the remainder of the current term, as above set forth; [a][(b) the benefits promised in the Executive Supplemental Retirement Plan upon attaining Normal Retirement Age, as if he had been continuously employed by the Bank until his Normal Retirement Age; (c) the Employee shall be 100% vested in the benefits promised in the Life Insurance Endorsement Method Split Dollar Agreement and, therefore, upon the death of the Employee, the Employee's beneficiary(ies) (designated in accordance with the Agreement) shall receive the death benefit provided therein as if the Employee had died while employed by the Companies (see Subparagraph VI(A) in the Life Insurance Method Split Dollar Agreement); and (d)] [b][(b) the benefits promised in any Executive Supplemental Retirement Plan upon attaining Normal Retirement Age, as if he had been continuously employed by the Bank until his Normal Retirement Age; and (c)] all other benefits to which the Employee is entitled under any other of the Companies' plans or agreements then in effect.

         12. (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Companies which shall acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of the Companies.

            (b) Since the Companies are contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Companies.

         13. In the event a dispute arises over benefits or other provisions under this Agreement (other than a dispute to be resolved under Section 9(i)), then the parties hereto agree to submit the dispute to non-appealable binding arbitration. The Board of arbitrators shall consist of three members, with one member selected by the Employee, one member selected by the Companies, and the third member selected by the first two members. The party responsible for the payment of the costs of such arbitration (including any legal fees and expenses incurred by the Employee) shall be determined by the Board. The Board shall be bound by the rules of the American Arbitration Association in making their determination. The parties hereto agree that they and their heirs, personal


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

representatives,  successors, and assigns shall be bound by the decision of such
Board  with   respect  to  any   controversy   properly   submitted  to  it  for
determination.

         Where a dispute arises as to the Companies' discharge of the Employee for Cause, such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision hereunder.

         14. No amendments or additions to this Agreement shall be valid unless in writing and signed by both parties, except as herein otherwise provided.

         15. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Maryland, except to the extent that Federal law shall be deemed to apply.

         16. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of ____________, 2000.

                                               [a][THE  CENTREVILLE  NATIONAL
                                               BANK OF MARYLAND] [b][THE
                                               TALBOT BANK OF EASTON, MARYLAND]
ATTEST:


--------------------------------------
Secretary                                      _________________________________
                                               Chairman

                                               SHORE BANCSHARES, INC

ATTEST:                                        _________________________________
                                               Chairman

-----------------------------------
Secretary


WITNESS:                                       _________________________________
                                               [a][Daniel T. Cannon]
____________________________________           [b][W. Moorhead Vermilye],
                                               Employee





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                                                                    APPENDIX XIV

                              SUCCESSOR BANCSHARES
                   BOARD AND EXECUTIVE OFFICER ASSIGNMENTS AT
                               THE EFFECTIVE DATE



Designated Directors of Shore Bancshares:

               Name .................   Class   Designated by

               David L. Pyles .......    2001   Talbot Bancshares
               Daniel T. Cannon .....    2001   Shore Bancshares
               Richard C. Granville .    2001   Talbot Bancshares
               David C. Bryan .......    2002   Shore Bancshares
               Ronald N. Fox ........    2002   Talbot Bancshares
               Neil R. LeCompte .....    2002   Shore Bancshares
               Herbert L. Andrew, III    2002   Talbot Bancshares
               Paul M. Bowman .......    2003   Shore Bancshares
               Lloyd L. Beatty, Jr ..    2003   Talbot Bancshares
               B. Vance Carmean, Jr .    2003   Shore Bancshares
               W. Moorhead Vermilye .    2003   Talbot Bancshares


Designated  titles  (director  titles  and  executive  officer  titles) of Shore
Bancshares:

     Name                         Title

     Director Titles:
     To Be Determined             Chairman of the Board

     Executive Officer Titles:
     W. Moorhead Vermilye         President and Chief Executive Officer

     Daniel T. Cannon             Executive Vice President and Chief Operating
                                  Officer

     Susan E. Leaverton           Treasurer

     Carol I. Brownawell          Secretary



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                                                                     APPENDIX XV

             FORM OF TERMINATION AND RELEASE OF EMPLOYMENT AGREEMENT


         THIS TERMINATION AND RELEASE OF EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of July 25, 2000, by and among The Centreville National Bank of Maryland (the "Centreville Bank"), Shore Bancshares, Inc. ("Shore Bancshares"), TALBOT BANCSHARES, INC. ("Talbot Bancshares"), and DANIEL T. CANNON (the "Employee").

         WHEREAS, Talbot Bancshares has agreed to merge with and into Shore Bancshares under a Plan and Agreement to Merge dated as of July 25, 2000 (the "Plan"); and

         WHEREAS, the Employee has been employed as President and Chief Executive Officer of Shore Bancshares and Centreville Bank under an Employment Agreement dated January 1, 1999 (the "Employment Agreement"); and

         WHEREAS, the Employment Agreement provides the Employee with certain rights in respect to his employment, including rights upon a "change in control" of Shore Bancshares and Centreville Bank; and

         WHEREAS, Centreville Bank and Shore Bancshares wish to employ the Employee after the consummation of the transaction contemplated by the Plan (the "Merger") as Executive Vice-President of Shore Bancshares and the President and Chief Executive Officer of Centreville Bank, but only if the Employee agrees to terminate the Employment Agreement, to release all of his rights thereunder, including rights that may arise as a result of the Merger under provisions of the Employment Agreement relating to a "change in control," and to enter into an employment agreement (the "New Employment Agreement") in substantially the form attached hereto as Exhibit A; and

         WHEREAS, the Employee has agreed to enter into this Agreement and, thereby, to terminate the Employment Agreement and release all of his rights thereunder, including rights that may arise upon a change of control, subject to the condition that the Merger occurs and that Centreville Bank and Shore Bancshares execute and deliver to him for signature the New Employment Agreement in substantially the form attached hereto.

         NOW THEREFORE, it is AGREED as follows:

         1. The parties agree that effective upon the Merger, and subject to the condition that at the time of the Merger each of Centreville Bank and Shore Bancshares execute and deliver to the Employee for signature the New Employment Agreement in substantially the form attached hereto as Exhibit A, the Employment Agreement shall terminate and be of no further force or effect, and Centreville Bank, Shore Bancshares and Talbot Bancshares are and shall be released and forever discharged from any and all obligations and liabilities under the Employment Agreement, including but not limited to, any obligations and liabilities relating to any "change in control" (as defined in Section 9(f) of


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

the Employment Agreement) occurring with respect to Centreville Bank and Talbot Bancshares as the result of the Merger.

         2. This Agreement shall be binding upon the Executive, his heirs, successors and assigns, and shall inure to the benefit of and be binding upon any corporate or other successor of Centreville Bank, Shore Bancshares and Talbot Bancshares, which shall acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of Centreville Bank, Shore Bancshares and Talbot Bancshares.

         3. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Maryland, except to the extent that Federal law shall be deemed to apply. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.


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


         IN WITNESS WHEREOF, the parties have executed this Agreement as of July 25, 2000.

ATTEST:                                THE CENTREVILLE NATIONAL BANK OF MARYLAND

-------------------------              -----------------------------------------
Secretary                              Chairman


ATTEST:                                SHORE BANCSHARES, INC

-------------------------              -----------------------------------------
Secretary                              Chairman


ATTEST:                                TALBOT BANCSHARES, INC

-------------------------              -----------------------------------------
Secretary                              Chairman


WITNESS:

-------------------------              -----------------------------------------
                                       Daniel T. Cannon, Employee





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